                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                               CILCORP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
                                      Common Stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                       13,610,680
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      $65 per share
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                      $884,694,200
         -----------------------------------------------------------------------
     (5) Total fee paid:
                                        $176,939
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                  CILCORP INC.
                         300 HAMILTON BLVD., SUITE 300
                                PEORIA, IL 61602

    Dear CILCORP Shareholder:

    We invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of CILCORP Inc., which will be held at 10 a.m. Central Time on May 20, 1999, at CILCO Hall, 300 Liberty Street, Peoria, Illinois.

    At this important meeting, you will be asked to approve an Agreement and Plan of Merger (the "Merger Agreement") among CILCORP Inc., an Illinois corporation, The AES Corporation, a Delaware corporation ("AES"), and Midwest Energy, Inc., an Illinois corporation and a wholly-owned subsidiary of AES which has been specially created for this transaction ("Midwest"). Pursuant to the Merger Agreement, Midwest will be merged with and into CILCORP (the "Merger"), and CILCORP will become a wholly-owned subsidiary of AES.

    As a result of the Merger, you will receive $65 cash for each share of CILCORP common stock you own. This purchase price may be adjusted upwards, up to $68 per share, based upon the timing of certain regulatory approvals. The price of $65 per share represents a premium of nearly 22% over the closing price of $53 7/16 per share of CILCORP common stock on November 20, 1998, the last trading day prior to the announcement of the Merger Agreement.

    Approval by our shareholders and certain regulatory bodies is necessary before we can complete the Merger. We expect that those conditions will be met and the Merger will close by the end of the third quarter of 1999.

    THE ACCOMPANYING PROXY STATEMENT INCLUDES A SUMMARY OF THE TERMS OF THE MERGER AGREEMENT AND CERTAIN RELATED INFORMATION. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY.

    Your Board of Directors has received the opinion of its financial advisor, Salomon Smith Barney Inc., that at the time the Board approved the Merger Agreement and based on the factors and assumptions described in such opinion, the price of $65 per share is fair to the holders of CILCORP common stock from a financial point of view.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, AND HAS DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTERESTS OF CILCORP AND ITS SHAREHOLDERS FOR THE COMPANY TO BE ACQUIRED BY AES PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    It is very important that your shares be represented at the Special Meeting. Approval of the Merger will require the affirmative vote of at least two-thirds of CILCORP's outstanding common stock. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger Agreement.

    If you have any questions concerning the proposed transaction, please call the CILCORP Investor Relations Department, toll free at 1-800-322-3569 (in Illinois) or 1-800-622-5514 (outside Illinois), or, our proxy solicitors, D. F. King & Co., Inc., toll-free at 1-800-697-6974. Please do not send in your stock certificates with your proxy card.

                                      Sincerely,
                                      Robert O. Viets
                                      President & Chief Executive Officer

April 8, 1999

                                  CILCORP INC.
                         300 HAMILTON BLVD., SUITE 300
                                PEORIA, IL 61602

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             To Be Held on May 20, 1999

    Dear CILCORP Shareholder:

    A Special Meeting of Shareholders (the "Special Meeting") of CILCORP Inc. ("CILCORP") will be held on May 20, 1999 at 10:00 AM, Central Time, in CILCO Hall, at 300 Liberty Street, Peoria, IL 61602 for the following purposes:

        1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of November 22, 1998 (the "Merger Agreement"), attached as Annex A to the accompanying Proxy Statement, providing for the merger (the "Merger") of Midwest Energy, Inc. ("Midwest"), a wholly-owned subsidiary of The AES Corporation ("AES") with CILCORP, pursuant to which Midwest will be merged with and into CILCORP and CILCORP, as a result, will become a subsidiary of AES. As a result of the Merger, each outstanding share of CILCORP common stock, no par value, will be converted into the right to receive $65 in cash, all as more fully described in the accompanying Proxy Statement.

        2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on March 29, 1999 will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. It is very important that your shares be represented at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of at least two-thirds of CILCORP's outstanding common stock. Failure to return a properly executed proxy card or to vote at the Special Meeting, will have the same effect as a vote against the Merger Agreement.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, AND HAS DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTERESTS OF CILCORP AND ITS SHAREHOLDERS FOR CILCORP TO BE ACQUIRED BY AES PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

    ALL CILCORP SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A PRE-ADDRESSED ENVELOPE

IS ENCLOSED FOR THAT PURPOSE. IF NO INSTRUCTIONS ARE INDICATED ON YOUR PROXY, YOUR SHARES OF CILCORP COMMON STOCK WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. EXECUTION OF A PROXY WILL NOT IN ANY WAY AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF CILCORP. IN ADDITION, SHAREHOLDERS ATTENDING THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME BEFORE THEY ARE EXERCISED.

    Holders of CILCORP common stock have the right to dissent from the proposed Merger and, upon compliance with the procedural requirements of the Illinois Business Corporation Act, to receive the "fair value" of their shares if the Merger is effected. See "The Merger--Dissenters' Rights" in the Proxy Statement.

                                      By order of the Board of Directors,
                                      John G. Sahn
                                      Vice President, Secretary
                                        and Treasurer

April 8, 1999

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              -----
QUESTIONS AND ANSWERS ABOUT THE MERGER...................................................           1
PROXY STATEMENT SUMMARY..................................................................           5
PER SHARE PRICES, DIVIDENDS AND BOOK VALUE
  OF CILCORP COMMON STOCK................................................................          11
MEETING, VOTING AND PROXIES..............................................................          12
THE COMPANIES............................................................................          14
THE MERGER...............................................................................          15
Background of the Merger.................................................................          15
Reasons for the Merger...................................................................          19
Recommendation of the Board of Directors.................................................          22
Opinion of CILCORP's Financial Advisor...................................................          22
Conflicts of Interest....................................................................          28
Financing of the Merger..................................................................          35
Dissenters' Appraisal Rights.............................................................          35
Certain United States Federal Income Tax Consequences....................................          38
Accounting Treatment.....................................................................          39
REGULATORY MATTERS.......................................................................          39
Antitrust Considerations.................................................................          39
Federal Power Act........................................................................          39
Public Utility Holding Company Act.......................................................          40
Illinois Public Utility Regulation.......................................................          40
Other Regulatory Matters.................................................................          41
THE MERGER AGREEMENT.....................................................................          42
The Merger...............................................................................          42
Representations and Warranties...........................................................          45
Certain Covenants........................................................................          46
Conditions to the Merger.................................................................          53
Termination..............................................................................          55
Termination Fees.........................................................................          56
Amendment and Waiver.....................................................................          57
PRINCIPAL SHAREHOLDERS OF CILCORP........................................................          58
PRE-EXISTING AGREEMENTS BETWEEN CILCORP AND AES..........................................          60
EXPERTS..................................................................................          60
OTHER MATTERS............................................................................          60
ADDITIONAL INFORMATION...................................................................          60
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................          61
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS................................          62
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS................................................          63

                                                                                              PAGE
                                                                                              -----
ANNEXES
Annex A--Agreement and Plan of Merger....................................................         A-1
Annex B--Opinion of Salomon Smith Barney Inc.............................................         B-1
Annex C--Illinois Business Corporation Act--Dissenters' Rights Provisions................         C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY IS CILCORP MERGING WITH AES? WHAT WILL HAPPEN TO CILCORP AFTER THE
    MERGER?

A: CILCORP is merging with AES in order to become part of a larger, more diversified company with significant financial resources and a greater ability to respond to utility industry pressures such as deregulation, new regulatory compliance costs and increasing competition for customers. AES will acquire CILCORP through the Merger and pay CILCORP's common shareholders $65 per share, as described below, for each share of CILCORP common stock. CILCORP will then become a wholly-owned subsidiary of AES. CILCORP's Board of Directors believes that the transaction is in the best interests of its shareholders because it offers a significant premium over both the historical trading price of CILCORP's common stock and other offers which CILCORP has received.

Q:  WHAT WILL I RECEIVE FOR MY CILCORP COMMON STOCK?

A: If the Merger is completed, CILCORP shareholders will receive $65 in cash for each share of CILCORP common stock they hold. This purchase price is subject to upward adjustment, up to $68 per share, based upon the timing of AES's receipt of an order from the Securities and Exchange Commission. The purchase price of $65 per share represents a premium of nearly 22% over the closing price of $53 7/16 per share of CILCORP common stock on November 20, 1998, the last trading day prior to the announcement of the Merger Agreement.

Q: WHO CAN VOTE ON THE MERGER AGREEMENT? WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: All CILCORP common shareholders of record at the close of business on March 29, 1999 are entitled to vote on the Merger Agreement. An affirmative vote of at least two-thirds of the total outstanding shares of CILCORP common stock is required to approve the Merger Agreement.

Q:  WHAT DO I NEED TO DO NOW?

A: You should sign and date your signed proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares can be voted at the Special Meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not vote your shares unless you provide voting instructions. You should contact your broker and ask what form of instructions your broker will need from you.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the Special Meeting and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. Written notices changing or revoking your proxy should be sent to:

              CILCORP Inc.
              300 Hamilton Boulevard
              Suite 300
              Peoria, Illinois 61602

              Attention:  John G. Sahn
                        Vice President, Secretary and Treasurer

Q:  WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

A: If you do not send in your proxy or you abstain from voting, it will have the same effect as a vote against the Merger Agreement.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed you will receive written instructions for exchanging your certificates of CILCORP common stock for the cash payments you are to receive. If your shares of CILCORP common stock are currently in uncertificated form, you do not need to request that certificates be issued. After the Merger is completed, you will receive written information with respect to the cash payments for such uncertificated shares.

Q:  WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: CILCORP expects to continue to pay quarterly dividends of up to $0.615 per share on its common stock at approximately the same times as were paid during the last year, until the closing of the Merger. This may include a pro-rated dividend if the Merger is consummated during a quarter. However, after the closing of the Merger, CILCORP shareholders will be entitled only to the one time cash payment described above.

Q:  WHAT WILL HAPPEN IF CILCORP'S SHAREHOLDERS DO NOT APPROVE THE MERGER
    AGREEMENT?

A: If CILCORP's shareholders do not approve the Merger Agreement, management and the Board of Directors will continue to run CILCORP as before, and may consider other strategic alternatives. If CILCORP enters into any agreement with another party within 12 months after the CILCORP shareholders meeting, CILCORP must pay AES a termination fee of approximately $26,550,000.

Q: WHAT ARE THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE MERGER TO CILCORP SHAREHOLDERS?

A: The receipt of cash in exchange for shares of CILCORP common stock pursuant to the Merger will be taxable to CILCORP shareholders for United States federal income tax purposes, and each shareholder will recognize gain or loss in an amount equal to the difference, if any, between the cash received by the shareholder and the shareholder's adjusted tax basis in his or her shares of CILCORP common stock.

Q:  WHAT REGULATORY ORDERS, APPROVALS AND FILINGS ARE NEEDED?

A: Before the Merger can be completed, CILCORP and AES must, among other things:

        - receive approval from the Federal Energy Regulatory Commission;

        - receive acceptable approvals from the Illinois Commerce Commission;
          and

        - obtain (or waive) an order from the Securities and Exchange Commission exempting AES from registration under the Public Utility Holding Company Act of 1935.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We currently expect to complete the Merger by the end of the third quarter of 1999. This is based on the assumption that shareholder approval is received and that the required regulatory filings and approvals will be made or obtained by the end of the first half of 1999, although there is no assurance that all approvals will be obtained by that time. Once those approvals have been obtained, AES will have 90 days in which to obtain financing for the Merger. The Merger should be completed shortly after AES has completed its financing.

Q:  WHO DO I CONTACT IF I HAVE MORE QUESTIONS?

A:  If you have more questions about the Merger, you should contact:

              D.F. King & Co., Inc.
              77 Water Street
              20(th) Floor
              New York, New York 10005
              Phone: (800) 697-6974
              Fax:   (212) 809-8839

                  or,

              CILCORP
              300 Hamilton Boulevard, Suite 300
              Peoria, Illinois 61602
              Phone: (309) 675-8809
              Fax:   (309) 675-8890

                            PROXY STATEMENT SUMMARY

    This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the documents to which we have referred you. See "Additional Information" on page 60. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

THE COMPANIES (PAGE 14)

    CILCORP AND ITS SUBSIDIARIES. CILCORP is a public utility holding company incorporated in the state of Illinois. Its principal business subsidiary and the primary source of its revenue is Central Illinois Light Company ("CILCO"). CILCO's principal business is the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas, both in central and east-central Illinois.

    AES AND MIDWEST. AES, a Delaware corporation, is a global power company committed to serving the world's needs for electricity in a socially responsible way. AES has grown to include 90 power plants totaling approximately 27,000 megawatts and eight electricity distribution companies serving approximately 13 million people in 13 countries. Midwest, an Illinois corporation, is a wholly-owned subsidiary of AES organized solely for the purpose of effecting the Merger.

THE SPECIAL MEETING (PAGE 12)

    PURPOSE OF SHAREHOLDERS MEETING. At the Special Meeting of Shareholders (the "Special Meeting"), holders of record of CILCORP common stock will be asked to approve the Merger Agreement providing for the Merger.

    DATE, PLACE AND TIME; RECORD DATE. The Special Meeting of CILCORP will be held on May 20, 1999 in CILCO Hall at 300 Liberty Street, Peoria, Illinois at 10:00 AM, Central Time. Holders of record of shares of CILCORP common stock at the close of business on March 29, 1999 will be entitled to vote at the Special Meeting.

    VOTING RIGHTS. At the Special Meeting, CILCORP shareholders will have one vote for each share of CILCORP common stock held of record on March 29, 1999.

    VOTE REQUIRED. Approval of the Merger Agreement requires the affirmative vote of at least two-thirds of the total outstanding shares of CILCORP common stock entitled to vote at the Special Meeting.

WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 42)

    Each share of CILCORP common stock, other than shares held by shareholders exercising dissenters' appraisal rights, will be converted into the right to receive $65 in cash, subject to an upward adjustment, up to $68 per share, based upon the timing of AES's receipt of an order from the Securities and Exchange Commission (the "SEC Exemption Order" discussed under "Regulatory Matters--Public Utility Holding Company Act").

BACKGROUND OF THE MERGER; REASONS FOR THE MERGER (PAGES 15 AND 19)

    For a description of the events leading to the approval of the Merger by CILCORP's Board of Directors and the reasons for the Merger, see "The Merger--Background of the Merger" and "--Reasons for the Merger."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS (PAGE 22)

    CILCORP's Board of Directors has determined that it is advisable and in the best interests of CILCORP and its shareholders for CILCORP to be acquired by AES pursuant to the terms of the Merger Agreement and recommends that CILCORP shareholders vote FOR the approval of the Merger Agreement.

OPINION OF CILCORP'S FINANCIAL ADVISOR (PAGE 22)

    In deciding to approve the Merger, one of the factors the CILCORP Board of Directors considered was an opinion from its financial advisor, Salomon Smith Barney Inc. ("Salomon Smith Barney"), as to the fairness, from a financial point of view, of the Merger consideration to CILCORP shareholders. This opinion is attached as Annex B to this Proxy Statement. We urge you to read this opinion.

CONFLICTS OF INTEREST (PAGE 28)

    In considering the recommendation by CILCORP's Board of Directors that CILCORP shareholders vote in favor of the Merger, CILCORP shareholders should be aware of the effect that the Merger will have on the executive officers and directors of CILCORP and its subsidiary, CILCO. See "The Merger--Conflicts of Interest."

PRINCIPAL SHAREHOLDERS (PAGE 58)

    As of January 1, 1999, directors and executive officers of CILCORP and CILCO and their affiliates beneficially owned an aggregate of 38,659 shares (less than 1%) of the outstanding CILCORP shares. As of January 1, 1999, FMR Corp. beneficially owned an aggregate of 903,100 shares (approximately 6.635%) of the outstanding CILCORP shares.

FINANCING OF THE MERGER (PAGE 35)

    The amount of funds required by AES to effect the Merger is approximately $885 million. AES's obligation to consummate the Merger is conditioned on the availability of funds sufficient to pay the Merger consideration. AES is required to diligently pursue and use commercially reasonable efforts to arrange financing after CILCORP has delivered to AES a certificate confirming that certain conditions to closing have been satisfied, and AES has obtained the SEC Exemption Order.

REGULATORY ORDERS, FILINGS AND APPROVALS (PAGE 39)

    CILCORP and AES must receive the orders or approvals of certain federal and state regulatory agencies before the Merger can be completed. At the federal level, these include the approval of the Federal Energy Regulatory Commission and an order by the Securities and Exchange Commission with respect to AES's status under the Public Utility Holding Company Act of 1935. The Securities and Exchange Commission will not be approving or disapproving the actual terms of the Merger. No assurance can be given that the regulatory orders or approvals required to consummate the Merger will be obtained.

TERMINATION OF THE MERGER AGREEMENT (PAGE 55)

    CILCORP and AES can agree to terminate the Merger Agreement at any time by mutual written consent. In addition, either CILCORP or AES can terminate the Merger Agreement if:

    - any governmental authority has issued or adopted a law, order, rule or regulation which has the effect of prohibiting the Merger;

    - the Merger has not been consummated on or before May 22, 2000 (provided, that if after February 22, 2000 and prior to May 22, 2000, CILCORP has satisfied all of its conditions to the Merger, then neither party can terminate the agreement for 90 days);

    - the shareholders of CILCORP do not approve the Merger Agreement;

    - AES has not satisfied the closing condition regarding financing by the 90(th) day after all other conditions to closing have been satisfied; or

    - the other party has materially breached any representation or warranty, covenant or agreement under the Merger Agreement and has not remedied that breach within 30 days.

    In addition, AES can terminate the Merger Agreement if:

    - the CILCORP Board withdraws or modifies, in any manner adverse to AES, its approval of the Merger Agreement or its recommendation to its shareholders to approve the Merger Agreement;

    - the CILCORP Board fails to reaffirm its approval or recommendation after so requested by AES;

    - the SEC Exemption Order has not been issued by August 22, 1999;

    - the required approvals or actions of the Illinois Commerce Commission have either not been issued or taken by November 22, 1999 or, if issued or taken, AES reasonably believes that the order or action could be expected to have an adverse effect on the ability of AES to obtain financing for the Merger or on AES, CILCORP or any subsidiary of CILCORP; or

    - AES does not reasonably believe at any time on or after July 22, 1999 that the Illinois Commerce Commission approvals or actions will be obtained on satisfactory terms by November 22, 1999.

    CILCORP can terminate the Merger Agreement if:

    - CILCORP's Board of Directors determines in good faith that their fiduciary duties require them to accept an unsolicited third party proposal to acquire CILCORP;

    - after May 22, 2000, if all conditions to the closing have been satisfied other than the issuance of the SEC Exemption Order; or

    - after May 22, 1999, if the Illinois Certification (discussed under "Regulatory Matters") has not been issued and AES has not waived such requirement.

TERMINATION FEES (PAGE 56)

    If the Merger Agreement is terminated under certain of the above circumstances, the Merger Agreement obligates one party to pay certain fees to the other as follows:

    If either party terminates the Merger Agreement because:

    - CILCORP's shareholders have not approved the Merger Agreement, and within 12 months after the shareholders meeting, CILCORP enters into an agreement for an alternate transaction, CILCORP is required to pay AES a fee equal to approximately $26,550,000 (the "Acquisition Termination Fee");

    - there has been a material, uncured breach in the Merger Agreement by the other party, the breaching party must pay the terminating party a termination fee equal to approximately $26,550,000; or

    - AES has not satisfied the closing conditions requiring financing by the 90(th) day after all other conditions to the closing have been satisfied, AES is required to pay CILCORP a termination fee equal to approximately $68,000,000 (the "Financing Termination Fee").

    If AES terminates the Merger Agreement because:

    - CILCORP's Board has withdrawn its approval or recommendation, CILCORP is required to pay AES a termination fee equal to approximately $26,550,000; or

    - AES has not received the SEC Exemption Order by August 22, 1999, AES is required to pay CILCORP a termination fee (a "Regulatory Termination Fee") equal to approximately $13,615,000 together with an additional approximately $75,000 per day for each day beginning on the later of (i) August 23, 1999 or (ii) five days after the Illinois Commerce Commission issues an acceptable order. The total Regulatory Termination Fee cannot exceed approximately $40,850,000.

    If CILCORP terminates the Merger Agreement because:

    - CILCORP's Board has agreed to a superior offer, CILCORP is required to pay AES a termination fee equal to approximately $26,550,000; or

    - AES has not received the SEC Exemption Order by May 22, 2000, AES is required to pay CILCORP the Regulatory Termination Fee specified above.

DISSENTERS' APPRAISAL RIGHTS (PAGE 35)

    CILCORP shareholders are entitled to dissenters' appraisal rights in connection with the Merger. Any CILCORP shareholder electing to exercise dissenters' appraisal rights must deliver to CILCORP before the shareholder vote on the Merger is taken a written demand for payment of the "fair value" of such holder's shares if the Merger is consummated, and must not vote to approve the Merger Agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 38)

    The receipt of cash in exchange for CILCORP common stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for United States federal income tax purposes, a shareholder who receives cash in exchange for CILCORP common stock pursuant to the Merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the CILCORP common stock exchanged therefor.

ACCOUNTING TREATMENT (PAGE 39)

    The Merger will be treated as a "purchase" for accounting purposes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS (PAGE 62)

    CILCORP has made forward-looking statements in this document (and in documents that are incorporated herein by reference) that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of AES, CILCORP and the combined company, the intended financing of the Merger and expectations regarding receipt of regulatory approvals, as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions. You should understand that certain important factors, in addition to those discussed elsewhere in this document and in the documents that are incorporated herein by reference, could cause the course of this proposed transaction to differ materially from that expressed in the forward-looking statements. These factors include the risk that certain regulatory orders or approvals may not be obtained and the risk the AES may not be able to obtain adequate financing.

                        PER SHARE PRICES, DIVIDENDS AND
                       BOOK VALUE OF CILCORP COMMON STOCK

    The CILCORP common stock is traded on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CER." The following table sets forth, for the periods indicated, the high and low sales prices of CILCORP common stock as reported on the NYSE Consolidated Tape, based on published financial sources, dividends declared and book value per share.

                                                                                          BOOK
                                                      HIGH        LOW       DIVIDEND      VALUE
                                                   ----------  ----------  -----------  ---------
1996
First Quarter....................................  $   45.125  $    40.50   $    .615   $   27.41
Second Quarter...................................  $   44.125  $   40.875   $    .615   $   27.06
Third Quarter....................................  $    43.50  $    39.50   $    .615   $   27.46
Fourth Quarter...................................  $   39.625  $    35.50   $    .615   $   27.05

1997
First Quarter....................................  $   39.625  $   35.625   $    .615   $   27.15
Second Quarter...................................  $   41.375  $    37.50   $    .615   $   26.96
Third Quarter....................................  $    43.00  $  38.8125   $    .615   $   27.31
Fourth Quarter...................................  $    49.00  $    40.50   $    .615   $   25.91

1998
First Quarter....................................  $  48.9375  $  44.1875   $    .615   $   25.86
Second Quarter...................................  $    50.00  $  43.3125   $    .615   $   25.19
Third Quarter....................................  $   54.125  $    45.25   $    .615   $   26.24
Fourth Quarter...................................  $  61.5625  $   50.375   $    .615   $   24.65

1999
First Quarter
(through March 23, 1999).........................  $  61.4375  $   56.750   $    .615

    On November 20, 1998, the last full trading day before the public announcement of the execution of the Merger Agreement, the closing price per share on the NYSE Consolidated Tape of CILCORP common stock was $53 7/16.

    On March 23, 1999, the closing price per share on the NYSE Consolidated Tape of CILCORP common stock was $60.6875.

    The market price of the CILCORP common stock is subject to fluctuation. As a result, CILCORP shareholders are urged to obtain current market quotations for CILCORP common stock.

                          MEETING, VOTING AND PROXIES

    PURPOSE OF SHAREHOLDERS MEETING. The purpose of the Special Meeting is to vote upon the proposal to approve the Merger Agreement, pursuant to which CILCORP will become a wholly-owned subsidiary of AES and each holder of shares of CILCORP common stock, other than those holders who have exercised dissenters' appraisal rights, will receive the Merger consideration.

    THE CILCORP BOARD, BY THE UNANIMOUS VOTE OF ALL DIRECTORS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF CILCORP APPROVE THE MERGER AGREEMENT.

    DATE, PLACE AND TIME. The Special Meeting is scheduled to be held on May 20, 1999 in CILCO Hall at 300 Liberty Street, Peoria, Illinois at 10:00 AM, Central Time. The Special Meeting may be adjourned or postponed to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    Only holders of record of shares of CILCORP common stock at the close of business on March 29, 1999 (the "Record Date") will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 13,610,680 shares of CILCORP common stock issued and outstanding and entitled to vote.

    VOTING RIGHTS. Holders of CILCORP common stock will have one vote for each share of CILCORP common stock they own as of the Record Date. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. The shares represented by your proxy will be voted as directed therein if the proxy is duly executed and returned prior to the meeting. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised by written notice to the Secretary of CILCORP received prior to the time of the meeting or orally at the meeting. IF YOU DO NOT DIRECT HOW YOUR SHARES ARE TO BE VOTED AND YOUR PROXY HAS NOT BEEN REVOKED, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

    Shareholders of record participating in CILCORP's Investors Choice Automatic Reinvestment and Stock Purchase Plan will receive one proxy for shares held of record as well as shares held for that person's account under such Plan. Shares in the account of an employee participating in the savings plans of CILCORP's subsidiaries, CILCO or QST Enterprises Inc., will be voted in accordance with the employee's instructions; or, if no instructions are given, pursuant to the trust agreements pertaining to the plans.

    VOTE REQUIRED. The affirmative vote of at least two-thirds of the shares of CILCORP common stock entitled to vote is required to approve the Merger Agreement. Because a two-thirds vote is required, your vote is important. Under applicable Illinois law, in determining whether approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.

    On the Record Date, the directors and executive officers of CILCORP and the executive officers of CILCO, together with their affiliates, beneficially owned as a group approximately 38,659 shares or less than 1% of the outstanding shares of CILCORP common stock.

    SOLICITATION. Proxies are being solicited by and on behalf of the CILCORP Board of Directors. In addition to solicitation by mail, directors, officers and regular employees of CILCORP may solicit proxies either personally, or by telephone, e-mail or fax. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements have also been made with banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the CILCORP common stock held of record by such persons, and, in connection therewith, such firms will be reimbursed for reasonable expenses in forwarding such materials. CILCORP has arranged for D. F. King & Co., Inc., for an estimated fee of approximately $20,000, to assist in the solicitation of proxies. Such solicitation may be made by mail, telephone, e-mail, fax or in person. The expense of the solicitation of proxies is being borne by CILCORP.

                                 THE COMPANIES

CILCORP AND ITS SUBSIDIARIES

    CILCORP is a public utility holding company incorporated in the state of Illinois in 1985. Its principal business subsidiary and the primary source of its revenues is CILCO. CILCORP also has a number of other subsidiaries, held either directly, or indirectly through its other subsidiaries. These include QST Enterprises Inc. ("QST"), QST Environmental Inc., CILCORP Investment Management Inc. ("CIM"), CILCORP Ventures Inc. ("CVI"), CILCO Exploration and Development Company and CILCO Energy Corporation. CILCORP owns 100% of the common stock of all of its subsidiaries.

    CILCO was incorporated under the laws of Illinois in 1913. CILCO's principal business is the generation, transmission, distribution and sale of electric energy in an area of approximately 3,700 square miles in central and east-central Illinois, and the purchase, distribution, transportation and sale of natural gas in an area of approximately 4,500 square miles in central and east-central Illinois. CILCO furnishes electric service to retail customers in 136 Illinois communities (including Peoria, East Peoria, Pekin, Lincoln and Morton). At December 31, 1997, CILCO had approximately 193,000 retail electric customers. CILCO also provides gas service to customers in 128 Illinois communities (including Peoria, East Peoria, Pekin, Lincoln and Springfield). At December 31, 1997, CILCO had approximately 202,000 gas customers.

    QST provides, directly and through its subsidiaries, energy and energy-related services and environmental services to a broad spectrum of retail and wholesale customers.

    CIM manages CILCORP's investment portfolio which includes equity investments in leveraged leases and limited partnership interests in affordable housing portfolios. CVI primarily invests in ventures in energy-related products and services.

AES AND MIDWEST

    AES, a Delaware corporation, is a global power company committed to serving the world's needs for electricity in a socially responsible way. AES has grown to include 90 power plants totaling approximately 27,000 megawatts and 8 electricity distribution companies serving approximately 13 million people in 13 countries. Revenues during 1997 were $1.4 billion and total assets were $8.9 billion. Midwest, which is a wholly-owned subsidiary of AES, is an Illinois corporation organized by AES for the purpose of effecting the Merger. Midwest has no operations and has not engaged in any significant activities other than in connection with the Merger Agreement and the transactions contemplated thereby. The principal executive offices of AES and Midwest are located at 1001 North 19(th) Street, Arlington, Virginia 22209, and their telephone number is
(703) 522-1315.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Beginning in mid-1995, the CILCORP Board of Directors started reviewing the potential consequences of public utility deregulation in Illinois. The Board concluded that the emergence of "customer choice" for public utility services (discussed in more detail under "--Reasons for the Merger") meant that small utility companies would face competition from larger companies with greater resources, that industry consolidation would likely continue, and that even with increased internal growth, CILCORP would most likely be unable to achieve the "critical mass" necessary to help assure its success in a more competitive business environment. CILCORP therefore began reviewing various strategic alternatives, while simultaneously pursuing internal growth strategies. The strategic alternatives CILCORP considered involved either business combinations or a sale of assets. However, after a review of the potential costs and consequences, CILCORP rejected a sale of assets as a viable strategic alternative due to the regulatory, financial and tax complexities and disadvantages associated with such a transaction.

    During 1996, CILCORP viewed QST as a vehicle for potential significant internal growth in the areas of retail and wholesale competitive electricity and natural gas marketing and sales, together with energy-related products and services. In addition to these internal growth initiatives, QST actively pursued several opportunities to acquire natural gas marketing companies. QST was not successful in these efforts.

    At the same time, CILCORP's business strategy in pursuing a strategic business combination involved identifying and then pursuing a merger with another power or utility company of equal or greater size. The list of companies CILCORP considered during 1996 and 1997 numbered more than 25. Most companies considered were domestic public utilities. However, the list of companies considered included some U.S.-based non-utility companies, and a few foreign energy companies. Regulatory restrictions at both the state and federal levels applicable to a business combination greatly influenced CILCORP's direction in this process. Although CILCORP's senior management ultimately held discussions with several utilities and other energy companies, both inside and outside the Midwest region, during this period, none of the discussions advanced beyond the initial stages until late 1997.

    Beginning in early-1997, CILCORP also began talking to financial and legal advisors in connection with pursuing a strategic business combination. In January 1997, CILCORP retained Winthrop, Stimson, Putnam & Roberts as its legal advisors in connection with any prospective transaction. In September 1997, CILCORP retained Salomon Smith Barney for the purpose of helping CILCORP to identify an appropriate combination partner and to help negotiate the terms of a combination.

    Beginning in September 1997, management of CILCORP identified several potential combination partners. Shortly thereafter, CILCORP began to hold more focused discussions with several potential transaction partners, primarily in a sequential fashion and focusing, as its primary strategic goal, on the sale of CILCORP to a larger energy company.

    Over the period of December 1997 to August 1998, CILCORP held preliminary discussions with three separate potential transaction partners. Two of these parties signed confidentiality agreements and underwent preliminary discussions and due diligence procedures, including a detailed review of CILCORP's operations and finances, before making preliminary, non-binding proposals. The first proposal was a purchase price, in cash, of $51.50 per share of CILCORP common stock. The second proposal had a proposed value to shareholders of $52 per share of CILCORP common stock. This second proposal did not specify whether the transaction would be all cash, or a combination of cash and equity. After reviewing each of these proposals, CILCORP's Board of Directors concluded that neither proposal was in the best interests of CILCORP or its shareholders, and therefore ended discussions with each party. The third party also conducted similar due diligence procedures after executing a confidentiality agreement, but thereafter concluded that it had no interest in proceeding with a transaction. No other negotiations were held or proposals received during this period.

    In May 1998, a representative of Lehman Brothers Inc., as financial advisor to AES, contacted Mr. Robert O. Viets, President and Chief Executive Officer of CILCORP to determine whether CILCORP would be interested in engaging in discussions with AES about a possible transaction. On June 5, 1998, Mr. Viets met with Mr. Tom Tribone, Executive Vice President of AES, in Chicago, to discuss the possibility of a transaction.

    As a result of this contact, representatives of AES, including Mr. Tribone and Mr. Henry Aszklar, Project Director of AES, met on June 29, 1998 in New York with Mr. Viets and Mr. William Shay, then Executive Vice President and Chief Legal Officer of CILCORP. Thereafter, Mr. Viets advised Mr. Tribone that he would contact Mr. Tribone after discussing the possibility of a transaction with the CILCORP Board.

    Messrs. Viets and Tribone had several telephone conversations and meetings during the months of July and August, 1998. On July 8, 1998, CILCORP and AES executed a confidentiality agreement. Shortly thereafter, AES, together with its legal advisor, Skadden, Arps, Slate, Meagher & Flom LLP, and its financial advisor began a detailed due diligence review of CILCORP's finances and operations. During this period, other representatives of AES and CILCORP began to exchange financial information and discuss certain preliminary structural and scheduling matters. They also had conversations by telephone during this period to discuss the terms of a potential transaction. The discussions during this time identified issues to be addressed, including structural and operational matters and transaction terms.

    Following discussions with the CILCORP Board held on July 28, 1998, Mr. Viets contacted Mr. Tribone to inform him that CILCORP would be interested in further discussions.

    On July 29, 1998, the CILCORP Board of Directors established a Strategic Development Committee, consisting of Mr. Viets and three independent directors, Messrs. Willard Bunn, III, Homer J. Holland and Murray M. Yeomans, for the purpose of helping to facilitate a possible business combination.

    In August 1998, representatives of AES and CILCORP, including Messrs. Viets and Shay, met in Chicago for the purpose of further discussing the strategic benefits and exploring the terms of a possible transaction.

    On August 31, 1998, the Strategic Development Committee held a meeting with senior management and with CILCORP's financial and legal advisors, to discuss the status of negotiations with AES and issues associated with a possible transaction.

    On September 17, 1998, Mr. Viets, together with Mr. Yeomans, Chairman of the Strategic Development Committee, certain other management representatives from CILCORP and its subsidiaries and CILCORP's financial advisor met with representatives from AES in New York City to make a presentation by CILCORP and its subsidiaries regarding strategic, financial and operating issues of interest to AES.

    On September 24 and 28, 1998, the Strategic Development Committee of the CILCORP Board held meetings to receive reports on the status of CILCORP's discussions with AES and the possibility of other strategic business combinations.

    On September 28, 1998, the CILCORP Board held a special meeting. At this meeting, CILCORP's management reviewed the possibility of other strategic business combinations discussed in the Strategic Development Committee meeting, and reported on the discussions with AES. After discussion with CILCORP's financial and legal advisors, CILCORP's Board of Directors made two decisions. First, it directed the Strategic Development Committee and management to pursue a transaction with AES. Second, the Board instructed management that, in the event that a transaction with AES could not be consummated on terms in the best interests of CILCORP and its shareholders, then it should proceed with a "controlled sale." In such a controlled sale, CILCORP and its advisors would solicit interest simultaneously from a number of different potential purchasers. CILCORP's financial advisors presented the Board, at its September 28 meeting, with a list of potential purchasers for such a controlled sale. Among other factors, the list was chosen based upon previously expressed interest and the perceived ability to consummate a transaction at a price that would be acceptable to CILCORP. No public announcement of such a controlled sale was made and no formal confidential information memorandum was distributed to potential purchasers.

    In October 1998, Mr. Viets and Mr. Tribone verbally agreed to a non-binding term sheet that reflected several major terms and conditions pertaining to the acquisition by AES of 100% of the outstanding common shares of CILCORP.

    The CILCORP Strategic Development Committee also continued to meet with management and CILCORP's outside advisors to review the status of discussions and the development of a definitive agreement with AES. Meetings were held on October 2, 1998, October 5, 1998, October 15, 1998 and October 20, 1998.

    On October 22, 1998, CILCORP received an unsolicited letter from another regional public utility company, indicating that it was interested in exploring the possibility of a transaction with CILCORP "with a value above $63 per share," subject to a "closer look" at CILCORP. After consultation among CILCORP's Board of Directors and financial advisors, CILCORP concluded that a transaction with that public utility company would not be as desirable for CILCORP and its shareholders as a transaction with AES and informed the public utility company that CILCORP was not interested in pursuing strategic discussions. CILCORP's conclusion was based upon a number of factors, including
(i) the offer price was contingent on what would likely be a lengthy due diligence review; (ii) the public utility company in question did not appear to possess the same degree of resources or experience as AES that would be necessary to close such a transaction, and (iii) AES would most likely be able to obtain the necessary regulatory approvals on a faster basis than the public utility company.

    On October 26, 1998, the CILCORP Strategic Development Committee met to discuss the status of negotiations with AES and to consider any other possible strategic business combinations.

    On October 27, 1998, legal advisors to AES circulated a draft form of merger agreement. Commencing in early November 1998 and continuing over a period of approximately three weeks, CILCORP's and AES's legal and financial advisors met and held telephone conference calls to discuss the terms of the proposed merger agreement and issues associated with the transaction. Due diligence procedures by AES, including discussions with representatives of CILCORP, also continued during this period.

    On November 4, 1998 and November 11, 1998, the CILCORP Strategic Development Committee met to discuss the status of the discussions with AES.

    CILCORP's and AES's legal and financial advisors continued to discuss, in person and by telephone, the terms of the draft merger agreement until November 20, 1998 at which time a special meeting of the CILCORP Strategic Development Committee was held to review a draft of the proposed merger agreement. After consultation with its legal and financial advisors the Strategic Development Committee concluded that the terms of the proposed merger agreement were consistent with their mandate from the Board of Directors with respect to a transaction with AES. The Strategic Development Committee therefore approved the form of the proposed merger agreement for presentation before the CILCORP Board of Directors.

    At a special meeting of the CILCORP Board of Directors held on November 22, 1998, the Board reviewed the draft of the proposed merger agreement, which had been approved by the Strategic Development Committee. At that meeting, Salomon Smith Barney delivered an oral opinion to the effect that, as of such date and based upon and subject to certain matters, the consideration to be received from AES was fair to CILCORP's shareholders from a financial point of view. See "--Opinion of CILCORP's Financial Advisor." Legal advisors to CILCORP reviewed the terms of the Merger Agreement and discussed the differences between the final merger agreement and the definitive term sheet received in October 1998. After receiving these reports and those of CILCORP's management, and after having considered the other strategic growth options, including other possible combinations, the CILCORP Board determined that the proposed transaction with AES was advisable and in the best interests of CILCORP and its shareholders. The CILCORP Board then approved the Merger Agreement and the transactions contemplated thereby. Thereafter, following further negotiations, Messrs. Viets and Tribone executed the final form of the Merger Agreement in Peoria, Illinois.

REASONS FOR THE MERGER

    BACKGROUND. CILCORP is merging with AES in order to become part of a larger and more diversified company that will allow CILCORP to respond to new pressures and remain competitive. CILCORP's Board of Directors believes that the Merger represents the best strategic alternative currently available and is in the best interests of the CILCORP shareholders, customers and employees. Without the Merger, or an equally attractive alternative, the CILCORP Board of Directors believes that CILCORP's size and limited resources will inhibit its ability to compete in a deregulated utility industry and will eventually cause an unacceptable erosion of shareholder value.

    As discussed above under "--Background of the Merger," prior to agreeing to the Merger with AES, CILCORP's Board of Directors examined a variety of other strategic alternatives. It began to examine these alternatives in response to the growing pressures on the long-term prospects of CILCORP from both regulatory change and competitors. These pressures include Illinois' utility deregulation initiative, potential loss of customer load and increased, and in some cases unanticipated, costs of operation and regulatory compliance.

    Pursuant to the Electric Service Customer Choice and Rate Relief Law of 1997, which became effective in Illinois in December 1997, beginning in October 1999, industrial and commercial customers will be able to choose their own retail electric power providers. Residential customers will have the same choice sometime thereafter, ultimately leading to open choice for all Illinois electricity customers by mid-year 2002. This deregulation will result in direct competition for customers and will almost certainly create demand for a broader range of services at highly competitive prices.

    CILCORP is also facing increasing cost and pricing pressures associated with a number of factors, including expiration of certain large customer contracts, Clean Air Act compliance and Year 2000 compliance. As a result of new clean air compliance requirements, CILCORP estimated that costs associated with reducing its nitrogen oxides ("NOx") emissions could be as high as $59 million over the next 5 years and that the costs associated with Year 2000 compliance for the 4(th) quarter of 1998 and the year 1999 could be as high as $22 million.

    REASONS FOR CHOOSING AES. As also discussed above under "--Background of the Merger," as a result of these factors, prior to reaching agreement with AES, CILCORP's Board of Directors approved the initiation of a controlled sale of the company to select purchasers. However, after evaluating AES's offer, CILCORP's Board concluded that that the terms of the Merger Agreement were not only in the best interest of CILCORP's shareholders, customers and employees, but were also likely as good as or better than the terms of other offers which might be made for CILCORP in such a controlled sale. CILCORP's Board also believed that due to the pending changes in Illinois law which would allow individual and wholesale customers to change their electricity suppliers, that it would be in CILCORP's interest to be able to announce a transaction and thereby settle its position relative to this market earlier than would be possible with a controlled sale. The Board's conclusion was based upon a number of factors, including the opinion of Salomon Smith Barney, the overall price and premium offered, the relative speed with which the transaction could be consummated, and the reputation and resources offered by AES, particularly with respect to their ability to finance and close transactions on a timely basis. The Board's analysis, in reaching this conclusion, is described in more detail below:

    - AES's purchase price represents a significant premium.

    The purchase price of $65 per share represents a premium of nearly 22% over the closing price of CILCORP common stock on the last trading day prior to the announcement of the Merger Agreement, and a ratio of purchase price to book value of nearly 2.5:1. This purchase price is also substantially higher than CILCORP's historical trading price and other offers which CILCORP received from other potential purchasers during the 12 months preceding the announcement of the Merger Agreement.

    - AES may be able to complete the transaction faster than other purchasers.

    As an entity which is not subject to traditional utility regulation, AES may be able to complete the Merger with fewer regulatory obstacles than most of the other potential strategic partners considered by CILCORP. Further, AES should be able to complete the regulatory review process faster than other parties since it is not a "public-utility" in the state of Illinois or in the United States.

    - AES has significant resources and a strong reputation.

    Before deciding to merge with AES, CILCORP looked closely at AES's business reputation, corporate culture and its past successes in completing other transactions. CILCORP believes that AES has significant resources at its disposal and an excellent reputation for the quality and efficiency of its services throughout the world. AES also brings superior and varied management experience to the transaction. In addition, AES is well known in the power industry for successfully bringing its transactions to closure without undue delay or complication.

    - The Merger with AES will give CILCORP access to additional resources.

    CILCORP's merger with AES should give CILCORP access to a corporate parent with an excellent business and management reputation, a broader financial base and a capital structure nearly eight times larger than CILCORP alone. CILCORP believes that as a result of these factors, the transaction will enable CILCORP to develop, grow and compete in ways not currently possible.

    - The Merger with AES will enhance CILCORP's services and will benefit customers and employees. Without the Merger, CILCORP's ability to compete will be severely limited and could eventually cause the loss of shareholder value.

    In the coming era of utility deregulation and customer choice, individual customers and entire communities will shortly be demanding a broader range of services at reduced prices. Further, customer choice will mean that quality of service will become a major factor in retaining existing customers and gaining new ones. CILCORP believes that by adding AES's worldwide experience, management skills and business systems and resources to its own local utility expertise, it will be able to offer its individual customers and its communities better and broader services at competitive prices, something it could not do in the absence of the Merger. CILCORP also believes that the Merger will provide its current employees with new and significant opportunities for career advancement and development. CILCORP believes that these options would not be possible in most of the other strategic alternatives considered by the CILCORP Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    BASED ON THE FOREGOING AND OTHER CONSIDERATIONS, THE BOARD OF DIRECTORS HAS DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTERESTS OF CILCORP AND ITS SHAREHOLDERS FOR THE COMPANY TO BE ACQUIRED BY AES PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT CILCORP SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF CILCORP'S FINANCIAL ADVISOR

    At the meeting of the CILCORP Board of Directors held on November 22, 1998, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, that, as of such date, the Merger consideration was fair, from a financial point of view, to holders of CILCORP common stock. No limitations were imposed by the CILCORP Board of Directors upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALOMON SMITH BARNEY. HOLDERS OF CILCORP COMMON STOCK ARE URGED TO READ THE SALOMON SMITH BARNEY OPINION IN ITS ENTIRETY. THE SUMMARY OF THE SALOMON SMITH BARNEY OPINION AS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE.

    In connection with rendering its opinion, Salomon Smith Barney reviewed, among other things, certain publicly available information concerning CILCORP and certain other financial information concerning CILCORP, including financial forecasts, that were provided to Salomon Smith Barney by CILCORP. Salomon Smith Barney discussed the past and current business operations, financial condition and prospects of CILCORP with certain officers and employees of CILCORP. Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

    In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information reviewed by it for the purpose of the opinion and Salomon Smith Barney did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of CILCORP, Salomon Smith Barney was advised by the management of CILCORP that such forecasts had been reasonably prepared on bases reflecting its best currently available estimates and judgments, and Salomon Smith Barney expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon Smith Barney did not assume any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of CILCORP.

    Salomon Smith Barney's opinion is necessarily based upon conditions as they existed and could be evaluated on the date thereof and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after such date. Salomon Smith Barney's opinion is directed only to the fairness, from a financial point of view, of the Merger consideration to be received by the holders of CILCORP common stock and does not address CILCORP's underlying business decision to effect the Merger, and does not constitute a recommendation concerning how holders of CILCORP common stock should vote with respect to the Merger Agreement or the Merger.

    In connection with rendering its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the CILCORP Board of Directors on November 22, 1998. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion are summarized below.

    DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of CILCORP to estimate a range of values for the CILCORP common stock. The discounted cash flow analysis for CILCORP was based upon certain financial forecasts for each of (i) CILCORP's utility subsidiary, CILCO and (ii) CILCORP's environmental business subsidiary which is comprised of QST Environmental Inc., for the years ended 1998 through 2002, prepared by the management of CILCORP. As a substitute for the cash flows generated beyond the forecasted period (year end 2002), Salomon Smith Barney calculated a terminal year value for CILCORP by applying (i) a range of multiples of common stock price to earnings per share ("P/E") of 14.5x to 16.0x to terminal year net income for CILCORP's utility segment, and then added to those values the outstanding debt and preferred stock balances (net of cash) as of the end of the terminal year and (ii) a range of firm value to earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples of 4.0x to 6.0x to terminal year EBITDA for CILCORP's environmental segment. The unlevered free cash flow amounts for the years ended 1998 to 2002, plus the terminal values, were then discounted back to the present using a range of discount rates of 6.80% to 7.40% for CILCORP's utility segment and 9.75% to 11.75% for CILCORP's environmental segment, based upon an analysis of the weighted average cost of capital for CILCORP's utility segment and CILCORP's environmental segment, respectively. This analysis, which included an analysis of CILCORP's unregulated activities but did not consider any benefits to be derived from the Merger, indicated an implied equity value range per share of CILCORP common stock of $50.25 to $57.50.

    PUBLIC MARKET VALUATION ANALYSIS. Salomon Smith Barney arrived at a range of values for CILCORP common stock by reviewing and analyzing certain financial information of other publicly traded companies that Salomon Smith Barney determined to be comparable to the two business segments of CILCORP. The companies that Salomon Smith Barney determined to be comparable to CILCORP's utilities segment included Alliant Energy, Central Hudson G&E, Cleco, Empire District, IPALCO, Madison Gas & Electric, Otter Tail Power and SIGCORP, and the companies that Salomon Smith Barney determined to be comparable to CILCORP's environmental segment included Dames & Moore, Inc., EMCON, Roy F. Weston, Inc., Tetra Tech, Inc., URS Corporation, and Harding Lawson Associates Group.

    Using publicly available information, including the current book value per share, historical EBITDA, and net income for the projected 1998 and 1999 periods, Salomon Smith Barney reviewed, among other things, the price to book value per share multiples, firm value to EBITDA multiples and P/E multiples for the for the latest 12-month period ended as of September 30, 1998 ("LTM") and projected 1998 and 1999 periods for the companies determined to be comparable to CILCORP's utilities segment. This analysis resulted in a range of price to book value per share multiples for the LTM of 1.43x to 3.54x, a range of firm value to EBITDA multiples for the LTM of 6.6x to 9.1x and a range of P/E multiples for the LTM, projected 1998 and projected 1999 periods of 13.7x to 22.0x, 13.6x to 17.8x and 13.6x to 16.9x, respectively.

    Salomon Smith Barney valued CILCORP's utility segment and CILCORP's environmental segment individually based upon the range of multiples for the companies determined to be comparable to CILCORP's utilities segment and CILCORP's environmental segment. These two individual values were then added to the value of CILCORP's unregulated activities based on financial information provided by CILCORP'S management to derive an implied equity value per share of CILCORP common stock of $49.50 to $57.75. Salomon Smith Barney then applied a range of observed control premiums from the same selected merger transactions described below to this $49.50 to $57.75 range derived in the public market valuation analysis to derive an implied equity value per share of CILCORP common stock of $61.75 to $75.00.

    PRIVATE MARKET VALUATION ANALYSIS. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected merger and acquisition transactions involving utility companies announced since 1995. The transactions used as precedents in this analysis included CalEnergy's acquisition of MidAmerican Energy, Consolidated Edison's acquisition of Orange and Rockland, WPS' Resources acquisition of Upper Peninsula Energy, LG&E Energy's acquisition of KU Energy, Enron's acquisition of Portland General, Allegheny Energy's acquisition of DQE, Wisconsin Energy's acquisition of ESELCO, Western Resources' acquisition of Kansas City P&L, Brooklyn Union Gas' acquisition of Long Island Lighting, WPL's acquisition of IES Industries and Interstate Power and Union Electric's acquisition of CIPSCO. Salomon Smith Barney reviewed, among other things, the price to book value per share multiples, firm value to EBITDA multiples for the LTM and P/E multiples for the LTM and projected 1 and 2 year forward periods for such precedent transactions. This analysis resulted in a range of book value per share multiples of 1.22x to 3.39x, a range of firm value to EBITDA multiples for the LTM of 6.8x to 11.2x and a range of P/E multiples for the LTM, and projected 1 and 2 year forward periods of 11.8x to 24.5x, 10.1x to 19.1x, and 9.7x to 18.1x, respectively. Salomon Smith Barney valued CILCORP's utility segment individually based upon the range of multiples for the companies determined to be comparable to CILCORP'S utility segment and derived an implied equity value per share of CILCORP common stock of $53.25 to $65.25. Salomon Smith Barney also valued CILCORP as if it were entirely an electric utility or combination electric and gas utility based upon the range of multiples for the companies determined to be comparable to CILCORP's utility subsidiary and using this methodology derived a range of implied equity value per share of CILCORP common stock of $50.75 to $61.50.

VALUATION OF OTHER UNREGULATED ACTIVITIES:

    Included in the above referenced valuation methodologies is a fixed range of values for the other unregulated activities of CILCORP which were determined as follows:

    NET PRESENT VALUE OF THE LEVERAGED LEASES. Salomon Smith Barney valued the leveraged leases contained in CIM's portfolio by discounting the expected after-tax cash flows of the eight lease portfolio investments at an assumed discount rate based on the observed cost of equity for publicly traded lease-portfolio companies in the range of 7.5% to 9.5%. All the cash flows, including the assumed residual values, were discounted back to December 1, 1998. The residual values of the leveraged leases were assumed to be equal to the independent appraisals provided by CILCORP. This valuation methodology indicated a valuation range of $95 million to $105 million.

    VALUATION OF THE MCLEODUSA OPTIONS. As part of the sale of QST Communications by QST Enterprises to McLeodUSA Telecommunications, Inc. ("McLeodUSA"), QST Enterprises received call options (the "Options") on McLeodUSA's stock. The Options may be put back to McLeodUSA at any time after vesting and before five years and one month (the "Put").

    To value these Options, Salomon Smith Barney assumed: (i) 245,536 Options granted at a strike price of $37.25, (ii) a Put price of $22.40 (which is the equivalent of $5,500,000/245,536), (iii) a risk free rate of 5.1% and the nonpayment of dividends by McLeodUSA, and (iv) a price of $33.75 (the price at November 22, 1998) for the McLeodUSA stock with volatilities around 50%. Salomon Smith Barney, further assumed: (i) a discount of 30%, since the Options are not tradable securities and therefore worth less than its theoretical value and (ii) to account for the situation in which McLeodUSA's inability to pay the premium occurs simultaneously with the exercising of the Options, an arbitrary stock price drop of 50% from the price at November 22, 1998 was chosen to represent financial difficulty. A higher interest rate was used to discount the value of the Options when the stock was below that level. The interest rate used was intended to reflect McLeodUSA's current credit spread of 6.0%.

    Under these assumptions, Salomon Smith Barney estimated that the Options were worth $5,750,000 at the date of grant and worth $5,300,000 at November 22, 1998.

    VALUATION OF ENERGY. CILCORP's management assumed the cost to discontinue the operations of QST Enterprise's energy segment to be between $5 million and $10 million.

    The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the CILCORP Board of Directors. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion. In addition, no company used in the public market valuation analysis summarized above is identical to CILCORP or any of its business segments and no transaction used in the private market valuation analysis summarized above is identical to the Merger. In addition, Salomon Smith Barney may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Salomon Smith Barney's view of the actual value of CILCORP. Accordingly, an analysis of the data described above necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of CILCORP or any of its business segments and other facts that could affect the public trading value or the acquisition value of the companies to which it is being compared.

    In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of CILCORP. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the Merger consideration to holders of CILCORP common stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, the opinion of Salomon Smith Barney and Salomon Smith Barney's presentation to the CILCORP Board of Directors were among the many factors taken into consideration by the CILCORP Board of Directors in making its determination to approve the Merger.

    Pursuant to an engagement letter dated September 10, 1997, CILCORP agreed to pay to Salomon Smith Barney: (i) a fee of $50,000 payable on execution of such engagement letter; (ii) a monthly fee of $6,000 (after the first six months following the execution of such engagement letter) during the term of Salomon Smith Barney's engagement; and (iii) a fee equal to approximately 0.425% of the aggregate consideration (as defined in the engagement letter), payable one-quarter upon announcement of the transaction, one-quarter upon shareholder approval, and the remainder at the closing thereof. The fee described in clause
(iii) above is payable net of any fees previously paid under clauses (i) and
(ii). CILCORP also agreed, subject to certain limitations, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, and agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, relating to or arising out of its engagement.

    Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of CILCORP and AES for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates have rendered certain investment banking and financial advisory services to CILCORP and AES for which Salomon Smith Barney received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc.) may have other business relationships with CILCORP or AES. The CILCORP Board of Directors retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the Merger.

CONFLICTS OF INTEREST

    In considering the recommendations of the CILCORP Board of Directors with respect to the Merger, shareholders should be aware of the effects that the Merger will have on certain executive officers and on members of the Boards of Directors of CILCORP and CILCO. These effects are described below and could be said to create conflicts of interest (I.E., interests that are different from, or in addition to, the interest of shareholders generally) in as much as shareholders generally do not participate in the plans and agreements which are described.

    CILCORP BOARD OF DIRECTORS. No member of the CILCORP Board of Directors has been, or is expected to be, designated to serve as a director of AES or CILCORP following the Merger. As of the effective date of the Merger, each director of CILCORP will have resigned as a director and will receive no further compensation. Each such director will receive (i) any meeting fee previously earned but not yet paid, and (ii) the retainer fee pro rated to the date of termination. In addition, directors who had participated in any of CILCORP's deferred compensation plans, discussed in detail below, will receive payments of such deferred compensation subject to the terms and conditions of each respective plan.

    DEFERRED COMPENSATION STOCK PLANS OF CILCORP AND CILCO. The deferred compensation stock plan of CILCO and the deferred compensation stock plan of CILCORP (collectively, the "Plans") have been available to the directors of CILCORP and CILCO, respectively, to provide them with the opportunity to defer the receipt of retainer fees and meeting fees. The following directors and executive officers of CILCORP and CILCO participate in the Plans:(1) Drs. Alexis and Brazil, Messrs. Bunn III, Holland, Peacock, Viets and Yeomans and Ms. Smith.

    Under the Plans, which contain identical terms, the deferred fees are converted into units (the "Units") of CILCORP common stock based upon the market price of such stock on the trading date next following the date payment would have been made to the director. Additional amounts are credited to each director's account in an amount equal to CILCORP common stock dividends paid and are treated as automatically reinvested in CILCORP common stock. The number of Units held by each participant is set forth in the table of beneficial ownership, see --"Security Ownership of Management." Any

------------------------

(1) Richard N. Ullman, a director of CILCORP who died on December 26, 1998, was a participant in the Plans.

member of the Board of Directors of CILCORP or CILCO whose directorship with such board is terminated in connection with the Merger will receive a distribution of his or her account balance. According to the Plans, the distribution will be paid in either a lump sum or installments. It is anticipated that, following the Merger, both Plans will be terminated.

    OFFICER EMPLOYMENT AGREEMENTS. Messrs. Viets and Sahn have each entered into an employment agreement with CILCORP and Messrs. Shay, Elliott and Vergon have each entered into an employment agreement with CILCO (collectively, the "Employment Agreements"). Each Employment Agreement with CILCORP may be assigned to and assumed by CILCO prior to the Merger.

    Each Employment Agreement with Messrs. Viets, Shay, Elliott and Vergon will expire on April 28, 2001, and the Employment Agreement with Mr. Sahn will expire on April 28, 2000. Each Employment Agreement provides for (i) the payment of annual base salary in the current amount of $440,000 to Mr. Viets; $220,000 to Mr. Shay; $245,000 to Mr. Elliott; $210,000 to Mr. Vergon; and $151,000 to Mr. Sahn; and (ii) benefits consisting of insurance and the opportunity to participate in certain retirement plans and deferred compensation, incentive compensation and other compensation plans.

    Under each Employment Agreement, severance payments will be paid to Messrs. Viets, Shay, Elliott, Vergon and Sahn (each, an "Officer") in the event such Officer's employment is terminated: (i) without "Cause," as defined below, by either CILCORP or CILCO (CILCORP or CILCO, the "Employer"), or (ii) by the Officer within 30 days following (x) a reduction in the Officer's base salary or a material and substantial reduction in benefits or (y) a relocation of the Officer's principal place of employment to a different city without the Officer's consent.

    The Employment Agreements define "Cause" as (i) the Officer's willful and material breach of the Employment Agreement, other than a breach resulting from disability, provided the Employer delivers a written demand to the Officer to cure such breach, and a thirty-day period, in which the breach is not cured, has passed, or (ii) the Officer's willful engaging in illegal conduct or gross misconduct that, in either case, injures the Employer. The Employment Agreements further provide that no action or omission shall be considered "willful," unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief by the Officer that his action or omission was in the best interests of the Employer. Any action or omission shall be presumed to be in good faith and in the best interests of the Employer. A determination of "Cause" shall be made, generally, by the required vote of no less than two-thirds of the Board of Directors.

    Each Employment Agreement with Messrs. Viets, Shay, Elliott and Vergon provides for severance payments consisting of (i) the continuation of the Officer's base salary at the rate in effect at the time of termination plus benefits (or the cash equivalent of such benefits) for a three-year period, and (ii) a lump sum payment equal to the sum of (x) the Officer's award bank balance of the EVA-Based Incentive Compensation Plan (the "EVA Plan"),(1) and (y) the Officer's three most recent annual incentive awards determined under the EVA Plan or a similar compensation plan. The Employment Agreement with Mr. Sahn provides for severance payments consisting of (i) the continuation of Mr. Sahn's base salary plus benefits (or the cash equivalent of such benefits) for a two-year period, and (ii) a lump sum payment equal to the sum of Mr. Sahn's award bank balance of the EVA Plan and his two most recent annual incentive awards determined under the EVA Plan or a similar compensation plan. Based on current compensation levels, the aggregate severance that may be paid pursuant to the Employment Agreements to Messrs. Viets, Shay, Vergon, Elliott and Sahn are $1,697,422, $908,600, $884,508, $908,643 and $351,676, respectively. According to the Employment Agreements, the payment of such severance is conditioned upon certain damage mitigation, confidentiality, non-disclosure and non-competition provisions.

    The Employment Agreements further provide that to the extent that an Officer receiving any payment would be subject to any excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), such Officer will be entitled to receive an additional payment in an amount equal to the amount required to make him whole for any such excise tax.

    MANAGEMENT CONTINUITY AGREEMENTS. CILCORP has entered into a Management Continuity Agreement (the "Continuity Agreements") with the following ten officers (the "Subsidiary Officers"): Messrs. Bowden, Bowling, Carter, Cisel, Germeroth, Gilson, Romanowski and Sprowls, Ms. Jensen and Ms. Lockenvitz.

    Each Continuity Agreement provides for the payment of severance to the Subsidiary Officer whose employment is terminated within two years following a "Change of Control" of CILCORP as a result of either (i) the termination of the employment of the Subsidiary Officer by CILCORP other than for "Cause," as defined below, death, disability (as defined in the Continuity Agreement) or retirement, or (ii) the voluntary termination of the Subsidiary Officer with "Good Reason," as defined below. The Merger will constitute a "Change in Control" for purposes of the Continuity Agreements.

    Each Continuity Agreement defines "Cause" as (i) the Subsidiary Officer's willful and continued failure to perform substantially his or her duties as determined by the CEO, provided the CEO delivers a written demand for substantial performance to the Subsidiary Officer, or (ii) the Subsidiary Officer's willful engaging in illegal conduct or

------------------------

(1) Effective October 1, 1998, the CILCORP Board of Directors terminated the EVA Plan for all participants, and award balances with respect to the EVA Plan were distributed.

gross misconduct that the CEO believes is materially and demonstrably injurious to CILCORP. Each Continuity Agreement further provides that no action or omission shall be considered "willful," unless it is done, or omitted to be done, by the Subsidiary Officer in bad faith or without reasonable belief by the Subsidiary Officer that his or her action or omission was in the best interests of CILCORP. The termination of a Subsidiary Officer's employment shall occur, generally, upon the required vote of no less than three-quarters of the CILCORP Board of Directors.

    Under the Continuity Agreements "Good Reason" is defined as the Subsidiary Officer's voluntary termination of employment upon any of the following: (i) a reduction of the Subsidiary Officer's annual compensation or a material reduction in his or her benefits; (ii) the requirement that the Subsidiary Officer engage in business travel to a substantially greater extent than was required immediately prior to the Change in Control; or (iii) a relocation of such Subsidiary Officer's principal place of employment to a new location that is more than 75 miles from his or her place of employment prior to the Change in Control.

    Each Continuity Agreement provides for severance payments consisting of (i) an amount equal to (x) two times the Subsidiary Officer's annual base salary plus bonus at 100% target, if his or her employment terminates within 12 months following the Change in Control, or (y) the Subsidiary Officer's annual base salary plus bonus at 100% target, if his or her employment terminates more than 12 months but fewer than 24 months following the Change in Control; (ii) an amount equal to 18 times the monthly premium charged to a terminated Subsidiary Officer who selects health insurance continuation coverage; and (iii) certain years of service and compensation credits that the Subsidiary Officer would have accrued under any retirement benefit or compensation plan maintained by CILCORP but for such termination. Based on current compensation levels, the amount of severance that could be paid to each Subsidiary Officer under the Continuity Agreements, assuming a termination of employment within 12 months following a Change in Control, is estimated to range from: (i) $282,000 to $347,000 for each of Messrs. Bowling, Cisel, Germeroth, Gilson and Ms. Lockenvitz; and (ii) $382,000 to $491,000 for each of Messrs. Bowden, Carter, Romanowski and Sprowls and Ms. Jensen. At the election of the Subsidiary Officer, any such severance payment shall be made in either a lump sum or 18 equal monthly installments.

    The Continuity Agreements further provide that to the extent that a Subsidiary Officer receiving any payment would be subject to any excise tax imposed by section 4999 of the Code, such Subsidiary Officer will be entitled to receive an additional payment in an amount equal to the amount required to make such Subsidiary Officer whole for any such excise tax.

    CILCORP SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN (THE "INCENTIVE PLAN"). The purposes of the Incentive Plan are to promote growth in the value of CILCORP common stock, attract and retain executives of outstanding ability, encourage teamwork among the executives, and reward performance based on the successful achievement of pre-established corporate financial goals. The Incentive Plan authorizes a committee appointed by the CILCORP Board of Directors (the "Committee") to: (i) select employees of CILCORP or its affiliates who make or influence policy decisions; (ii) grant performance shares to the participants; and (iii) establish the performance periods and the threshold price above which such performance shares may be exercised. Performance shares are exercisable by participants at such times as the market price of CILCORP common stock exceeds the threshold price. The number of performance shares granted determines the number of shares of CILCORP common stock that may be awarded. Any exercise of performance shares that would result in an award in excess of the number of shares of CILCORP common stock available under the Incentive Plan is paid as a separate cash bonus based on the market price of the excess shares. Under the Incentive Plan, a participant's right to any unpaid performance share award will be forfeited upon such participant's termination of employment for any reason other than retirement, death or disability (as defined in the Incentive Plan).

    Pursuant to the 1997 Award Agreements (the "Award Agreements"), the following performance share grants were made to Messrs. Viets, Elliott, Shay and
Vergon: 190,000, 42,000, 59,000 and 59,000, respectively. Under the Award Agreements, generally, the performance shares are exercisable at such time as the market price of CILCORP common stock exceeds the threshold price of $36.00 per share. The Merger Agreement provides: (i) prior to the Merger, the Incentive Plan will be amended (the "Amendment") to provide that subject to the consummation of the Merger, all performance shares granted under the Incentive Plan that have not been exercised as of the date of the Amendment will be cancelled as of the closing date and (ii) effective as of the Merger, CILCORP will pay to each participant holding such cancelled performance shares an amount equal to the number of performance shares held multiplied by the excess of $65.00 per share over $36.00, which, assuming that none of the performance shares has been exercised as of the date of the Amendment, would result in the following payments to Messrs. Viets, Elliott, Shay and Vergon: $5,510,000, $1,218,000, $1,711,000 and $1,711,000, respectively, less the amount of all applicable federal, state and local withholding taxes. Each payment will extinguish all rights of each participant to receive shares of CILCORP common stock under the Incentive Plan at or after the Merger and is equal to the amount that each participant would realize if he were to exercise his performance shares.

    CILCO EXECUTIVE DEFERRAL PLAN ("EDP I"). EDP I is an unsecured, non-qualified plan whose benefits are paid in cash solely from the general assets of CILCO.(1) Under EDP I, participants are selected by a committee designated by the CILCO Board of Directors (the "Committee") and may include, among other employees, any member of the Board of Directors of CILCORP or CILCO. Each participant in EDP I may defer a portion, or in certain cases all, of such participant's base salary and bonus or board fees, as applicable. The following directors and executive officers of CILCO and CILCORP are participants in EDP I:
(2) Drs. Alexis and Brazil, Messrs. Bowling, Bunn III, Cisel, Gilson, Holland, Peacock, Romanowski, Sahn, Shay, Sprowls, Vergon, Viets and Yeomans, Ms. Lockenvitz and Ms. Smith. The account balances of each of the participants are as follows: 4 account balances are less than $100,000; 4 account balances range between $100,000 to $200,000; 3 account balances range between $200,000 and $300,000; 3 account balances range between $300,000 and $400,000; and 3 account balances range between $400,000 and $950,000

    A participant whose employment is terminated without "Cause," as defined below, within two years following a "Change in Control" of CILCORP (which includes all outside Directors because no such Director will remain a director following the Merger) may elect to receive a distribution of his or her EDP I account balance (the "Account Benefits") in a lump sum or installments paid out over a period not to exceed 240 months consisting of: (i) all compensation deferred; (ii) interest credited at Moody's Seasoned Corporate Bond Rate; and
(iii) a "secondary account balance" consisting of an additional 5% interest credited in excess of Moody's. The Merger will constitute a Change in Control under EDP I. Absent a Change in Control, (i) the secondary account balance vests in part after 7 years of plan participation and vests fully after 10 years of plan participation; the other components of a participant's Account Benefits are always fully vested, and (ii) the installment distribution option is available to only those participants who have reached age 55 and have met the plan participation requirements. At the effective time of the Merger, it is expected that eight of the officers and directors listed in the preceding paragraph will be under age 55.

    EDP I defines "Cause" as (i) the participant's willful and continued failure to substantially perform his or her employment duties other than a failure resulting from a disability (as defined within EDP I), provided a written demand for substantial performance is delivered to such participant, or (ii) the participant's willful engaging in illegal

------------------------

(1) Section 7.14 of the Merger Agreement provides that prior to the Merger, CILCORP will establish a rabbi trust that will be used to fund EDP I and will transfer all the assets intended to fund EDP I to such rabbi trust.

(2) Mr. Ullman was a participant in EDP I. Upon his death, his account balance of $226,006 was paid to his estate.

conduct or gross misconduct that is materially and demonstrably injurious to CILCO or any of its affiliates. EDP I further provides that no action or omission shall be considered "willful," unless it is done, or omitted to be done, by the participant in bad faith or without reasonable belief by the participant that his or her action or omission was in the best interests of CILCO or any of its affiliates. Any action or omission shall be presumed to be in good faith and in the best interests of CILCO or any of its affiliates.

    CILCO EXECUTIVE DEFERRAL PLAN II ("EDP II"). EDP II is also an unsecured, non-qualified plan whose benefits are paid in cash solely from the general assets of CILCO. Participants are selected by a committee designated by the Board of Directors of CILCO and may include, among other employees, any member of the Board of Directors of CILCORP or CILCO. Like EDP I, EDP II provides that each participant may elect to defer a portion, or all, of his or her compensation or board fees, as applicable.

    EDP II provides that a participant whose employment is terminated for any reason other than retirement, disability (as each term is defined in EDP II) or death shall receive a distribution of his or her deferral account in a lump sum. Any participant whose employment is terminated, without "Cause," within two years following a "Change in Control" of CILCORP may elect to receive a distribution of his or her deferral account in a lump sum or installments. The definitions of "Cause" and "Change in Control" in EDP II, respectively, are identical to the definitions of such terms in EDP I. EDP II, however, does not provide for any enhanced interest payments and, accordingly, does not provide for a secondary account balance vesting schedule. Of the directors and officers of CILCORP and CILCO, only the following participate in this plan: Messrs. Bowling, Peacock and Shay, Ms. Lockenvitz and Ms. Smith. Their account balances range from $29,000 to $147,000.

    THE MERGER WILL RESULT IN A "CHANGE IN CONTROL" AS SUCH TERM IS DEFINED IN EACH OF THE PLANS DESCRIBED ABOVE.

    INDEMNIFICATION AND INSURANCE. Pursuant to the Merger Agreement, CILCORP (or AES if CILCORP is merged into AES) will indemnify each person who was at or prior to the date of the Merger Agreement, an officer or director of CILCORP or any of its subsidiaries, against certain losses and claims. Similarly, CILCORP (or AES if CILCORP is merged into AES) will continue to maintain directors' and officers' liability insurance coverage for a period of 6 years. For a more detailed description of these benefits under the Merger Agreement, see "The Merger Agreement--Certain Covenants--Indemnification and Insurance."

FINANCING OF THE MERGER

    The amount of funds required by AES to effect the Merger is approximately $885 million, assuming 13,610,680 shares of CILCORP's common stock are outstanding subject to an upward adjustment in the amount to be paid per share of CILCORP common stock under the circumstances described under "The Merger Agreement--The Merger; Merger Consideration." Under the terms of the Merger Agreement, the obligation of AES to consummate the Merger is conditioned on the availability to AES of funds sufficient to pay the Merger consideration. AES is required to diligently pursue and use commercially reasonable efforts to arrange financing after CILCORP delivers to AES a certificate signed by an executive officer of CILCORP confirming that certain conditions to the closing have been satisfied, and AES has obtained the SEC Exemption Order. If all other conditions to the closing of the Merger have been satisfied, but AES is not able to obtain the necessary funds to consummate the Merger, AES is required to pay CILCORP a termination fee of approximately $68,000,000.

    AES may fund the Merger consideration with a combination of (i) non-recourse borrowings and (ii) general corporate funds available to AES from capital reserves, working capital and other sources available to AES. If the proceeds from the sources described above are insufficient to pay the Merger consideration, AES is obligated to use commercially reasonable efforts to sell AES common stock to fund the difference. However, AES is not required to arrange financing, obtain funds or sell AES common stock under certain extraordinary market conditions, including (i) a suspension of trading on national securities exchanges, (ii) a banking moratorium, (iii) a limitation on the extension of credit by banks, or (iv) a significant disruption or material adverse change in the capital markets for securities by companies having financial characteristics similar to AES or making it impracticable for such a company to finance a transaction of the size and nature of the Merger on commercially reasonable financing terms.

DISSENTERS' APPRAISAL RIGHTS

    Any CILCORP shareholder who does not vote in favor of the Merger Agreement and who gives written demand, prior to the shareholders meeting, for payment for his or her shares if the Merger is consummated, may demand dissenters' appraisal rights pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act (the "IBCA") ("Dissenting Shareholder"). Copies of these sections are attached as Annex C hereto.

    Dissenting Shareholders may elect to receive payment in cash in an amount equal to the estimated "fair value" of their shares of CILCORP common stock, which will be the value of the shares immediately before the consummation of the Merger excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. Pursuant to the Merger Agreement, CILCORP may not voluntarily make any payment with respect to any demands for dissenters' appraisal rights or, without the prior written consent of AES, offer to settle or settle any such demands. The following is a summary of the procedural steps that must be taken to ensure that a Dissenting Shareholder's appraisal rights are recognized. All references to actions to be taken by CILCORP after the Certificate of Merger is issued by the Secretary of State of the State of Illinois (the "Effective Time" of the Merger) should be deemed to refer to AES in the event that CILCORP is merged into AES substantially contemporaneously with Midwest's merger into CILCORP.

    A CILCORP SHAREHOLDER DESIRING TO PERFECT HIS OR HER DISSENTING RIGHTS AND PAYMENT FOR HIS OR HER SHARES PURSUANT TO SECTIONS 11.65 AND 11.70 OF THE IBCA MUST MAIL OR DELIVER TO CILCORP (ATTENTION: JOHN G. SAHN, VICE PRESIDENT, SECRETARY AND TREASURER, CILCORP, 300 HAMILTON BOULEVARD, SUITE 300, PEORIA, ILLINOIS 61602), A WRITTEN DEMAND FOR PAYMENT OF HIS OR HER SHARES BEFORE THE VOTE ON THE MERGER AGREEMENT IS TAKEN, AND SUCH SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT. THE DELIVERY OF A PROXY WITH INSTRUCTIONS TO VOTE THE SHARES REPRESENTED THEREBY AGAINST APPROVAL OF THE MERGER AGREEMENT WILL NOT, BY ITSELF, SATISFY THE REQUIREMENT OF A WRITTEN DEMAND.

    Only a holder of record is entitled to request dissenters' appraisal rights and payment for the shares registered in his or her name. A record owner of shares may assert dissenters' appraisal rights as to fewer than all of the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies CILCORP in writing of the name and address of each person on whose behalf the record owner asserts dissenters' appraisal rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares held by such holder of record are recorded in the names of different CILCORP shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' appraisal rights as to shares held on such person's behalf only if the beneficial owner submits to CILCORP the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' appraisal rights.

    A demand must reasonably inform CILCORP of (i) the identity of the holder of record of the CILCORP common stock covered by the demand, and (ii) that such holder of record demands payment for such shares. The demand should be executed by or for the CILCORP shareholder of record, fully and correctly, as such shareholder's name appears on the CILCORP common stock certificates (or, if uncertificated, on CILCORP's register).

    A CILCORP shareholder who makes written demand for payment retains all other rights of a shareholder until those rights are cancelled or modified at the Effective Time by the consummation of the Merger. Within ten days after the Effective Time, CILCORP shall send each Dissenting Shareholder who has delivered a written demand for payment, (i) a statement setting forth the opinion of CILCORP as to the estimated fair value of the shares of CILCORP common stock,
(ii) CILCORP's 1998 financial statements, (iii) CILCORP's latest available interim financial statements, and (iv) a commitment to pay for the shares of the Dissenting Shareholder the estimated fair value thereof upon transmittal to CILCORP of the CILCORP common stock certificates or other evidence of ownership with respect to such shares.

    Upon consummation of the Merger, and given demand for payment by a Dissenting Shareholder, CILCORP shall, upon receipt of the CILCORP common stock certificates, or other evidence of ownership with respect to such shares, pay the amount CILCORP estimates to be the fair value of the shares, plus accrued interest, if any. An explanation of how the interest was calculated will be provided by CILCORP to the Dissenting Shareholder at the time that CILCORP pays the amount it estimates to be the fair value of the shares.

    If the Dissenting Shareholder does not agree with the opinion of CILCORP as to the estimated fair value of the shares, or the amount of interest due, he or she shall, within thirty days from the delivery of CILCORP's statement of value, notify CILCORP in writing of such Dissenting Shareholder's determination of the estimated fair value and interest due relating to the shares, and demand payment of the difference.

    If within sixty days after delivery of such written notification by a Dissenting Shareholder, CILCORP and the Dissenting Shareholder are unable to agree as to the value of the shares, CILCORP shall either pay the difference in value demanded by the Dissenting Shareholder, with interest, or file a petition in the Circuit Court of Peoria County, Illinois requesting a determination of the fair value of the shares and the interest due. All Dissenting Shareholders who have perfected their dissenters' appraisal rights and who have not settled with CILCORP will be made parties to this proceeding. The cost of the proceedings may be assessed against one or more parties to the proceedings as the court may consider equitable. Failure of CILCORP to commence an action shall not limit or affect the right of the Dissenting Shareholder to otherwise commence an action as permitted by law.

    The foregoing is only a summary of the provisions of the IBCA and is qualified in its entirety by reference to the text of Sections 11.65 and 11.70 of the IBCA which are set forth in Annex C hereto and incorporated by reference herein. ANY SHAREHOLDER OF CILCORP WHO DESIRES TO EXERCISE HIS OR HER DISSENTERS' APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW ANNEX C AND CONSULT A LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain United States federal income tax consequences to holders of CILCORP common stock, of the receipt of cash in exchange for CILCORP common stock pursuant to the Merger. The discussion is for general information only and is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The tax consequences to each holder of CILCORP common stock will depend in part upon such holder's particular situation. Special tax consequences not described herein may be applicable to certain holders of CILCORP common stock subject to special tax treatment (including, but not limited to, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, persons who hold such shares as a hedge against currency risk or a constructive sale or conversion transaction, persons who are not citizens or residents of the United States and persons who acquired their shares through the exercise of an employee stock option or otherwise as compensation). ALL HOLDERS OF CILCORP COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

    The receipt of cash in exchange for CILCORP common stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

    In general, for United States federal income tax purposes, a shareholder who receives cash in exchange for CILCORP common stock pursuant to the Merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the CILCORP common stock exchanged therefor. Gain or loss will be determined separately for each block of CILCORP common stock (i.e., CILCORP common stock acquired at the same price in a single transaction) exchanged pursuant to the Merger. Such gain or loss will be capital gain or loss if the CILCORP common stock is a capital asset in the hands of the shareholder at the time of the exchange and will be long-term capital gain or loss if such CILCORP common stock has been held by the shareholder for more than 12 months. The net capital gain recognized by a shareholder that is an individual upon a disposition of property that, at the time of the Merger, has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of property that has been held for 12 months or less, will generally be subject to tax at ordinary income tax rates.

ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

REGULATORY MATTERS

ANTITRUST CONSIDERATIONS

    The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. On February 5, 1999, AES and CILCORP provided their respective premerger notification filings pursuant to the HSR Act. On February 22, 1999, the FTC informed CILCORP and AES that their request for early termination of the HSR waiting period had been granted. The early termination of the HSR Act waiting period does not preclude the Antitrust Division, the FTC, state antitrust enforcement agencies or private plaintiffs from challenging the Merger on antitrust grounds. CILCORP and AES believe that the Merger will not violate antitrust laws. If the Merger is not consummated within 12 months after this early termination of the HSR Act waiting period, CILCORP and AES will be required to submit a new HSR filing to the Antitrust Division and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the Merger can be consummated.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the Federal Energy Regulatory Commission (the "FERC"). The approval of the FERC is required in order to consummate the Merger. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the Merger to be "consistent with the public interest." On February 19, 1999, CILCORP and AES filed a joint application with the FERC requesting that it approve the Merger under Section 203 of the Federal Power Act. To date, approval has not been obtained from the FERC.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    Neither CILCORP nor AES is statutorily required to obtain any order from the Securities and Exchange Commission (the "SEC") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA") with respect to the Merger. However, AES is voluntarily seeking an order from the SEC under PUHCA Section 3(a)(5) (the "SEC Exemption Order"), granting it an exemption from the provisions of PUHCA (other than Section 9(a)(2) thereof) so that AES will not be subject to regulation as a registered holding company under PUHCA. The SEC will not, however, approve or disapprove the terms of the Merger.

    Under the applicable standards of PUHCA Section 3(a)(5), unless the SEC finds an exemption to be detrimental to the interests of the public, investors or consumers, the SEC shall exempt a holding company and its subsidiaries from provisions of PUHCA (other than Section 9(a)(2) thereof) if the SEC determines that the holding company is not and derives no material part of its income, directly or indirectly, from one or more subsidiary companies the principal business of which within the United States is that of a "public-utility company" (as defined in Section 2(a)(5) of PUHCA). The Section 3(a)(5) exemption traditionally has been available to a holding company system with significant foreign operations, and whose U.S. utility operations do not account for a material part of the holding company's income on a relative basis and are small in size on an absolute basis. On March 5, 1999, AES filed an application with the SEC for an order exempting AES from the provisions of PUHCA (other than Section 9(a)(2) thereof) pursuant to Section 3(a)(5) of PUHCA. The SEC's determination will be based, in part, on the specific facts of the Merger, including the characteristics of CILCORP and AES. No assurance can be given that the SEC will grant AES's application.

    Obtaining the SEC Exemption Order is a condition to closing. Although AES has the right to waive such condition, it is unlikely to do so unless it can obtain a satisfactory alternative exemption to the provisions of PUHCA.

ILLINOIS PUBLIC UTILITY REGULATION

    Under Illinois law, CILCO, as an electric utility, is required to file notice with respect to the Merger with the Illinois Commerce Commission (the "ICC"). The notice must be accompanied by certain information relating to the Merger. Formal approval by the ICC of the Merger is not required for electric utilities. However, because CILCO also provides gas utility service, the ICC has taken the position that CILCO must obtain ICC approval of the transactions with respect to CILCO's gas operations. Accordingly, CILCO has filed with the ICC the notice and information required from electric utilities, and has filed a petition with the ICC requesting approval of the proposed transactions with respect to CILCO's gas operations. The petition was approved by the ICC on March 10, 1999. As required by the Merger Agreement, CILCORP has also obtained a certification from the ICC pursuant to Section 33(a) of PUHCA (the "Illinois Certification") relating to its exemption from PUHCA for investments in foreign utility companies. CILCORP believes that both the ICC approval and the certification satisfy the condition to AES's performance under the Merger Agreement but has not yet received confirmation of this from AES. See "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER."

    CILCORP will also shortly seek a certification

OTHER REGULATORY MATTERS

    CILCORP and AES do not believe that any other material regulatory approvals are required or will otherwise be sought in connection with the Merger.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER.

THE MERGER

    THE MERGER. The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of CILCORP and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite statutory approvals therefor, Midwest will be merged with and into CILCORP, with CILCORP surviving the Merger (the "Surviving Corporation"), and the separate existence of Midwest will cease. Articles of Merger will be filed with the office of the Secretary of State of the State of Illinois, and the Merger will then become effective on the date the Certificate of Merger is issued by such office. The CILCORP shareholders will receive the Aggregate Merger Consideration (as defined below under "Merger Consideration") and AES, as the holder of the common stock of Midwest, will become the sole shareholder of CILCORP after the Effective Time. The Merger Agreement also provides that AES may merge CILCORP with and into AES following the Merger (the "Second Merger") which, for purposes of the Merger Agreement, if it occurs, will be deemed to occur immediately after the Merger.

    MERGER CONSIDERATION. At the Effective Time, each issued and outstanding share of CILCORP common stock and each associated purchase right ("CILCORP Rights") under the Rights Agreement, dated as of October 29, 1996, between Continental Stock Transfer and Trust Company and CILCORP (the "CILCORP Rights Agreement") (other than any shares of CILCORP common stock (i) owned by CILCORP, by any subsidiary of CILCORP, by AES or by any subsidiary of AES, all of which will be cancelled without consideration and will cease to exist or (ii) held by a CILCORP Dissenter (as defined below)) will be converted into the right to receive $65.00 subject to adjustment (as described below), in cash, without interest (the "Per Share Amount"), upon surrender of the certificate which immediately prior to the Effective Time represented such share of CILCORP common stock (the "Certificate"). The Per Share Amount will be increased to $66.00 in the event that the SEC Exemption Order is issued after August 22, 1999 and provided that CILCORP has delivered to AES an officer's certificate attesting to the satisfaction or waiver of certain conditions to closing, on the later of August 23, 1999 or the day after CILCORP delivers such officer's certificate to AES (the "First Adjustment Period"). If the officer's certificate is delivered after August 22, 1999 but prior to the SEC

Exemption Order being issued, then, following the First Adjustment Period, the Per Share Amount shall be increased from $66.00 by $0.00546448 per day for each day until the SEC Exemption Order is issued up to a maximum Per Share Amount of $68.00. In no event, however, shall the Per Share Amount be increased for any period after which AES has irrevocably waived the condition that the SEC Exemption Order be issued. Throughout this summary, the term "Aggregate Consideration Amount" shall mean an amount equal to the product of (x) the Per Share Amount (as adjusted) and (y) the number of shares of CILCORP common stock outstanding on the closing date.

    The Merger Agreement further provides that any shares of CILCORP common stock which are issued and outstanding immediately prior to the Effective Time and held by a CILCORP shareholder who has not voted in favor of the Merger and who complies with all the provisions of the Illinois Act concerning the right of holders of shares of capital stock to dissent from the Merger and require appraisal of their shares (such shareholder, a "CILCORP Dissenter") will not be converted into or represent the right to receive the Merger consideration as described above but instead will be converted, at the Effective Time, into the right to receive any consideration that may be determined to be due to the CILCORP Dissenter pursuant to the Illinois Act. Shares of CILCORP common stock outstanding immediately before the Effective Time and held by a CILCORP Dissenter who, after the Effective Time, fails to establish his entitlement to appraisal rights as provided in the Illinois Act or withdraws or forfeits his right to appraisal, in either case pursuant to the Illinois Act, will be deemed to be converted as of the Effective Time into the right to receive the Merger consideration, without interest. Pursuant to the Merger Agreement, CILCORP may not voluntarily make any payment with respect to any demands for appraisal or, without the prior written consent of AES, offer to settle or settle any such demands.

    PROCEDURE FOR PAYMENT. At the Effective Time, each Certificate, other than Certificates representing shares which will not be converted as described above, will represent only the right to receive the Per Share Amount for each share of CILCORP common stock represented by such Certificate. Each holder of a Certificate will cease to have any voting or other rights with respect thereto, except the right to receive upon the surrender of such Certificate the cash consideration payable pursuant to the Merger Agreement, without interest. The holder of such an unexchanged Certificate will not be entitled to receive dividends or other distributions payable by CILCORP with a record date prior to the Effective Time which may have been declared by CILCORP until the Certificate is surrendered, at which time such holder shall be entitled to receive all dividends or other distributions accrued and unpaid from the Effective Time until the time of such surrender.

    Prior to the Effective Time, CILCORP will designate a bank or trust company to act as agent (the "Paying Agent") in the Merger. At the Effective Time, AES will deposit with the Paying Agent sufficient funds to pay the Aggregate Merger Consideration to the holders of CILCORP common stock. As soon as practicable after the Effective Time, the Paying Agent will mail to each record holder of Certificates a letter of transmittal and instructions for use in effecting the surrender of such Certificates for the cash consideration to be paid in exchange for such shares, which instructions will provide that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of such Certificates to the Paying Agent. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and other required documents, the holder of such Certificate will receive in exchange cash in an amount equal to the product of the Per Share Amount multiplied by the number of shares of CILCORP common stock represented by such Certificate, subject to any withholding taxes. All Certificates so surrendered will promptly be cancelled and cease to exist.

    SHAREHOLDERS OF CILCORP SHOULD NOT SEND IN THEIR CILCORP COMMON STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

    The stock transfer books of CILCORP with respect to the CILCORP common stock will be closed at the Effective Time of the Merger and CILCORP's shareholders of record as of that date will be the shareholders entitled to receive cash in exchange for their CILCORP shares. If payment of the Merger consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and be accompanied by evidence satisfactory to the Paying Agent that all taxes required by reason of such payment in a name other than the registered holder either have been paid or are not payable.

    FAILURE TO EXCHANGE. Any cash which remains undistributed to the former shareholders of CILCORP for six months after the Effective Time will be delivered by the Paying Agent to AES, and AES shall thereafter act as the Paying Agent.

    NO LIABILITY. Notwithstanding anything to the contrary contained in the Merger Agreement, none of CILCORP, AES, Midwest or the Paying Agent will be liable to any holder of shares of CILCORP common stock for any Merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of the Paying Agent and AES, as applicable, will be entitled to deduct and withhold from the Merger consideration otherwise payable to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

    TREATMENT OF CILCORP INCENTIVE PLAN OPTIONS. The Merger Agreement provides that two business days prior to the closing date, the Incentive Plan will be amended, subject to the consummation of the Merger, to provide that (i) all performance shares (the "Performance Shares") that have been granted under the Incentive Plan and that have not been exercised prior to the date of the Amendment will be cancelled as of the closing date and (ii) at the closing, CILCORP will pay to each holder of Performance Shares a cash payment equal to the number of Performance Shares held immediately prior to the Amendment multiplied by the excess of the Per Share Amount over $36.00, less the amount of all applicable federal, state and local withholding taxes in connection with such payment. By virtue of the foregoing treatment, all Performance Shares shall cease to exist and all rights of such participants under the Incentive Plan to receive either CILCORP common stock or shares of common stock of AES at or after the Effective Time will be extinguished.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains representations and warranties from each of the parties thereto. CILCORP has made representations and warranties regarding, among other things, (i) its organization and qualification, the organization and qualification of its subsidiaries and similar corporate matters; (ii) its subsidiaries and certain equity investments; (iii) its capitalization and the capitalization of CILCO; (iv) the indebtedness of CILCORP and its subsidiaries;
(v) the authorization, execution, delivery, performance and enforceability of the Merger Agreement, the transactions contemplated thereby and the Second Merger and related matters; (vi) compliance with organizational documents, agreements and applicable laws; (vii) required third party and governmental approvals; (viii) reports and financial statements filed with governmental authorities and the accuracy of information contained therein; (ix) the absence of material adverse changes and undisclosed liabilities; (x) litigation; (xi) the accuracy of information supplied by CILCORP for use in this Proxy Statement;
(xii) tax matters; (xiii) labor and employee matters; (xiv) environmental matters; (xv) the utility regulatory status of CILCORP and its subsidiaries;
(xvi) the CILCORP shareholder vote required to approve the Merger Agreement and the transactions contemplated thereby; (xvii) insurance; (xviii) the opinion of CILCORP's financial advisor; (xix) brokerage, finder's or other fees or commissions payable in connection with the transaction; (xx) the inapplicability of certain state anti-takeover statutes; (xxi) the amendment of the CILCORP Rights Agreement to prevent the Merger, the other transactions contemplated by the Merger Agreement and the Second Merger from constituting triggering events;
(xxii) Year 2000 compliance; (xxiii) title to real property and other material assets; (xxiv) intellectual property; (xxv) transactions with affiliates; (xxvi) discontinued businesses; (xxvii) its captive insurance business; (xxviii) contractual obligations; and (xxix) disclosures made by CILCORP.

    AES has made representations and warranties regarding, among other things:
(i) its organization and qualification, the organization and qualification of Midwest and similar corporate matters; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iii) compliance with organizational documents, agreements and applicable laws; (iv) required third party and governmental approvals; (v) reports and financial statements filed with governmental authorities and the accuracy of information contained therein; (vi) the accuracy of information supplied by AES for use in this Proxy Statement; (vii) AES's ability to obtain funds to pay the Aggregate Consideration Amount; (viii) the utility regulatory status of AES and its respective subsidiaries; and (ix) AES's ability to obtain regulatory approval of the Merger.

CERTAIN COVENANTS

    CONDUCT OF CILCORP BUSINESS. Pursuant to the Merger Agreement, CILCORP has agreed that, until the Effective Time or earlier termination of the Merger Agreement, CILCORP will, and will cause its subsidiaries to, carry on their businesses in the ordinary course substantially as previously conducted, and CILCORP will not, and will not permit its subsidiaries to (unless otherwise permitted under or contemplated by the Merger Agreement or consented to by AES):

    (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than dividends to CILCORP or its wholly-owned subsidiaries; dividends required to be paid on any series of CILCO preferred or preference stock, in accordance with the respective terms thereof; regular quarterly dividends of $.615 on CILCORP common stock with respect to the fiscal quarters ending prior to the Effective Time; and a special dividend on CILCORP common stock of up to $.615 prorated based on the number of days in the quarter in which the Effective Date occurs;

    (b) split, combine or reclassify any of their capital stock or issue shares of their respective capital stock, or redeem, repurchase or otherwise acquire any shares of their capital stock, unless required by the terms of any series of CILCO preferred or preference stock;

    (c) issue, pledge, dispose of or otherwise encumber capital stock, rights, warrants, options or convertible or exchangeable securities other than issuances by a wholly-owned subsidiary of its capital stock to its direct or indirect parent and issuances of shares of CILCORP common stock pursuant to the exercise of CILCORP stock options outstanding on the date of the Merger Agreement;

    (d) amend or propose to amend their organizational documents;

    (e) except as specifically disclosed to AES, (i) acquire, or publicly propose to acquire, an equity interest in or a substantial portion of, the assets of any business or corporation, (ii) otherwise acquire or agree to acquire a material amount of assets, other than fuel used for the production of electricity, limestone used for its SO(2) scrubber or natural gas for send-out or storage or (iii) alter the corporate structure or ownership of CILCORP or any of its subsidiaries, other than the transfer of ownership of QST Environmental Inc. from an indirect subsidiary of CILCORP to CILCORP;

    (f) except as specifically disclosed to AES, sell or dispose of any of their respective assets other than (i) dispositions in the ordinary course of business consistent with past practice at fair market value of less than $2 million per transaction (not to exceed $10 million in the aggregate),
        (ii) dispositions not in the ordinary course of business at fair market value of less than $50,000 per transaction (not to exceed $1 million in the aggregate), (iii) the stock or assets of QST Environmental Inc. and/or its subsidiaries for a cash purchase price of at least $25 million if the sale provides for the release of CILCORP and its subsidiaries from all liabilities arising out of the operations of QST Environmental Inc. and imposes no liability on AES or (iv) certain enumerated assets if the purchase price is less than $2 million individually (not to exceed $5 million in the aggregate) and if the price exceeds the asset's book value;

    (g) rescind any material election relating to taxes, settle any material claim or controversy relating to taxes except as specifically disclosed to AES, materially alter CILCORP's methods of reporting income or deductions for federal income taxes, except as specifically disclosed to AES or unless required by law, or make any changes in CILCORP's method of accounting for taxes as reflected on its Form 10-Q, dated as of November 10, 1998, except as specifically disclosed to AES;

    (h) make capital expenditures during any six-month fiscal period in excess of 110% of the amount budgeted for such six-month fiscal period, except for unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events, extreme weather and unscheduled unit outages;

    (i) incur or guarantee any indebtedness other than short-term indebtedness in the ordinary course of business consistent with past practice, provided that CILCORP and its subsidiaries, taken together, do not have outstanding at any time more than $428 million in the aggregate of indebtedness, guarantees and keep-well obligations;

    (j) except as may be required by applicable law or as specifically disclosed to AES, enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan of CILCORP or its subsidiaries or increase the compensation of any director, officer or employee of CILCORP or any of its subsidiaries except pursuant to a binding legal commitment existing on the date of the Merger Agreement specifically disclosed to AES;

    (k) engage in any activities which would cause a change in CILCORP's, or its subsidiaries', status under PUHCA, or that would impair the ability of CILCORP or AES or any AES subsidiary to claim any exemption under PUHCA or that would subject AES or any AES subsidiary to regulation under PUHCA, other than under Section 9(a)(2) or as an exempt holding company under PUHCA, following the Merger;

    (l) make any changes in their accounting methods, except as required by law, rule, regulation or generally accepted accounting principles applied on a consistent basis;

    (m) enter into any agreement or arrangement with any of their respective affiliates, other than agreements or arrangements in the ordinary course of business, negotiated on an arms-length basis, no less favorable to CILCORP or its subsidiary than would have been obtained from an unaffiliated third party, and with prior written notice to AES;

    (n) except in the ordinary course of business consistent with past practice, enter into new contracts, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any of CILCORP's or its subsidiaries' material contracts, provided that the term of any new contract or any contract modification, amendment or renewal does not exceed 12 months, or waive, release or assign any material rights or claims therein;

    (o) enter into, modify, amend or renew any contract outside the ordinary course of business or on a basis not consistent with past practice if the dollar value of such new contract, or existing contract as so amended, modified or renewed, is or would be in excess of $2 million (not to exceed $20 million in the aggregate) or have an initial term (or a renewal or extension term) of greater than 12 months;

    (p) pay, settle or satisfy any claims, liabilities or obligations material to CILCORP and its subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice or in accordance with the terms of such obligation, if such obligation was either disclosed in filings with the SEC prior to the date of the Merger Agreement or incurred in the ordinary course of business;

    (q) make any increase in staffing levels over those in effect on the date of the Merger Agreement, except as specifically disclosed to AES;

    (r) take any action that would jeopardize the status of CILCORP's tax-exempt bonds;

    (s) enter into any new line of business or make any change in their current lines of business, except as specifically disclosed to AES;

    (t) amend the CILCORP Rights Agreement or redeem the CILCORP Rights thereunder; or

    (u) buy or sell any energy futures or forward contracts or energy transportation futures or forward contracts, or options on the foregoing, other than for purposes of hedging contracts to buy or sell physical energy or energy transportation, or, in transacting business outside of the native load service territory of CILCO, enter into any energy-related sales or purchase contracts that would create an unhedged position of more than $100,000 for any single contract, or $1 million on a cumulative basis.

    In addition, CILCORP has agreed that it will, and will cause its subsidiaries to: maintain insurance with financially responsible insurance companies in such amounts and against such risks and losses as are customary for a similar utility company, except for certain rights to self-insure; maintain in effect all existing governmental permits which are material to its operations; and pursue the sale of QST Environmental Inc. on commercially favorable terms.

    NO SOLICITATION. The Merger Agreement requires that CILCORP cease any existing discussions or negotiations with respect to any Acquisition Proposal (as defined below). In addition, the Merger Agreement prohibits CILCORP from directly or indirectly initiating, soliciting, encouraging or taking any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal, or engaging in negotiations with, or providing any nonpublic information to, any third party relating to an Acquisition Proposal. Notwithstanding the foregoing prohibition, CILCORP may, prior to receipt of the approval of the Merger by CILCORP's shareholders, (i) in response to an unsolicited Acquisition Proposal, furnish information with respect to CILCORP and its subsidiaries and participate in discussions or negotiations with the person making such proposal if (a) the CILCORP Board reasonably believes, in good faith after consultation with its financial advisors, that such proposal (if to acquire 50% or more of the outstanding CILCORP common stock or all or substantially all of the assets of CILCORP) may be more favorable to CILCORP's shareholders than the Merger (a "Superior Proposal"), (b) the CILCORP Board determines, in good faith after consultation with its financial advisors and outside counsel, that failure to take such actions could reasonably be expected to be a breach of its fiduciary duties to CILCORP's shareholders under applicable law and (c) prior to furnishing nonpublic information or entering into negotiations, CILCORP promptly notifies AES of the identity of the third party and of the material terms of the Superior Proposal and that it is furnishing information or entering into negotiations with the third party; (ii) comply with Rule 14e-2 promulgated under the Securities and Exchange Act of 1934 with respect to a tender offer or exchange offer; and/or (iii) terminate the Merger Agreement and, in connection therewith, withdraw or modify its recommendation of the Merger and the Merger Agreement and/or approve or recommend an Acquisition Proposal if, during the period prior to the CILCORP shareholder approval of the Merger, the CILCORP Board reasonably believes in good faith after consultation with its financial advisors and outside counsel, that the Acquisition Proposal is a Superior Proposal and that the failure to terminate the Merger Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties under applicable law. An Acquisition Proposal is a proposal or offer from any person to acquire a business (a "Material Business") that constitutes 15% or more of the net revenues, net income or assets of CILCORP and its subsidiaries taken as a whole or 15% or more of any class of voting securities of CILCORP or any CILCORP subsidiary owning, operating or controlling a Material Business, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of voting securities of CILCORP or any such CILCORP subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CILCORP or any such CILCORP subsidiary, other than the transactions contemplated by the Merger Agreement.

    SHAREHOLDERS' MEETING. The Merger Agreement provides that CILCORP will, as soon as reasonably practicable, call and hold a meeting of its shareholders for the purpose of obtaining shareholder approval of the Merger. Subject to the fiduciary duties of CILCORP's Board, CILCORP has agreed to recommend to its shareholders the approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

    INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE. Pursuant to the Merger Agreement, from and after the Effective Time, the Surviving Corporation will indemnify, to the fullest extent permitted by applicable law, each person who was at the date of the Merger Agreement, or has been at any time prior to the Merger Agreement, an officer or director of CILCORP or any of its subsidiaries (an "Indemnified Party"), generally with respect to all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that (i) are based on or arise out of the fact that such Indemnified Party is or was an officer or a director of CILCORP or any of its subsidiaries or (ii) arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability, (i) the Surviving Corporation will pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by the Surviving Corporation, which counsel shall be reasonably satisfactory to the Indemnified Parties, and advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, subject to the provision of an undertaking by the Indemnified Party to reimburse the amounts so advanced in the event of a final determination by a court that such Indemnified Party is not entitled to such advance and (ii) the Surviving Corporation will cooperate in the defense of any such matter. The Merger Agreement provides that the Surviving Corporation will not be liable for the fees and expenses of more than one law firm with respect to each related matter unless there is a conflict of interest on any significant issue between an Indemnified Party and any other Indemnified Party. In addition, the Merger Agreement provides that the Surviving Corporation will not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld.

    The Merger Agreement provides that to the fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing as of the date of the Merger Agreement in favor of any Indemnified Party, as provided in their respective Articles of Incorporation and By-Laws in effect on the date thereof, will survive the Merger and will continue in full force and effect for a period of six years from the Effective Time. The Merger Agreement further provides that, for a period of six years after the Effective Time, the Surviving Corporation will cause to be maintained in effect existing policies of directors' and officers' liability insurance maintained by CILCORP or substitute policies with substantially similar coverage and amounts with respect to matters occurring prior to the Effective Time, subject to the Surviving Corporation's ability to maintain or obtain such insurance at commercially reasonable costs.

    ACCESS TO INFORMATION AND CONFIDENTIALITY. The Merger Agreement provides that, prior to the Effective Time, CILCORP and its subsidiaries will grant AES and its authorized representatives reasonable access to all of their respective properties, books, records and other information, including access to all documents filed with or received from governmental authorities, information relating to taxes and information that may reasonably be requested by AES in connection with any filings, applications or approvals required or contemplated by the Merger Agreement or for any other reason related to the transactions contemplated by the Merger Agreement, except as may otherwise be precluded by FERC regulations from being furnished to AES without simultaneous disclosure to all parties on CILCORP's electronic bulletin board. CILCORP has also agreed to furnish AES with office space and equipment at CILCORP's headquarters for the purpose of designing a transition plan together with CILCORP. Each party will, and will cause its subsidiaries and authorized representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by the Merger Agreement in accordance with the terms of a confidentiality agreement entered into between the parties.

    COOPERATION; CONSENTS AND APPROVALS. Subject to the terms of the Merger Agreement, each of the parties to the Merger Agreement has agreed (i) to use all reasonable best efforts to obtain certain third party consents and use commercially reasonable efforts to promptly make the required filings under the HSR Act and to obtain all consents and approvals of governmental authorities necessary and advisable to effect the transactions contemplated by the Merger Agreement and, if AES determines to proceed with the Second Merger, for the Second Merger, including, without limitation, the SEC Exemption Order and the Illinois Certification, and will notify the other party of the receipt of or the failure to receive such consent or approval; (ii) to promptly provide the other party with copies of all filings made with governmental entities relating to the Merger; and (iii) to refrain from taking any action that would result, or is reasonably likely to result, in a material breach of the Merger Agreement.

    PUBLIC ANNOUNCEMENTS. The Merger Agreement provides that, except as may be required by law or any securities exchange, CILCORP and AES will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Merger Agreement or any of the transactions contemplated thereby and shall not issue any public announcement or statement with respect thereto without the consent of the other party.

    NOTIFICATION OF CERTAIN MATTERS. Pursuant to the Merger Agreement and subject to other terms therein, CILCORP and AES agree to promptly notify the other party (i) if any representation or warranty made by it contained in the Merger Agreement becomes untrue or inaccurate, (ii) of its failure to comply in any material respect or satisfy in any material respect any covenant, condition or agreement under the Merger Agreement and (iii) promptly supplement or amend their disclosure schedules with respect to any matter, condition or occurrence arising which, if existing or occurring at the date of the Merger Agreement, would have been required to be set forth in the disclosure schedules.

    CILCORP has also agreed pursuant to the Merger Agreement to confer regularly with AES regarding CILCORP's operations and to notify AES of any significant change in its business, properties, conditions and results of operations, any sale of assets in excess of $1 million and any change or event which has had or would have a material adverse effect on CILCORP, the consummation of the transactions contemplated by the Merger Agreement or the Second Merger. The Merger Agreement further provides that CILCORP will discuss with AES any changes or proposed changes in its or its subsidiaries' rates or charges (including those with respect to fuel adjustment charges and purchased gas adjustments), standards of service or accounting and consult with AES prior to making any filing or effecting any agreement or arrangement with respect thereto and will not make any filing to change its rates on file with the FERC or any applicable state utility commission, except as may be required by applicable law or as specifically disclosed to AES, that would have a material adverse effect on CILCORP, the consummation of the transactions contemplated by the Merger Agreement or the Second Merger.

CONDITIONS TO THE MERGER

    The respective obligations of CILCORP, AES and Midwest to effect the Merger are subject to the satisfaction or waiver, where legally permissible, of the following conditions: (i) shareholder approval of the Merger Agreement shall have been obtained by CILCORP; (ii) no judgment, decree, statute, law, rule, regulation, order or injunction preventing consummation of the Merger shall have been enacted, entered, promulgated or enforced by any governmental authority or court of competent jurisdiction; (iii) statutory approvals required to consummate the Merger shall have been obtained, each of which shall have become final (i.e., not reversed, stayed, enjoined or set aside and as to which all waiting periods and conditions for consummation have been satisfied) and none of which shall impose terms or conditions which, in the aggregate, would have or, insofar as reasonably can be foreseen, could have a material adverse effect on CILCORP, AES, the consummation of the transactions contemplated by the Merger Agreement or the Second Merger or which would be inconsistent with the agreements of the parties in the Merger Agreement; and (iv) all applicable waiting periods under the HSR Act shall have terminated or expired.

    The obligation of CILCORP to effect the Merger is further subject to the satisfaction or waiver, where legally permissible, of the following conditions:
(i) AES and Midwest shall have performed in all material respects all agreements and covenants required to be performed by them prior to the closing date under the Merger Agreement; (ii) AES's representations and warranties set forth in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date; and (iii) CILCORP shall have received a certificate signed by an executive officer of AES to the effect that the conditions set forth in clauses (i) and (ii) have been satisfied.

    The obligation of AES to effect the Merger is further subject to the satisfaction or waiver, where legally permissible, of the following conditions:
(i) CILCORP shall have performed in all material respects all agreements and covenants required to be performed by it prior to the closing date under the Merger Agreement; (ii) CILCORP's representations and warranties set forth in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date; (iii) except as specifically disclosed to AES at the time of the Merger Agreement, no material adverse effect on CILCORP or on the consummation of the transactions contemplated by the Merger Agreement and the Second Merger shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have such effect; (iv) CILCORP shall have obtained all required third party consents; (v) the SEC shall have issued the SEC Exemption Order which shall be in full force and effect on the closing date;
(vi) AES shall have proceeds available sufficient to pay the Aggregate Consideration Amount; (vii) AES shall have received a certificate signed by an executive officer of CILCORP to the effect that the conditions set forth in clauses (i), (ii), (iii), (iv) and (ix) have been satisfied; (viii) AES shall have obtained all required third party consents; (ix) no judgment, decree, statute, law, rule, regulation, order or injunction preventing the consummation of the Second Merger shall have been enacted, entered, promulgated or enforced by any governmental authority or court of competent jurisdiction; (x) no event shall have occurred or could occur that would result in the triggering of the CILCORP Rights under the CILCORP Rights Agreement which, in the reasonable judgment of AES, would have, or would be reasonably likely to have, a material adverse effect on CILCORP or on consummation of the transactions contemplated by the Merger Agreement and the Second Merger or materially change the number of outstanding equity securities of CILCORP or result in the CILCORP Rights becoming nonredeemable; and (xi) the ICC shall have issued the Illinois Certification and AES shall reasonably believe that any order of, approval by, or result of any filing, proceeding or notice with the ICC in connection with the Merger could not be expected to have an adverse effect on AES's ability to obtain financing or on AES, CILCORP or any of CILCORP's subsidiaries after the Effective Time.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the closing date:

    (i) by mutual written consent of CILCORP and AES;

    (ii) by either CILCORP or AES, (a) if any governmental authority has issued or adopted a law, order, rule or regulation which has the effect (supported by written opinion of counsel) of prohibiting the Merger or if a court of competent jurisdiction issues an order, judgment or decree enjoining or prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; (b) if the Merger has not been consummated on or before May 22, 2000, provided that if after February 22, 2000 and prior to May 22, 2000, CILCORP has delivered to AES an officer's certificate attesting to the satisfaction or waiver of certain conditions to the Merger, then neither CILCORP nor AES may terminate under this provision until a period of 90 days shall have elapsed from the receipt of such certificate, and provided that neither CILCORP nor AES may terminate if its breach is the reason that the Merger has not been consummated); (c) if the shareholders of CILCORP do not approve the Merger Agreement at the shareholders' meeting or any adjournments thereof; or (d) if AES has not satisfied the closing condition regarding financing by the 90(th) day after all other conditions to closing have been satisfied;

   (iii) by AES, if (a) CILCORP has materially breached any representation or warranty, covenant or agreement under the Merger Agreement and has not remedied such breach within 30 days after the receipt of notice from AES requesting a cure, provided that CILCORP may not expend more than $10 million to cure any and all such breaches without the prior written approval of AES; (b) the CILCORP Board (A) withdraws or modifies in any manner adverse to AES its approval of the Merger Agreement and the transactions contemplated thereby or its recommendation to its shareholders regarding approval of the Merger Agreement, (B) fails to reaffirm such approval or recommendation upon the request of AES, (C) approves or recommends any Acquisition Proposal by a third party or (D) resolves to take any of foregoing actions; (c) the SEC Exemption Order has not been issued by August 22, 1999; or (d)(i) any required approvals or actions of the ICC have either not been issued or taken by November 22, 1999 or, if issued or taken, AES reasonably believes that such order or action could be expected to have an adverse effect on AES's ability to obtain financing for the Merger or on AES, CILCORP or any subsidiary of

         CILCORP or (ii) AES does not reasonably believe at any time on or after July 22, 1999 that such required approvals or actions will be obtained on satisfactory terms by November 22, 1999;

    (iv) by CILCORP, if (a) AES has materially breached certain representations, warranties, covenants or agreements set forth in the Merger Agreement and has not remedied such breach within 30 days after the receipt of notice from CILCORP requesting a cure; (b) CILCORP determines, under certain circumstances, to accept a Superior Proposal; (c) after May 22, 2000, if all conditions to the closing have been satisfied other than the issuance of the SEC Exemption Order and CILCORP shall have delivered to AES an officer's certificate attesting to the satisfaction or waiver of certain conditions to the closing; or (d) after May 22, 1999, if the Illinois Certification has not been issued and AES has not waived such requirement.

TERMINATION FEES

    If the Merger Agreement is terminated under certain of the above circumstances, the Merger Agreement obligates one party to pay certain fees to the other as follows:

    (a) if either party terminates pursuant to clause (ii)(c) above and, at or within 12 months after the date of the shareholders' meeting, CILCORP enters into an agreement to engage in an Alternate Transaction, CILCORP is required to pay AES a fee equal to 3% of the Aggregate Consideration Amount (for these purposes an Alternate Transaction is a transaction or series of transactions pursuant to which a third party acquires more than 50% of the outstanding shares of CILCORP or CILCO, any acquisition or proposed acquisition of CILCORP or CILCO by merger or business combination or any other transaction whereby a third party acquires or would acquire all or substantially all of the assets (including stock) of CILCORP or CILCO);

    (b) if AES terminates pursuant to clause (iii)(a) or (b) or if CILCORP terminates pursuant to clause (iv)(b) above, CILCORP is required to pay to AES a termination fee equal to 3% of the Aggregate Consideration Amount;

    (c) if either party terminates pursuant to clause (ii)(d) above, AES is required to pay to CILCORP a termination fee of approximately $68,000,000 (being the product of (x) the number of shares of CILCORP common stock outstanding on the date of the Merger Agreement and (y) $5.00);

    (d) if AES terminates pursuant to clause (iii)(c) above, AES is required to pay CILCORP a termination fee (the "Regulatory Termination Fee") in an amount equal to the product of (x) the number of shares of CILCORP common stock outstanding on the date of the Merger Agreement and (y) $1.00, together with an additional $0.00546448 per day for each day beginning on the later of (i) August 23, 1999 or (ii) five days after the ICC issues an order or takes an action that AES reasonably believes could not be expected to have an adverse effect on AES's ability to obtain financing for the Merger or on AES, CILCORP or any subsidiary of CILCORP (up to a maximum of $3.00 under this clause (y)); provided that AES shall have no obligation to pay such fee if the failure to obtain the SEC Exemption Order has been caused by a breach of the Merger Agreement by CILCORP or any other act or omission of CILCORP not taken at the direction of AES;

    (e) if CILCORP terminates pursuant to clause (iv)(a) above, AES is required to pay CILCORP a termination fee in an amount equal to 3% of the Aggregate Consideration Amount; and

    (f) if CILCORP terminates pursuant to clause (iv)(c) above, AES is required to pay CILCORP the Regulatory Termination Fee.

    The Merger Agreement specifically provides that, in no event, will AES be required to pay CILCORP more than one of the specified termination fees following a termination. In addition, the Merger Agreement provides that all termination fees constitute liquidated damages and not a penalty, and, if one party fails to pay any termination fee due, the defaulting party will pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid fee.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the Boards of Directors of the parties thereto at any time before or after approval thereof by the shareholders of CILCORP and prior to the Effective Time, but after such approval, the Merger Agreement may not be amended to alter or change the Per Share Amount or to alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of CILCORP common stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of CILCORP or AES without the further approval of shareholders of CILCORP. The parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and waive compliance with any of the agreements or conditions contained therein to the extent permitted by applicable law.

                       PRINCIPAL SHAREHOLDERS OF CILCORP

    SECURITY OWNERSHIP OF OUTSIDERS. As of January 1, 1999, the following information, regarding beneficial ownership of CILCORP's common stock, is furnished with respect to each person or group of persons acting together who, as of such date, is known to CILCORP to be the beneficial owner of more than 5% of any class of CILCORP's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

NAME AND ADDRESS                                          AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP  PERCENT OF CLASS
--------------------------------------------------------  --------------------  -----------------
FMR Corp.
82 Devonshire Street
Boston, MA 02109........................................         903,100(1)             6.635%

------------------------

(1) According to schedule 13G filed February 1, 1999 by FMR Corp., FMR Corp. has sole voting power regarding 233,900 shares of CILCORP common stock and sole dispositive power with respect to 903,100 shares of CILCORP common stock.

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth, as of January 1, 1999, the beneficial ownership of CILCORP's common stock (including ownership of stock in the CILCO Employees' Savings Plan and the QST Enterprises Inc. Profit Sharing and Savings Plan as of December 31, 1998) by all directors and the five most highly compensated executive officers of CILCORP and CILCO, and all such directors and executive officers as a group. The following table also sets forth, as of January 1, 1999, the number of Units held by directors participating in CILCORP's and CILCO's Deferred Compensation Stock Plans.

                                                                                      PERCENT OF
NAME OF BENEFICIAL OWNER(1)                               SHARES(2)    UNITS(3)        CLASS(4)
-------------------------------------------------------  -----------  -----------  -----------------
Marcus Alexis..........................................       1,100        4,024          0.00008%
John R. Brazil.........................................         400          763          0.00003%
Willard Bunn III.......................................       1,200        2,514          0.00009%
Jerry D. Caulder.......................................         100       --              0.00001%
Homer J. Holland.......................................       1,000        1,031          0.00007%
H. Safford Peacock.....................................       1,000        8,468          0.00007%
Katherine E. Smith.....................................       1,105        5,044          0.00008%
Robert O. Viets........................................      11,322        7,970          0.00083%
Murray M. Yeomans......................................       1,250        8,443          0.00009%
J. Mark Elliott........................................       1,139       --              0.00008%
William M. Shay........................................       7,609       --              0.00056%
Robert J. Sprowls......................................       2,133       --              0.00016%
James F. Vergon........................................       6,639       --              0.00049%
All directors and officers as a group..................      38,659       38,256          0.00280%

------------------------

(1) Upon his death on December 26, 1998, Mr. Ullman held 6,581 Units. In accordance with the terms of CILCORP's and CILCO's Deferred Compensation Stock Plans, $402,698, representing the aggregate value of Mr. Ullman's Units, was paid to his estate.

(2) In each case, the named individual or his or her spouse has sole voting and investment power. The directors and officers individually and as a group own less than one percent of CILCORP's common stock.

(3) Compensation deferred under CILCORP's and CILCO's Deferred Compensation Stock Plans is converted into units of common stock based upon the market price of such stock on the trading date next following the date payment would have been made to the director. Additional amounts are credited to the director's account equal to common stock dividends paid and are treated as automatically reinvested in CILCORP's common stock.

(4) Based upon 13,610,680 shares of CILCORP common stock outstanding on December 31, 1998.

                PRE-EXISTING AGREEMENTS BETWEEN CILCORP AND AES

    Other than the Confidentiality Agreement, there were no agreements between CILCORP and AES prior to the Merger Agreement.

                                    EXPERTS

    The consolidated financial statements and schedules of CILCORP and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing. It is expected that a representative of Arthur Andersen LLP will be present at the Special Meeting to respond to appropriate questions of the CILCORP shareholders and to make a statement if such representative desires.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented at the Special Meeting other than those described in this Proxy Statement. If other matters should properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendations of the management of CILCORP.

                             ADDITIONAL INFORMATION

    CILCORP is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC, located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials may be accessed on the World Wide Web via the SEC's EDGAR database at its website (http://www.sec.gov).

    All information contained in this Proxy Statement concerning AES and Midwest and their affiliates has been supplied by AES and has not been independently verified by CILCORP. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied by CILCORP.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JOHN G. SAHN, VICE PRESIDENT, SECRETARY AND TREASURER TO CILCORP, 300 HAMILTON BOULEVARD, SUITE 300, PEORIA, ILLINOIS 61602 (TELEPHONE:
309-675-8808). TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE MADE BY May 7,1999.

    CILCORP hereby undertakes to provide without charge to each person, including any beneficial owner to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Proxy Statement by reference. Documents so requested will be delivered by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to the person indicated above. The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

    1.  CILCORP's Annual Report on Form 10-K for the year ended December 31,
        1997;

    2. CILCORP's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

    3. CILCORP's Current Reports on Form 8-K dated January 8, 1998, June 29, 1998 and December 3, 1998.

    The information contained in this Proxy Statement should be read together with the information in the documents incorporated by reference herein.

    All documents filed by CILCORP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting on [April 20, 1999], and any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    CILCORP has made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to certain risks and uncertainties. These statements are based on the beliefs and assumptions of CILCORP's management, based on information currently available. Forward-looking statements are not guarantees of performance.

    The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

    (i) Certain statements, including possible or assumed future results of operations of CILCORP and AES contained in "The Merger--Background of the Merger," "The Merger--Reasons for the Merger," "The Merger--Recommendation of the Board of Directors," "The Merger--Opinion of Financial Advisor to CILCORP," and "The Merger--Financing of the Merger," including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to therein, and certain statements incorporated by reference from documents filed with the SEC by CILCORP and AES including any statements contained herein or therein regarding the development or possible or assumed future results of operations of CILCORP and AES businesses, the markets for CILCORP's and AES's services and products, anticipated capital expenditures, the intended financing of the Merger, expectations regarding receipt of regulatory approvals, other regulatory developments, competition or the effects of the Merger;

    (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions; and

   (iii) other statements contained or incorporated by reference herein regarding matters that are not historical facts.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, many of the factors that could cause the actual results to differ materially from those expressed in the forward-looking statements are beyond CILCORP's ability to control or predict. CILCORP shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof. Except for its ongoing obligation to disclose material information as required by the federal securities laws, CILCORP does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, CILCORP claims the protection of the safe harbor for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement of our reports dated January 27, 1998, included or incorporated by reference in CILCORP's Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this proxy statement.

                                      ARTHUR ANDERSEN LLP

Chicago, Illinois
March 24, 1999

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     among

                              THE AES CORPORATION,

                                 CILCORP INC.,

                                      and

                              MIDWEST ENERGY, INC.

                          ---------------------------

                         Dated as of November 22, 1998

                          ---------------------------

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  -----
ARTICLE I.          THE MERGER...............................................................           1
Section 1.1         The Merger...............................................................           1
Section 1.2         Effective Time...........................................................           1
Section 1.3         Effect of the Merger.....................................................           1
Section 1.4         Subsequent Actions.......................................................           2
Section 1.5         Articles of Incorporation; By-Laws; Directors; Officers..................           2

ARTICLE II.         TREATMENT OF SHARES......................................................           3
Section 2.1         Conversion of Securities.................................................           3
Section 2.2         Per Share Amount Adjustments.............................................           3
Section 2.3         Dissenting Shares........................................................           4
Section 2.4         Surrender of Shares; Stock Transfer Books................................           5
Section 2.5         CILCORP Options..........................................................           6

ARTICLE III.        THE CLOSING..............................................................           7
Section 3.1         Closing..................................................................           7

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF CILCORP................................           7
Section 4.1         Organization and Qualification...........................................           7
Section 4.2         Subsidiaries.............................................................           8
Section 4.3         Capitalization...........................................................           8
Section 4.4         Authority; Non-Contravention; Statutory Approvals; Compliance............          10
Section 4.5         Reports and Financial Statements.........................................          13
Section 4.6         Absence of Certain Changes or Events; Absence of Undisclosed
                    Liabilities..............................................................          13
Section 4.7         Litigation...............................................................          14
Section 4.8         Proxy Statement..........................................................          14
Section 4.9         Tax Matters..............................................................          15
Section 4.10        Employee Matters; ERISA..................................................          18
Section 4.11        Environmental Protection.................................................          22
Section 4.12        Regulation as a Utility..................................................          26
Section 4.13        Vote Required............................................................          26
Section 4.14        Insurance................................................................          26
Section 4.15        Opinion of Financial Advisor.............................................          27
Section 4.16        Brokers..................................................................          27
Section 4.17        Non-Applicability of Certain Provisions of Illinois Act..................          27
Section 4.18        CILCORP Rights Agreement.................................................          27
Section 4.19        Year 2000 Compliance.....................................................          28

                                                                                                  PAGE
                                                                                                  -----
Section 4.20        Title to Real Property...................................................          28
Section 4.21        Assets Other than Real Property Interests................................          28
Section 4.22        Intellectual Property....................................................          29
Section 4.23        Transactions with Affiliates.............................................          29
Section 4.24        Discontinued Business....................................................          30
Section 4.25        Captive Insurance Business...............................................          30
Section 4.26        Contractual Obligations..................................................          30
Section 4.27        Disclosure...............................................................          31

ARTICLE V.          REPRESENTATIONS AND WARRANTIES OF AES AND MERGER SUB.....................          31
Section 5.1         Organization and Qualification...........................................          31
Section 5.2         Authority; Non-Contravention; Statutory Approvals........................          31
Section 5.3         Compliance...............................................................          33
Section 5.4         Reports and Financial Statements.........................................          33
Section 5.5         Proxy Statement Information..............................................          34
Section 5.6         Financing................................................................          34
Section 5.7         Regulatory Status........................................................          34
Section 5.8         Regulatory Approval......................................................          35

                    CONDUCT OF BUSINESS PENDING THE MERGER; COVENANTS OF THE PARTIES.........
ARTICLE VI.                                                                                            35
Section 6.1         Conduct of Business by CILCORP Pending the Merger........................          35
Section 6.2         Covenants of AES.........................................................          42

ARTICLE VII.        ADDITIONAL AGREEMENTS....................................................          44
Section 7.1         Access to Information....................................................          44
Section 7.2         Proxy Statement..........................................................          45
Section 7.3         Regulatory Approvals and Other Matters...................................          46
Section 7.4         Approval of CILCORP Stockholders.........................................          47
Section 7.5         Directors' and Officers' Indemnification.................................          47
Section 7.6         Disclosure Schedules.....................................................          49
Section 7.7         Public Announcements.....................................................          49
Section 7.8         No Solicitations.........................................................          50
Section 7.9         Expenses.................................................................          52
Section 7.10        Board of Directors.......................................................          52
Section 7.11        Illinois Responsible Property Transfer Act...............................          52
Section 7.12        Signature Authority......................................................          52
Section 7.13        Termination of Existing Tax Sharing Agreements...........................          53
Section 7.14        Deferred Compensation Plans..............................................          53

                                                                                                  PAGE
                                                                                                  -----
ARTICLE VIII.       CONDITIONS...............................................................          53
Section 8.1         Conditions to Each Party's Obligation to Effect the Merger...............          53
Section 8.2         Conditions to Obligation of CILCORP to Effect the Merger.................          54
Section 8.3         Conditions to Obligation of AES and Merger Sub to Effect the Merger......          54

ARTICLE IX.         TERMINATION, AMENDMENT AND WAIVER........................................          56
Section 9.1         Termination..............................................................          56
Section 9.2         Effect of Termination....................................................          60
Section 9.3         Termination Fees; Expenses...............................................          60
Section 9.4         Amendment................................................................          60
Section 9.5         Waiver...................................................................          61

ARTICLE X.          GENERAL PROVISIONS.......................................................          61
Section 10.1        Non-Survival; Effect of Representations and Warranties...................          61
Section 10.2        Notices..................................................................          61
Section 10.3        Miscellaneous............................................................          62
Section 10.4        Interpretation...........................................................          62
Section 10.5        Counterparts; Effect.....................................................          62
Section 10.6        Enforcement..............................................................          62
Section 10.7        Parties in Interest......................................................          63
Section 10.8        Further Assurances.......................................................          63
Section 10.9        Waiver Of Jury Trial.....................................................          63
Section 10.10       Certain Definitions......................................................          63

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of November 22, 1998 (this "AGREEMENT"), among The AES Corporation, a Delaware corporation ("AES"), CILCORP Inc., an Illinois corporation ("CILCORP"), and Midwest Energy, Inc., an Illinois corporation and wholly-owned subsidiary of AES ("MERGER SUB").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of AES and CILCORP each have determined that the acquisition of CILCORP by AES is in the best interests of their respective stockholders; and

    WHEREAS, in furtherance thereof, the respective Boards of Directors of AES, CILCORP and Merger Sub have approved the merger of Merger Sub with and into CILCORP, pursuant to the terms and subject to the conditions set forth in this Agreement (the "MERGER"); and

    WHEREAS, the Board of Directors of AES has determined that it may be desirable for AES to merge CILCORP with and into AES following but substantially contemporaneously with the Merger (the "SECOND MERGER" which, for purposes of this Agreement, if it occurs, shall be deemed to occur immediately after the Merger).

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof) and upon the terms and subject to the conditions of this Agreement and the Illinois Business Corporation Act (the "ILLINOIS ACT"), Merger Sub shall be merged with and into CILCORP, the separate corporate existence of Merger Sub shall cease, and CILCORP shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION").

    Section 1.2 EFFECTIVE TIME. On the Closing Date (as defined in Section 3.1 hereof), Articles of Merger complying with the requirements of the Illinois Act shall be executed and filed by CILCORP and Merger Sub with the Secretary of State of the State of Illinois. The Merger shall become effective on the date on which the Certificate of Merger is issued by the Secretary of State of the State of Illinois (the "EFFECTIVE TIME").

    Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Illinois Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of CILCORP and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of CILCORP and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.4 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of CILCORP or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either CILCORP or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

    Section 1.5 ARTICLES OF INCORPORATION; By-Laws; Directors; Officers.

    Unless otherwise determined by AES prior to the Effective Time, at the Effective Time:

    (a) The Articles of Merger shall provide that the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

    (b) The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

    (c) The members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation, to hold office from the Effective Time until their respective successors are duly elected or appointed and shall have qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

    (d) The officers of CILCORP in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office from the Effective Time until their respective successors are duly elected or appointed and shall be qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CILCORP or the holder of any of the following securities:

    (a) Each share of common stock, no par value, of CILCORP (a "SHARE"), together with the associated purchase rights ("CILCORP RIGHTS") under the CILCORP Rights Agreement (as defined in Section 4.18 hereof), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3(a) hereof) shall be canceled and extinguished and be converted into the right to receive $65.00, subject to adjustment in accordance with
Section 2.2 hereof (the "PER SHARE AMOUNT"), in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section 2.4 hereof. Throughout this Agreement, the term "SHARES" refers to the Shares together with the associated CILCORP Rights and the term "AGGREGATE CONSIDERATION AMOUNT" shall mean an amount equal to the product of (x) the Per Share Amount as adjusted in accordance with Section 2.2 hereof and (y) the number of Shares outstanding on the Closing Date.

    (b) Each Share held in the treasury of CILCORP and each Share owned by AES or any direct or indirect Subsidiary (as defined in Section 4.1 hereof) of AES or of CILCORP immediately prior to the Effective Time shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

    (c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

    Section 2.2 PER SHARE AMOUNT ADJUSTMENTS. Subject to AES' right of termination set forth in Section 9.1(c)(ii) hereof, in the event the SEC Exemption Order (as defined in Section 8.3(e) hereof) is issued by the Securities and Exchange Commission (the "SEC") after the date which is the nine-month anniversary of the date hereof, and provided that CILCORP shall have delivered to AES the CILCORP Certificate pursuant to Section 6.2(d) hereof, then the Per Share Amount shall be increased to $66.00 on the later to occur of (i) the day following the nine-month anniversary of the date hereof and (ii) the day after the date on which CILCORP delivers to AES the CILCORP Certificate.

Throughout this Agreement, the date on which the Per Share Amount is increased to $66.00 pursuant to this Section 2.2 is referred to as the "FIRST ADJUSTMENT PERIOD." If the CILCORP Certificate is delivered after the nine-month anniversary but prior to the SEC Exemption Order being issued, then, following the First Adjustment Period, the Per Share Amount shall be increased from $66.00 by $0.00546448 per day for each day until the SEC Exemption Order is issued up to a maximum Per Share Amount of $68.00. Notwithstanding the above, in no event shall the Per Share Amount be increased for any period after which AES has irrevocably waived the condition set forth in Section 9.1(c)(ii) hereof.

    Section 2.3  DISSENTING SHARES.

    (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to CILCORP stockholders pursuant to the Illinois Act, any Shares held by a person who objects to the Merger, whose Shares either were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the Illinois Act concerning the rights of such person to dissent from the Merger and to require appraisal of such person's Shares and who has not withdrawn such objection or waived such rights prior to the Closing Date (as defined in Section 3.1 hereof) ("DISSENTING SHARES") shall not be converted into or represent a right to receive cash pursuant to Section 2.1 hereof, but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the Illinois Act.

    (b) Notwithstanding the provisions of subsection (a) of this Section, each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Illinois Act, shall be deemed to be converted, as of the Effective Time, into the right to receive cash as provided in Section 2.1(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares in accordance with Section
2.4 hereof.

    (c) CILCORP shall give AES (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the Illinois Act received by CILCORP in respect of demands for appraisal or payment of the fair value of any Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Illinois Act. CILCORP shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of AES, settle or offer to settle any such demands.

    Section 2.4  SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

    (a) Prior to the Effective Time, CILCORP shall designate a bank or trust company to act as paying agent (the "PAYING AGENT") for purposes of paying the amounts contemplated by Section 2.1 hereof. At the Effective Time, AES shall deposit, or cause to be deposited, with the Paying Agent for the benefit of holders of Shares, the aggregate consideration to which such holders shall be entitled when and as required pursuant to Section 2.1 hereof.

    (b) As soon as practicable after the Effective Time, AES shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that have been converted pursuant to Section 2.1 hereof: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon actual delivery of the certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the certificates and receiving the aggregate consideration to which such holder shall be entitled therefor pursuant to
Section 2.1 hereof. Upon surrender of a certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may reasonably require, the holder of such certificate shall be entitled to receive in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b) hereof) shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the aggregate Per Share Amount relating thereto. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

    (c) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered in the transfer records of CILCORP, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Paying Agent that any transfer or other Taxes (as defined in Section 4.9 hereof) required by reason of such payment in a name other than that of the registered holder of the certificate or instrument either has been paid or is not payable.

    (d) At the Effective Time, the stock transfer books of CILCORP shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of CILCORP. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation or AES, they shall be canceled and exchanged for cash as provided in Section 2.1(a) hereof and in this Section 2.4.

    (e) Promptly following the date which is six months after the Effective Time, the Paying Agent shall deliver to AES all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b) hereof) shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as general creditors thereof with respect to the aggregate Per Share Amount payable upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither AES, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a certificate representing Shares for the Per Share Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for (i) such amounts as AES or the Paying Agent are required to withhold or deduct under the Code (as defined in Section 4.9(e) of this Agreement) or any provision of state, local or foreign Tax law with respect to the making of such payment, and (ii) as set forth in
Section 2.4(c) hereof, any stock transfer or other Taxes payable by reason of such payment being made in a name other than that of the registered holder of the certificate or instrument.

    Section 2.5 CILCORP OPTIONS. Two business days prior to the Closing Date, the CILCORP Shareholder Return Incentive Compensation Plan (the "CILCORP OPTION PLAN") shall be amended (which such amendment shall be conditioned on the Closing occurring) to provide (i) as to all performance shares that have been granted under the CILCORP Option Plan and that have not been exercised prior to the date of such amendment (the "PERFORMANCE SHARES"), that such Performance Shares shall be cancelled as of the Closing Date and (ii) at the Closing CILCORP shall pay to each holder of Performance Shares a cash payment equal to the number of Performance Shares held immediately prior to such amendment multiplied by the excess of the Per Share Amount over $36.00 less the amount of all applicable federal, state and local withholding Taxes in connection with such payment. CILCORP shall take all actions necessary to ensure that such payment extinguishes all rights of such participants under the CILCORP Option Plan to receive either Shares or shares of common stock of AES at or after the Effective Time.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as AES and CILCORP shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF CILCORP

    CILCORP hereby represents and warrants to AES and Merger Sub as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATION. CILCORP and each of the CILCORP Subsidiaries (as defined below) and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of CILCORP and the CILCORP Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement and the Second Merger (any such material adverse effect, a "CILCORP MATERIAL ADVERSE EFFECT"). The term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity and the term "CILCORP SUBSIDIARY" shall mean a Subsidiary of CILCORP. The term "JOINT VENTURE" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity, and the term "CILCORP JOINT VENTURE" shall mean a Joint Venture of CILCORP.

    Section 4.2 SUBSIDIARIES. Section 4.2 of the disclosure schedule delivered by CILCORP to AES concurrent with the execution of this Agreement (the "CILCORP DISCLOSURE SCHEDULE") sets forth a list of all the CILCORP Subsidiaries and the CILCORP Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of CILCORP and the CILCORP Subsidiaries therein. CILCORP is a "public-utility holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA")) exempt from all provisions (other than Section 9(a)(2)) of PUHCA, pursuant to Section 3(a)(1) in accordance with Rule 2 of PUHCA, and Central Illinois Light Company ("CILCO") is a "public-utility company" within the meaning of Section 2(a)(5) of PUHCA. With the exception of CILCO, no CILCORP Subsidiary or CILCORP Joint Venture is a "holding company" or a "public-utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of PUHCA, respectively, nor, except with respect to their relationship with CILCORP, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of PUHCA, respectively. Except as set forth in Section 4.2 of the CILCORP Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each CILCORP Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and to the extent owned, directly or indirectly, by CILCORP, are owned free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever ("LIENS"), and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, claims, equities, charges, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any CILCORP Subsidiary or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment.

    Section 4.3  CAPITALIZATION.

    (a) CILCORP. The authorized capital stock of CILCORP consists of 50,000,000 shares of common stock, no par value (the "CILCORP COMMON STOCK"), and 4,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on November 20, 1998, (i) 13,610,680 shares of CILCORP

Common Stock were issued and outstanding (such number of shares is hereinafter referred to as the "OUTSTANDING SHARES"), (ii) 125,000 shares of CILCORP Common Stock were reserved for issuance pursuant to the CILCORP Option Plan, and (iii) no shares of CILCORP Common Stock were held by CILCORP in its treasury or by its wholly owned Subsidiaries. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("VOTING DEBT") are issued or outstanding. All of the issued and outstanding shares of CILCORP Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Since December 17, 1996, CILCORP has not issued any shares of capital stock of any class of CILCORP other than issuances of shares of CILCORP Common Stock pursuant to awards under the CILCORP Option Plan. As of the date of this Agreement, except as set forth in Section 4.3(a) of the CILCORP Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of CILCORP or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.3(a) of the CILCORP Disclosure Schedule, there is no outstanding contractual commitment or obligation of CILCORP or any CILCORP Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in any CILCORP Subsidiary or in any other person.

    (b) CILCO. The authorized capital stock of CILCO consists of 20,000,000 shares of common stock, no par value; 1,500,000 shares of preferred stock, par value $100 per share ("CILCO PREFERRED STOCK"), consisting of 111,264 shares of
4.50 percent Series CILCO Preferred Stock ("4.50% SERIES PREFERRED"), 79,940 shares of 4.64 percent Series CILCO Preferred Stock ("4.64% SERIES PREFERRED"), and 1,308,796 shares of Undesignated Series CILCO Preferred Stock ("UNDESIGNATED SERIES PREFERRED"); 3,500,000 shares of Class A preferred stock, no par value ("CILCO CLASS A PREFERRED STOCK"), consisting of 220,000 shares of 5.85 percent Series CILCO Class A Preferred Stock ("5.85% SERIES CLASS A PREFERRED"), 250,000 shares of Flexible Auction Rate Series CILCO Class A Preferred Stock ("FLEXIBLE AUCTION RATE SERIES CLASS A PREFERRED"); and 3,030,000 shares of Undesignated Series CILCO Class A Preferred Stock ("UNDESIGNATED SERIES CLASS A PREFERRED"); and 2,000,000 shares of Undesignated Series CILCO Preference Stock, no par value ("CILCO PREFERENCE STOCK"). With respect to the capital stock of CILCO, (i) 13,563,871 shares of CILCO Common Stock are issued and outstanding, all of which are owned by CILCORP free and clear of any Liens and (ii) 111,264 shares of 4.50%

Series Preferred, 79,940 shares of 4.64% Series Preferred, no shares of Undesignated Series Preferred, 220,000 shares of 5.85% Class A Series Preferred, 250,000 shares of Flexible Auction Rate Series Class A Preferred, 250,000 shares of Undesignated Series Class A Preferred and no shares of CILCO Preference Stock are issued and outstanding. No Voting Debt is issued or outstanding. All of the issued and outstanding shares of CILCO capital stock are validly issued, fully paid, nonassessable and free of preemptive rights. Since the date hereof, CILCO has not issued any shares of capital stock of any class of CILCO. As of the date of this Agreement, except as set forth in Section 4.3(b) of the CILCORP Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of CILCO or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment.

    (c) INDEBTEDNESS. Section 4.3(c)(i) of the CILCORP Disclosure Schedule sets forth a true and complete statement of the borrowing limit under all loan agreements (including indentures) of CILCORP and its Subsidiaries existing on the date hereof and Section 4.3(c)(ii) of the CILCORP Disclosure Schedule sets forth a true and complete statement of the total indebtedness of CILCORP and its Subsidiaries outstanding on the date hereof under such agreements.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. CILCORP has all requisite power and authority to enter into this Agreement and, subject to the receipt of the CILCORP Stockholders' Approval (as defined in Section 4.13 hereof) and the CILCORP Required Statutory Approvals (as defined in Section 4.4(c) hereof), to consummate the transactions contemplated hereby and, subject to receipt of the Second Merger Statutory Approvals (as defined in Section 4.4(c) hereof), to consummate the Second Merger if such were to be consummated. The execution and delivery of this Agreement and the consummation by CILCORP of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CILCORP, subject to obtaining the CILCORP Stockholders' Approval. This Agreement has been duly and validly executed and delivered by CILCORP, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of CILCORP enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by CILCORP do not, and the consummation of the Merger and the other transactions contemplated hereby and if such were consummated, the Second Merger, will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CILCORP or any of the CILCORP Subsidiaries or the imposition or administration of any other penalty or fee (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss, creation or imposition, is referred to herein as a "VIOLATION" with respect to CILCORP, the CILCORP Subsidiaries and the CILCORP Joint Ventures, and such term when used in Article V shall have a correlative meaning with respect to AES) pursuant to any provisions of (i) the Articles of Incorporation, By-Laws or similar governing documents of CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, (ii) subject to obtaining the CILCORP Required Statutory Approvals (as defined in Section 4.4(c) hereof), the Second Merger Statutory Approvals (as defined in Section 4.4(c) hereof) and the receipt of the CILCORP Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") applicable to CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in
Section 4.4(b)(i) of the CILCORP Disclosure Schedule for the Second Merger (the "CILCORP SECOND MERGER REQUIRED CONSENTS"), and set forth in Section 4.4(b)(ii) of the CILCORP Disclosure Schedule for the Merger and the other transactions contemplated hereby (the "CILCORP REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a CILCORP Material Adverse Effect.

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by CILCORP or the consummation by CILCORP of the Merger and the other transactions contemplated hereby, except as described in Section 4.4(c)(i) of the CILCORP Disclosure Schedule, (the "CILCORP REQUIRED STATUTORY APPROVALS") and except as described in Section 4.4(c)(ii) of the CILCORP Disclosure Schedule with respect to the Second Merger (the "SECOND MERGER STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such CILCORP Required Statutory Approvals and Second Merger Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) COMPLIANCE. Except as set forth in Section 4.4(d) of the CILCORP Disclosure Schedule or in Section 4.11 hereof, or as disclosed in the CILCORP SEC Reports (as defined in Section 4.5 hereof) filed on or prior to the date of this Agreement, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Venture is in violation of, is, to the knowledge of CILCORP, under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment, permit, license, concession or franchise (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations or failures to comply with Environmental Laws (which are the subject of Section 4.11 hereof) and except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CILCORP Material Adverse Effect. Except as set forth in Section 4.4(d) or
4.11 of the CILCORP Disclosure Schedule, CILCORP and the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of CILCORP and the CILCORP Subsidiaries. Except as set forth in Section 4.4(d) of the CILCORP Disclosure Schedule and Section 4.11 hereof, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by CILCORP or any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture under (i) its Articles of Incorporation, By-Laws or other organizational documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which CILCORP or any CILCORP Subsidiary or any CILCORP Joint Venture is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CILCORP Material Adverse Effect.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by CILCORP and the CILCORP Subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), PUHCA, the Federal Power Act (the "POWER ACT") and applicable state, municipal, local and other laws, including franchise and public utility laws and regulations, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC") and the appropriate Illinois or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. CILCORP has made available to AES a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by CILCORP or any CILCORP Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 (as such documents have since the time of their filing been amended, the "CILCORP SEC REPORTS"). As of their respective dates, the CILCORP SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CILCORP and CILCO included in the CILCORP SEC Reports (COLLECTIVELY, THE "CILCORP FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CILCORP and CILCO, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and By-Laws of CILCORP and CILCO, as in effect on the date of this Agreement, are included (or incorporated by reference) in the CILCORP SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

    (a) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.6(a) of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, since December 31, 1997, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a CILCORP Material Adverse Effect.

    (b) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 4.6(b) of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, and except for liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of CILCORP and CILCO or reflected in the notes thereto for the year ended December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a CILCORP Material Adverse Effect, neither CILCORP nor any CILCORP Subsidiary, nor, to the knowledge of CILCORP, any CILCORP Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) which are material to CILCORP and the CILCORP Subsidiaries taken as a whole.

    Section 4.7 LITIGATION. Except as set forth in Section 4.7 of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, (a) there are no claims, suits, actions or proceedings pending before any court, Governmental Authority or any arbitrator or, to the knowledge of CILCORP, threatened, nor are there, to the knowledge of CILCORP, any investigations or reviews by any court, Governmental Authority or any arbitrator pending or threatened against, relating to or affecting CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, the CILCORP Joint Ventures, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, applicable to any of the CILCORP Joint Ventures, which, when taken together with any other nondisclosures described in clauses (a), (b) or (c), could, if determined adversely to CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture, have a CILCORP Material Adverse Effect.

    Section 4.8 PROXY STATEMENT. At the dates mailed to stockholders of CILCORP and at the time of the meeting of such stockholders to be held in connection with the Merger and the other transactions contemplated hereby, the Proxy Statement (as defined in Section 7.2(a) hereof), (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, provided, however,

CILCORP makes no representation or warranty as to any information provided by AES pursuant to Section 5.5 hereof.

    Section 4.9 TAX MATTERS. For purposes of this Agreement: (i) "TAXES" (including, with correlative meaning, the word "TAX") shall include any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability, (ii) "TAXING AUTHORITY" means any Governmental Authority or any subdivision, agency, court, commission, instrumentality or official thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax (including the Internal Revenue Service (the "IRS")) and (iii) "TAX RETURN" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) required to be filed with or supplied to, or, where none is required to be filed with or supplied to a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax (including, without limitation, any combined, consolidated or unitary returns for any group of entities that includes CILCORP or any CILCORP Subsidiary). Except as specifically identified in the relevant section of the CILCORP Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. CILCORP and each of the CILCORP Subsidiaries have timely filed (or there has been timely filed on their behalf) all Tax Returns required to be filed by or on behalf of each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

        (b) PAYMENT OF TAXES. CILCORP and each of the CILCORP Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are due and payable from them.

        (c) TAX RESERVES. The accrual for Taxes on the most recent CILCORP Financial Statements is in an amount at least equal to the sum of CILCORP' and the CILCORP Subsidiaries' liability for Taxes (other than Taxes previously paid over to the appropriate Taxing Authority) for all Tax periods (and portions thereof) ending on or before the date of such financial statements plus their deferred Tax liability.

        (d) TAX LIENS. There are no Tax liens upon the assets, properties or business of CILCORP or any of the CILCORP Subsidiaries except liens for Taxes not yet due or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the CILCORP Financial Statements.

        (e) WITHHOLDING TAXES. CILCORP and each of the CILCORP Subsidiaries have complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "CODE") and all other applicable laws relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Taxing Authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither CILCORP nor any of the CILCORP Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither CILCORP nor any of the CILCORP Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h) EXPIRATION OF STATUTE OF LIMITATIONS. The statutes of limitations for the assessment of all Taxes with respect to all Tax Returns of CILCORP and the CILCORP Subsidiaries for all Tax periods have expired. Prior to the date of this Agreement, CILCORP has provided AES with written schedules of (i) the Tax years of CILCORP and each CILCORP Subsidiary for which any statute of limitation with respect to any Tax has not expired and (ii) with respect to any franchise Tax and any Tax based on net income, gross receipts or gross income, for all Tax years of CILCORP and each CILCORP Subsidiary for which the statutes of limitations have not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. No deficiency for any Taxes has been proposed, asserted or assessed against CILCORP or any of the CILCORP Subsidiaries that has not been resolved and paid in full.

        (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other proceedings by any Taxing Authority are presently pending, or, to the knowledge of CILCORP or any of the CILCORP Subsidiaries, threatened, with regard to any Taxes or Tax Returns of CILCORP or any of the CILCORP Subsidiaries.

        (j) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by CILCORP or any of the CILCORP Subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Neither CILCORP nor any of the CILCORP Subsidiaries has received or requested a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING," as used in this Agreement, shall mean any written ruling of (or other written guidance from) a Taxing Authority relating to Taxes. "CLOSING AGREEMENT," as used in this Agreement, shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes.

        (l) AVAILABILITY OF TAX RETURNS. CILCORP has made available to AES complete and accurate copies of (i) all Tax Returns for open years, and any amendments thereto, filed by or on behalf of CILCORP or any of the CILCORP Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Taxing Authority relating to any Tax Return filed by or on behalf of CILCORP or any of the CILCORP Subsidiaries and
(iii) any Tax Ruling or request for a Tax Ruling applicable to CILCORP or any of the CILCORP Subsidiaries and Closing Agreements entered into by CILCORP or any of the CILCORP Subsidiaries.

        (m) TAX SHARING AGREEMENTS. Neither CILCORP nor any CILCORP Subsidiary is a party to, is bound by, or has any obligation under, any agreement relating to the allocation or sharing of Taxes or has any liability for the Taxes of any person other than CILCORP or the CILCORP Subsidiaries, as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

        (n) CODE SECTION 341(F). Neither CILCORP nor any of the CILCORP Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by CILCORP or any of the CILCORP Subsidiaries.

        (o) CODE SECTION 168. No property of CILCORP or any of the CILCORP Subsidiaries is property that CILCORP or any CILCORP Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

        (p) CODE SECTION 481 ADJUSTMENTS. Neither CILCORP nor any of the CILCORP Subsidiaries is required to include in income for any Tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method of CILCORP or any of the CILCORP Subsidiaries, nor has the IRS proposed any such adjustment or change in accounting method.

        (q) ACQUISITION INDEBTEDNESS. No indebtedness of CILCORP or any of the CILCORP Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or an "applicable high yield discount obligation" within the meaning of Code Section 163(i).

        (r) CONSOLIDATED TAX RETURNS. Neither CILCORP nor any of the CILCORP Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated Tax Returns, other than the affiliated group of which CILCORP is the common parent.

        (s) 5% FOREIGN STOCKHOLDERS. Based on any Schedule 13D and 13G filings with the SEC with respect to CILCORP and any other relevant information within CILCORP's knowledge, no foreign person has owned 5% or more of the outstanding shares of CILCORP Common Stock at any time during the five year period ending on the Closing Date.

    Section 4.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. Section 4.10(a) of the CILCORP Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by CILCORP or any of the CILCORP Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "CILCORP BENEFIT PLANS"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the current amounts or benefits granted or payable under each and reasonable details (including exercise prices) regarding the outstanding options to purchase shares of CILCORP Common Stock (the "CILCORP Options") or other securities which represent the right (contingent or other) to purchase or receive shares of CILCORP Common Stock or, following the Merger, of the common stock, no par value, of the Surviving Corporation or of the common stock, par value $.01 per share, of AES ("AES Common Stock"). For the purposes of this Section 4.10, the term "CILCORP" shall be deemed to include predecessors thereof.

        (b) CONTRIBUTIONS. Except as set forth in Section 4.10(a) of the CILCORP Disclosure Schedule, all material contributions and other payments required to be made by CILCORP or any of the CILCORP Subsidiaries to any CILCORP Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the CILCORP Financial Statements. Except as set forth in Section 4.10(a) of the CILCORP Disclosure Schedule, (i) the current value of all accrued benefits under any CILCORP Benefit Plan does not exceed the current value of the assets of such plan and (ii) neither CILCORP nor any entity which is or ever has been considered as a single employer together with CILCORP or CILCO pursuant to
Section 414 of the Code contributes or has contributed, during the eight-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 4.10(c) of the CILCORP Disclosure Schedule, each of the CILCORP Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and no circumstances exist that are reasonably expected by CILCORP to result in the revocation of any such determination. CILCORP and each of the CILCORP Subsidiaries are in compliance in all material respects with, and each CILCORP Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each CILCORP Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income Tax benefits complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income Tax benefits.

        (d) LIABILITIES. With respect to the CILCORP Benefit Plans individually and in the aggregate, there are no actions, suits, claims (other than claims for benefits in the ordinary course) pending or, to the knowledge of CILCORP, threatened and no event has occurred, and, there exists no condition or set of circumstances that could subject CILCORP or any of the CILCORP Subsidiaries to any liability arising under the Code, ERISA or any other applicable law including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC"), or under any indemnity agreement to which CILCORP or any of the CILCORP Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a CILCORP Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in Section 4.10(e) of the CILCORP Disclosure Schedule, none of the CILCORP Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, or after retirement, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B in all material respects at all times.

        (f) DOCUMENTS MADE AVAILABLE. CILCORP has made available to AES a true and correct copy of each collective bargaining agreement to which CILCORP or any of the CILCORP Subsidiaries is a party or under which CILCORP or any of the CILCORP Subsidiaries has obligations, and with respect to each CILCORP Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation and (vi) all material employee communications.

        (g)  PAYMENTS RESULTING FROM MERGER AND OTHER SEVERANCE
PAYMENTS. Except as set forth in Section 4.10(g) of the CILCORP Disclosure Schedule or as specifically provided for in this Agreement, (i) the announcement or consummation of the Merger or any other transaction contemplated by this Agreement or the Second Merger will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result in any (A) payment (whether of severance pay or otherwise) becoming due from CILCORP or any of the CILCORP Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any CILCORP Benefit Plan and
(ii) neither CILCORP nor any of the CILCORP Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of CILCORP or any of the CILCORP Subsidiaries or (C) any material plan, agreement, arrangement or understanding similar to the foregoing.

        (h)  LABOR AGREEMENTS.  As of the date hereof, except as set forth in
Section 4.10(h) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries is a party to or bound by any collective bargaining agreement or other labor agreement with any union or labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of CILCORP or any of the CILCORP Subsidiaries. To the knowledge of CILCORP, as of the date hereof, there is no current union representation question involving employees of CILCORP or any of the CILCORP Subsidiaries, nor does CILCORP know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. There are no written personnel policies, rules or procedures applicable to employees of CILCORP or any of the CILCORP Subsidiaries, other than those set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, true and correct copies of which have heretofore been delivered to AES. Except as set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, (i) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, unfair labor practice, employment discrimination or other investigation, charge or complaint against CILCORP or any of the CILCORP Subsidiaries pending or, to the knowledge of CILCORP, threatened, which has or could reasonably be expected to have a CILCORP Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of CILCORP, threatened, against or involving CILCORP or any of the CILCORP Subsidiaries which has or could reasonably be expected to have, a CILCORP Material Adverse Effect and during the past five years there has not been any such action, (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of CILCORP, threatened, in respect of which any director, officer, employee or agent of CILCORP or any of the CILCORP Subsidiaries is or may be entitled to claim indemnification from CILCORP pursuant to their respective Articles of Incorporation or By-Laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the CILCORP Disclosure Schedule. Except as set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, CILCORP and the CILCORP Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no person has, to the knowledge of CILCORP, asserted that CILCORP or any of the CILCORP Subsidiaries is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), neither CILCORP nor any of the CILCORP Subsidiaries has effectuated, without complying with the applicable requirements of the WARN Act,
(a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of CILCORP or any of the CILCORP Subsidiaries; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of CILCORP or any of the CILCORP Subsidiaries; nor has CILCORP or any of the CILCORP Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation without complying with the applicable requirements of such law or regulation.

        (i) PARACHUTE PAYMENTS. Section 4.10(i)(a) of the CILCORP Disclosure Schedule sets forth (i) the name of each employee, former employee or other person who is or was providing services to CILCORP or any of the CILCORP Subsidiaries and who, in connection with the Merger, the other transactions contemplated by this Agreement or the Second Merger, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including, without limitation, accelerated vesting of CILCORP Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("EXCESS PARACHUTE PAYMENTS") and (ii) a description of the arrangements that could give rise to such Excess Parachute Payments. Section 4.10(i)(b) of the CILCORP Disclosure Schedule sets forth the maximum sum of the aggregate change in control payments and entitlements (including, without limitation, accelerated vesting of CILCORP Options or other equity-based awards) which any employee, former employee, or other person who is or was providing services to CILCORP or any of the CILCORP Subsidiaries may be entitled to receive now or in the future (including upon termination of such person's employment) in connection with the Merger, the other transactions contemplated by this Agreement and the Second Merger. Section 4.10(i)(c) of the CILCORP Disclosure Schedule sets forth the maximum sum of (i) the Tax cost associated with the loss of deductions under Section 280G with respect to such Excess Parachute Payments and (ii) the amount of any excise taxes that may be imposed with respect to such Excess Parachute Payments and any gross-ups on such amounts.

        (j) SECTION 162(M). Except as set forth in Section 4.10(j) of the CILCORP Disclosure Schedule, no payments to any executive officer of CILCORP or any of the CILCORP Subsidiaries will fail to be deductible for federal income Tax purposes by reason of the deduction limit imposed under Section 162(m) of the Code. Section 4.10(j) of the CILCORP Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of Section 162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

    Section 4.11  ENVIRONMENTAL PROTECTION.

        (a)  DEFINITIONS.  As used in this Agreement:

            (i) "ENVIRONMENTAL CLAIM" means any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, spent fuel or waste disposal costs, decommissioning costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injuries or civil or criminal penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            (ii) "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, rules, regulations, ordinances, orders, directives and any binding judicial or administrative interpretation thereof, and common law and equitable doctrines relating to pollution, the environment (including, without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health or safety as it relates to the environment including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical, material, substance or waste, exposure to which is now prohibited or regulated under any Environmental Law.

            (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, sediments, surface water, groundwater or property.

        (b) COMPLIANCE. Except as set forth in Section 4.11(b)(i) of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures, are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a CILCORP Material Adverse Effect, and neither CILCORP nor any of the CILCORP Subsidiaries has received any written communication from any person or Governmental Authority that alleges that CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, the CILCORP Joint Ventures is not in such compliance with applicable Environmental Laws. Except as set forth in Section 4.11(b)(ii) of the CILCORP Disclosure Schedule, to the knowledge of CILCORP, compliance with all applicable Environmental Laws will not require CILCORP or any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture to incur material expenditures beyond that currently budgeted in the five CILCORP fiscal years beginning with January 1, 1998 (as disclosed to AES prior to the date of this Agreement), including but not limited to the costs of CILCORP and CILCORP Subsidiary and CILCORP Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

        (c) ENVIRONMENTAL PERMITS. Except as set forth in Section 4.11(c) of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures, have obtained or have applied for all permits, licenses, registrations, consents, and other governmental authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS") necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a CILCORP Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and CILCORP and the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a CILCORP Material Adverse Effect.

    (d) ENVIRONMENTAL CLAIMS. Except as set forth in Section 4.11(d) of the CILCORP Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of CILCORP, threatened) (A) against CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, any of the CILCORP Joint Ventures,
(B) to the knowledge of CILCORP, against any person or entity whose liability for any Environmental Claim CILCORP, any of the CILCORP Subsidiaries or CILCORP Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, any of the CILCORP Joint Ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have, individually or in the aggregate, a CILCORP Material Adverse Effect.

    (e) RELEASES. Except as set forth in Section 4.11(e) of the CILCORP Disclosure Schedule, CILCORP has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, or against any person or entity whose liability for any Environmental Claim CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, individually or in the aggregate, a CILCORP Material Adverse Effect.

    (f) PREDECESSORS. Except as set forth in Section 4.11(f) of the CILCORP Disclosure Schedule, CILCORP has no knowledge, with respect to any predecessor of CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely, could reasonably be expected to require payments of $500,000 or more or which could reasonably be expected to have a CILCORP Material Adverse Effect.

    (g) DISCLOSURE. CILCORP has disclosed in writing to AES all material facts which CILCORP reasonably believes could have a CILCORP Material Adverse Effect arising from (i) the cost of CILCORP pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future, (ii) current remediation costs or costs to CILCORP or any of the CILCORP Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting CILCORP or any of the CILCORP Subsidiaries.

    (h) COST ESTIMATES. To CILCORP's knowledge, no environmental matter set forth in the CILCORP SEC Reports or the CILCORP Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the CILCORP SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a CILCORP Material Adverse Effect.

    (i) ORDERS; ENVIRONMENTAL INDEMNIFICATION. Except as set forth in Section 4.11(i) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Ventures, are or have been subject to any administrative or judicial orders relating to Environmental Laws or Hazardous Materials, including, but not limited to, Hazardous Materials that have been Released at locations that are not currently owned or operated by CILCORP, the CILCORP Subsidiaries or any CILCORP Joint Ventures, except for such orders where CILCORP or any CILCORP Subsidiary or any CILCORP Joint Ventures completed all obligations under said orders (and where there are no outstanding potential obligations or penalties that could arise from said orders) more than five years prior to the date of this Agreement. Except as set forth in Section 4.11(i) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Ventures, have entered into any agreements with any non-governmental persons requiring CILCORP, any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture to indemnify, reimburse or provide contribution to such other person for any matter related to Environmental Laws, Hazardous Materials, or the environment, except for such matters that have been fully resolved and where CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture has no further monetary or non-monetary obligation.

    (j) NOX EMISSIONS. Section 4.11(j) of the CILCORP Disclosure Schedule is a true and correct description of (i) CILCORP current plan to comply with current or reasonably anticipated requirements relating to the control of atmospheric emissions of oxides of nitrogen (NOx), including, but not limited to, costs and expenses related to compliance with a rule issued by the EPA, published in the Federal Register on October 27, 1998, that requires 22 States and the District of Columbia to submit State implementation plan revisions to prohibit specified amounts of NOx ("NOX SIP CALL"), and compliance with state statutes, regulations and policies promulgated or issued to implement the NOx SIP Call, and (ii) CILCORP best judgment as to the estimated capital costs and operating costs associated with such plan.

    Section 4.12 REGULATION AS A UTILITY. CILCO is regulated as a public utility by the FERC and in the State of Illinois and in no other state. Except as set forth in the preceding sentence or Section 4.12 of the CILCORP Disclosure Schedule, neither CILCORP nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of CILCORP (other than CILCO) is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

    Section 4.13 VOTE REQUIRED. The approval of the Merger by the affirmative vote of two-thirds of the votes entitled to be cast by holders of CILCORP Common Stock (the "CILCORP STOCKHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of CILCORP or any of the CILCORP Subsidiaries required to approve this Agreement, the Merger, the other transactions contemplated hereby and the Second Merger.

    Section 4.14 INSURANCE. Except as set forth in Section 4.14 of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by CILCORP and the CILCORP Subsidiaries during such time period. Neither CILCORP nor any of the CILCORP Subsidiaries is in default under or has received any notice of cancellation or termination with respect to any material insurance policy of CILCORP or any of the CILCORP Subsidiaries. The insurance policies of CILCORP and each of the CILCORP Subsidiaries are valid and enforceable policies and will remain in effect following the Merger and the Second Merger.

    Section 4.15 OPINION OF FINANCIAL ADVISOR. The Board of Directors of CILCORP has received the opinion of Salomon Smith Barney ("SALOMON"), dated the date of this Agreement, to the effect that, as of the date thereof, the Per Share Amount to be received by the holders of CILCORP Common Stock in the Merger is fair from a financial point of view to the holders of CILCORP Common Stock.

    Section 4.16 BROKERS. No broker, finder or investment banker (other than Salomon) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CILCORP or any CILCORP Subsidiary. CILCORP has heretofore furnished to AES a complete and correct copy of all agreements between CILCORP and Salomon, pursuant to which such firm would be entitled to any payment relating to the Merger.

    Section 4.17 NON-APPLICABILITY OF CERTAIN PROVISIONS OF ILLINOIS ACT. None of the business combination provisions of Section 5/7.85 and Section 5/11.75 of the Illinois Act or any similar provisions of the Illinois Act, the Articles of Incorporation or By-Laws of CILCORP are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of CILCORP have been obtained.

    Section 4.18 CILCORP RIGHTS AGREEMENT. Prior to the date of this Agreement, CILCORP has delivered to AES and its counsel a true and complete copy of the Rights Agreement, dated as of October 29, 1996, between Continental Stock Transfer and Trust Company and CILCORP (the "CILCORP RIGHTS AGREEMENT"), in effect as of the date hereof. As promptly as practicable on or after the date hereof, but in no event later than the date of delivery of the CILCORP Certificate, CILCORP will amend the CILCORP Rights Agreement, as necessary (the "RIGHTS AMENDMENT"), (i) to prevent the Merger, the other transactions contemplated hereby and the Second Merger from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date (as defined in the CILCORP Rights Agreement) or being deemed a Triggering Event (as defined in the CILCORP Rights Agreement) and (ii) to provide that neither AES nor any AES Subsidiary shall be deemed to be an Acquiring Person (as defined in the CILCORP Rights Agreement) by reason of the Merger, the other transactions contemplated by this Agreement and the Second Merger. CILCORP represents that the Rights Amendment will be sufficient to render the Preferred Stock Purchase Rights (the "RIGHTS") inoperative with respect to any acquisition of Shares by AES, any AES Subsidiary or any of their affiliates pursuant to this Agreement. CILCORP represents that as a result of the Rights Amendment, the Rights will not be exercisable upon or at any time after the Merger or the Second Merger by reason of the transactions contemplated hereby.

    Section 4.19 YEAR 2000 COMPLIANCE. The computer software operated by CILCORP and its Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. CILCORP reasonably believes as of the date hereof that the remaining cost of adaptions referred to in the foregoing sentence will not exceed $22.0 million, and all such costs have been included in CILCORP's budget for capital expenditures set forth in Section 6.1(k) of the CILCORP Disclosure Schedule.

    Section 4.20 TITLE TO REAL PROPERTY. Except as set forth in Section 4.20 of the CILCORP Disclosure Schedule or except as is not reasonably likely to result in a CILCORP Material Adverse Effect, CILCORP and each CILCORP
Subsidiary: (i) owns and has good, valid and marketable title in fee simple to the real property owned by such party, free and clear of Liens, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of CILCORP or any CILCORP Subsidiary and (B) Liens for current Taxes not yet due and payable ((A) and (B) are collectively referred to as "PERMITTED CILCORP LIENS"); (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes. The failure to hold any easements or rights of way will not have a CILCORP Material Adverse Effect.

    Section 4.21 ASSETS OTHER THAN REAL PROPERTY INTERESTS. CILCORP or a CILCORP Subsidiary has good and valid title to all material assets reflected on the most recent balance sheet included in the CILCORP SEC Reports (the "BALANCE SHEET") or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and that may thereafter be paid without penalty, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto and (iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of CILCORP and each of the CILCORP Subsidiaries as presently conducted. All the material tangible personal property of CILCORP and the CILCORP Subsidiaries has been maintained in all material respects in accordance with the past practice of CILCORP and the CILCORP Subsidiaries and generally accepted industry practice. Each item of material tangible personal property of CILCORP and the CILCORP Subsidiaries is in all material respects in good working order and is adequate and sufficient for CILCORP' intended purposes, ordinary wear and tear excepted. All leased personal property of CILCORP and its subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

    Section 4.22 INTELLECTUAL PROPERTY. CILCORP and each of the CILCORP Subsidiaries own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information (collectively, "INTELLECTUAL PROPERTY") necessary in connection with the business of CILCORP and the CILCORP Subsidiaries as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not have a CILCORP Material Adverse Effect, and (i) the conduct of the business of CILCORP and each of the CILCORP Subsidiaries as currently conducted does not infringe upon any Intellectual Property of any third party except where such infringement would not result in a CILCORP Material Adverse Effect and (ii) no person is infringing upon any Intellectual Property of CILCORP or any CILCORP Subsidiary except where such infringement would not result in a CILCORP Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the Merger, the other transactions contemplated hereby and the Second Merger will not result in the loss of, or any encumbrance on, the rights of CILCORP or any CILCORP Subsidiary with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not have a CILCORP Material Adverse Effect.

    Section 4.23  TRANSACTIONS WITH AFFILIATES.  Except as set forth in Section
4.23 of the CILCORP Disclosure Schedule or in the CILCORP SEC Reports, there is no agreement, contract or other arrangement between CILCORP and any CILCORP Subsidiary, on the one hand, and any affiliate (other than CILCORP or a CILCORP Subsidiary), on the other hand, that will continue in effect subsequent to the Closing Date. After the Closing Date no affiliate of CILCORP or any CILCORP Subsidiary (other than CILCORP or any CILCORP Subsidiary) will have any material interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of CILCORP or any CILCORP Subsidiary. No affiliate of CILCORP or any CILCORP Subsidiary (other than CILCORP or any CILCORP Subsidiary) has any direct or indirect ownership interest in any person (other than the ownership of 5% or less of the stock of any person held as a passive investment) in which CILCORP or any CILCORP Subsidiary has any direct or indirect ownership interest or with which CILCORP or any CILCORP Subsidiary competes or has a business relationship.

    Section 4.24 DISCONTINUED BUSINESS. Section 4.24(i) of the CILCORP Disclosure Schedule contains a true and complete list of each CILCORP Subsidiary which has ceased operations or discontinued any business (the "DISCONTINUED BUSINESS") since January 1, 1997. Except for liabilities, contingent or otherwise, disclosed in Section 4.24(ii) of the CILCORP Disclosure Schedule, neither CILCORP nor any CILCORP Subsidiary has any liabilities or obligations, contingent or otherwise, with respect to a Discontinued Business and no creditor of any Discontinued Business has any recourse against CILCORP or any CILCORP Subsidiary.

    Section 4.25 CAPTIVE INSURANCE BUSINESS. National Professional Casualty Company is licensed as a pure captive insurance company within the meaning of
Section 6001 of the Vermont Insurance Laws, and has all insurance licenses, permits and authorizations required to operate its business as currently conducted. At no time has National Professional Casualty Company insured any risks other than those of QST Environmental Inc. and its Subsidiaries. The loss and loss adjustment expense reserves reflected on National Professional Casualty Company's most recently filed statutory statement were established in accordance with generally accepted actuarial standards consistently applied and are adequate to meet all liabilities on insurance policies issued by National Professional Casualty Company. CILCORP has previously delivered to AES the most recent market conduct and financial examinations report of National Professional Casualty Company issued by any insurance regulatory authority, and all material deficiencies or violations in such reports have been resolved to the satisfaction of the insurance regulatory authorities. Except as set forth in
Section 4.25 of the CILCORP Disclosure Schedule, there are no pending market conduct examinations or inquiries by any insurance regulatory authority with respect to National Professional Casualty Company.

    Section 4.26 CONTRACTUAL OBLIGATIONS. Section 4.26 of the CILCORP Disclosure Schedule sets forth a true and complete list of all contractual commitments or other contractual obligations of CILCORP and the CILCORP Subsidiaries to make investments or purchase an equity interest in, make contributions to, or otherwise fund the operations, expenses or capital of, any person. The execution and delivery of this Agreement by CILCORP do not, and the consummation of the Merger and the other transactions contemplated hereby and if such were consummated, the Second Merger, will not result in any obligation on the part of CILCORP or any CILCORP Subsidiaries to pay money to, guarantee the performance or obligations of, or cause AES to guarantee the performance or obligations of, any person, including in connection with obtaining the CILCORP Required Consents and the CILCORP Second Merger Required Consents, under any note, bond, mortgage, indenture or deed of trust or any material contract, lease or other agreement of any kind to which CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures is a party or by which any of them or any of their respective properties or assets may be bound.

    Section 4.27 DISCLOSURE. CILCORP has not failed to disclose to AES any facts known to CILCORP or which CILCORP could reasonably be expected to know pertaining to CILCORP, any CILCORP Subsidiary, any CILCORP Joint Venture, or its or their business or operations that may materially and adversely affect the business, assets, operations, or prospects of CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture taken as a whole.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF AES AND MERGER SUB

    AES and Merger Sub hereby represent and warrant to CILCORP as follows:

    Section 5.1 ORGANIZATION AND QUALIFICATION. Each of AES and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of AES and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, an "AES MATERIAL ADVERSE EFFECT").

    Section 5.2  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS.

    (a) AUTHORITY. AES and Merger Sub have all requisite power and authority to enter into this Agreement and, subject to the receipt of the AES Required Statutory Approvals (as defined in Section 5.2(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by AES and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AES and Merger Sub. This Agreement has been duly and validly executed and delivered by AES and

Merger Sub, and, assuming the due authorization, execution and delivery hereof by CILCORP, this Agreement constitutes the valid and binding obligation of each of AES and Merger Sub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by AES and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the Certificate or Articles of Incorporation, By-Laws or similar governing documents of AES or Merger Sub, (ii) subject to obtaining the AES Required Statutory Approvals (as defined below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(b) hereof) applicable to AES or Merger Sub or any of their respective properties or assets or (iii) subject to obtaining the third-party consents (the "AES REQUIRED CONSENTS") set forth in Section 5.2(b) of the disclosure schedule delivered by AES to CILCORP concurrent with the execution of this Agreement (the "AES DISCLOSURE SCHEDULE"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which AES or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have an AES Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as described in Section 5.2(c) of the AES Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by AES and Merger Sub or the consummation by AES and Merger Sub of the Merger and the other transactions contemplated hereby (the "AES REQUIRED STATUTORY APPROVALS"), other than such AES Required Statutory Approvals the failure of which to be obtained or made would not prevent the consummation by AES of the Merger and the other transactions contemplated hereby, it being understood that references in this Agreement to "obtaining" such AES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    Section 5.3 COMPLIANCE. Except as set forth in Section 5.3 of the AES Disclosure Schedule or as disclosed in any report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by AES or Merger Sub (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 and prior to the date hereof (as such documents have since the time of their filing been amended, the "AES SEC REPORTS"), true and complete copies of which have been provided to CILCORP concurrent with the execution of this Agreement, neither AES nor Merger Sub is in violation of, is, to the knowledge of AES, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have an AES Material Adverse Effect. Except as set forth in Section 5.3 of the AES Disclosure Schedule, AES and Merger Sub have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of AES and Merger Sub, except for such permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions the failure of which to have would not result in an AES Material Adverse Effect. Except as set forth in Section 5.3 of the AES Disclosure Schedule, each of AES and Merger Sub is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by AES or Merger Sub under (i) its Articles of Incorporation, By-Laws or other organizational document or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which AES or Merger Sub is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have an AES Material Adverse Effect.

    Section 5.4 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by AES and Merger Sub under the Securities Act, the Exchange Act, the Public Utility Regulatory Policies Act of 1978 ("PURPA"), PUHCA and applicable state, municipal, local and other laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the SEC or the FERC, or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. As of their respective dates, the AES SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of AES included in the AES SEC Reports (collectively, the "AES FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present the financial position of AES, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and By-Laws of AES, as in effect on the date of this Agreement, are included (or incorporated by reference) in the AES SEC Reports.

    Section 5.5 PROXY STATEMENT INFORMATION. None of the information supplied in writing by AES, Merger Sub or any AES Subsidiary for inclusion in the Proxy Statement (as defined in Section 7.2(a) hereof), at the dates mailed to stockholders of CILCORP and at the time of the meeting of such stockholders to be held in connection with the Merger and the other transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 5.6 FINANCING. As of the date of this Agreement and assuming that CILCORP delivers the CILCORP Certificate, AES believes in its reasonable good faith judgment that it will be able to obtain the funds, through financing or otherwise, in an amount sufficient to pay the Aggregate Consideration Amount upon consummation of the Merger.

    Section 5.7  REGULATORY STATUS.

    (a) Except as set forth in Section 5.7 of the AES Disclosure Schedule, as of the date of this Agreement, neither AES nor any "subsidiary company" or "affiliate" (as such terms are defined in PUHCA) of AES is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality or state in the United States.

    (b) As soon as reasonably practicable after the date hereof, AES will not be a "holding company" (as such term is defined in PUHCA) nor will it be a "subsidiary company" of a "holding company" or an "affiliate" of any "public utility company" (as such terms are defined in PUHCA), and therefore, prior approval of the SEC pursuant to Section 9(a)(2) of PUHCA will not be required for consummation of the Merger and the other transactions consummated hereby.

    Section 5.8 REGULATORY APPROVAL. As of the date of this Agreement, AES believes in its reasonable good faith judgment that it will be able to obtain the SEC Exemption Order.

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGER;
                            COVENANTS OF THE PARTIES

    Section 6.1 CONDUCT OF BUSINESS BY CILCORP PENDING THE MERGER. CILCORP covenants and agrees, as to itself and each of the CILCORP Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent AES shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable and which consent shall not be unreasonably withheld:

    (a) ORDINARY COURSE OF BUSINESS. CILCORP shall, and shall cause the CILCORP Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, including regulators, and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

    (b) DIVIDENDS. CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to CILCORP or its wholly-owned Subsidiaries, (B) dividends required to be paid on any CILCO Preferred Stock, CILCO Class A Preferred Stock or CILCO Preference Stock in accordance with the terms thereof, (C) regular quarterly dividends of $.615 on CILCORP Common Stock with respect to the fiscal quarters ending prior to the Effective Date, with usual record and payment dates not in excess of the average quarterly dividend for the four quarterly dividend payments immediately preceding the date hereof with respect thereto, and (D) a special dividend on CILCORP Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to $.615 multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than redemptions, purchases or acquisitions required by the respective terms of any series of CILCO Preferred Stock, CILCO Class A Preferred Stock or CILCO Preference Stock.

    (c) ISSUANCE OF SECURITIES. Except as described in Section 6.1(c) of the CILCORP Disclosure Schedule, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than
(i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent and (ii) issuances of shares of CILCORP Common Stock after the date of this Agreement pursuant to CILCORP Options existing as of the date hereof, as identified in Section 4.10(a) of the CILCORP Disclosure Schedule.

    (d) CHARTER DOCUMENTS. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, amend or propose to amend the Articles of Incorporation or By-Laws of CILCORP or such comparable organizational documents of any CILCORP Subsidiary.

    (e) NO ACQUISITIONS. Except as provided in Section 6.1(aa) hereof, CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to: (i) acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or corporation, partnership, association or other business organization or division thereof, (ii) otherwise acquire or agree to acquire a material amount of assets, other than fuel used for the production of electricity and limestone used for its SO2 scrubber, or natural gas for send-out or storage or (iii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structures or ownership of CILCORP or any of the CILCORP Subsidiaries, other than the transfer of ownership of QST Environmental Inc. from an indirect CILCORP Subsidiary to CILCORP.

    (f) NO DISPOSITIONS. Except as disclosed in Section 6.1(f)(i) of the CILCORP Disclosure Schedule or with respect to CILCORP or the CILCORP Subsidiaries making dispositions in the ordinary course of business consistent with past practice at fair market value of less than $2 million per transaction (not to exceed $10 million in the aggregate) in sales price and indebtedness assumed by the acquiring party and its affiliates, or making dispositions not in the ordinary course of business at fair market value of less than $50,000 per transaction (not to exceed $1 million in the aggregate) in sales price, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, sell or dispose of any of their respective assets, provided, however, that no consent shall be required of AES for CILCORP or any CILCORP Subsidiary to sell or dispose of (i) the stock or assets of QST Environmental Inc. and/or its Subsidiaries (or enter into any agreement for the sale or disposition of QST Environmental Inc. and/or its Subsidiaries) for a cash purchase price of at least $25 million, net of fees and expenses, if such sale or agreement includes as a term thereof, the release of CILCORP and the CILCORP Subsidiaries of all liabilities and obligations, contingent or otherwise, arising out of the operations of QST Environmental Inc. and its Subsidiaries prior to the date the sale is to be consummated, and whether or not known prior to the date of sale, and does not impose any liability on AES or any of the AES Subsidiaries with respect to such operations, or (ii) the assets listed in Section 6.1(f)(ii) of the CILCORP Disclosure Schedule if the purchase price for any such asset is less than $2,000,000 individually (not to exceed $5,000,000 in the aggregate) and if the price to be received for such asset after taking into account fees and expenses and on-going indemnification obligations and other post-closing liabilities is more than book value of such asset.

    (g) COOPERATION, NOTIFICATION. CILCORP shall (i) confer on a regular and frequent basis with one or more representatives of AES to discuss, subject to applicable law, material operational matters and the general status of CILCORP's ongoing operations, (ii) promptly notify AES of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly notify AES of any sales of assets by CILCORP or any CILCORP Subsidiary in excess of $1 million and shall discuss with AES use of proceeds from such sales to the extent that such proceeds exceed $1 million, (iv) promptly advise AES of (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate as so qualified in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (C) any change or event which, individually or in the aggregate, has had or would have a CILCORP Material Adverse Effect (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (v) promptly provide AES with copies of all filings made by CILCORP or any CILCORP Subsidiary with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby. AES shall designate one or more of its Representatives (as defined in Section 7.1 hereof), by name, for purposes of this subsection (g), who will make themselves reasonably available by telephone, electronic mail and in person.

    (h) THIRD-PARTY CONSENTS. CILCORP shall, and shall cause the CILCORP Subsidiaries to, use all reasonable best efforts to obtain all CILCORP Required Consents. CILCORP shall promptly notify AES of any failure or prospective failure to obtain any such consents and shall provide copies of all CILCORP Required Consents obtained by CILCORP to AES.

    (i) NO BREACH, ETC. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    (j) TAX MATTERS. CILCORP shall not, nor shall it permit any CILCORP Subsidiary to, (i) make or rescind any material express or deemed election relating to Taxes, (ii) except as set forth in Section 6.1(j)(ii) of the CILCORP Disclosure Schedule, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iii) except as set forth in Section 6.1(j)(iii) of the CILCORP Disclosure Schedule or as required by applicable law, change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 1997 or (iv) except as set forth in Section 6.1(j)(iv) of the CILCORP Disclosure Schedule, make any change in its method of accounting for Taxes as reflected on or used in preparing its Form 10-Q, dated as of November 10, 1998 (including any change in the amount of its reserve for contingent Tax liabilities).

    (k) CAPITAL EXPENDITURES. CILCORP shall, and CILCORP shall permit the CILCORP Subsidiaries to, make capital expenditures during any six-month fiscal period only up to and not in excess of 110% of the amount budgeted for such six-month fiscal period by CILCORP for capital expenditures and then only as set forth in Section 6.1(k) of the CILCORP Disclosure Schedule, except for unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events, extreme weather, and unscheduled unit outages.

    (l) INDEBTEDNESS. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of credit facilities existing as of the date hereof or hedging activities undertaken in order to hedge a balance sheet asset or liability and not for speculative purposes); provided however in no event shall CILCORP and the CILCORP Subsidiaries, taken together, have outstanding at any time, $428 million in the aggregate of indebtedness, guarantees and keep-well obligations.

    (m) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(m) of the CILCORP Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by CILCORP or any of the CILCORP Subsidiaries (including, without limitation, the CILCORP Benefit Plans set forth in Section 4.10(a) of the CILCORP Disclosure Schedule) or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment, compensation or any related rights, of any director, officer or other employee of CILCORP or any of the CILCORP Subsidiaries, except pursuant to binding legal commitments existing on the date of this Agreement and specifically identified in Section 4.10(a) of the CILCORP Disclosure Schedule.

    (n) PUHCA. CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the CILCORP Subsidiaries, under PUHCA, or that would impair the ability of CILCORP or AES or any AES Subsidiary to claim any exemption under PUHCA or that would subject AES or any AES Subsidiary to regulation under PUHCA (other than under Section 9(a)(2) or as an exempt holding company under PUHCA) following the Merger.

    (o) ACCOUNTING. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

    (p) AFFILIATE TRANSACTIONS. Subject to the other restrictions set forth in this Section 6.1, CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, enter into any agreement or arrangement with any of their respective affiliates other than such agreements and arrangements as are entered into in the usual, ordinary and regular course of business and which have been negotiated on an arms-length basis and are no less favorable to CILCORP or a CILCORP Subsidiary than CILCORP or such CILCORP Subsidiary would have obtained from an unaffiliated third party, and provided that CILCORP shall have notified AES in writing prior to entering into any such affiliate transaction.

    (q) RATE MATTERS. CILCORP shall, and shall cause the CILCORP Subsidiaries to, discuss with AES any changes and proposed changes in its or the CILCORP Subsidiaries' rates or charges (including those with respect to fuel adjustment charges and purchased gas adjustments), standards of service or accounting from those in effect on the date hereof and consult with AES prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and except as provided in Section 6.1(q) of the CILCORP Disclosure Schedule, CILCORP shall not, and shall cause the CILCORP Subsidiaries not to, make any filing to change its rates on file with the FERC or any applicable state utility commission, except as may be required by applicable law, that would have a CILCORP Material Adverse Effect.

    (r) CONTRACTS. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, (i) except in the ordinary course of business consistent with past practice, enter into new contracts, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which CILCORP or any CILCORP Subsidiary is a party, which is material to CILCORP and the CILCORP Subsidiaries taken as a whole and provided that the term of any new contract or any contract modification, amendment or renewal does not exceed twelve months, or waive, release or assign any material rights or claims therein, or (ii) enter into, modify, amend, or renew any contract or agreement outside the ordinary course of business or on a basis not consistent with past practice if the dollar value of such new contract or agreement, or existing contract or agreement as so amended, modified, or renewed, is or would be in excess of $2,000,000 (not to exceed $20,000,000 in the aggregate) or have an initial term (or a renewal or extension term) greater than twelve months.

    (s) INSURANCE. Section 6.1(s) of the CILCORP Disclosure Schedule is a true and correct list of the specific types of losses as to which CILCORP and the CILCORP Subsidiaries self-insure and the dollar amounts of each such type of coverage. CILCORP shall, and shall cause each CILCORP Subsidiary to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing such methods of generating electric power and fuel sources similar to the methods employed and fuels used by CILCORP or the CILCORP Subsidiaries, except that CILCORP may continue to self-insure for the type of losses and in the dollar amounts as provided in
Section 6.1(s) of the CILCORP Disclosure Schedule.

    (t) PERMITS. CILCORP shall, and shall cause each CILCORP Subsidiary to, use reasonable best efforts to maintain in effect all existing governmental permits which are material to the operations of CILCORP or any of the CILCORP Subsidiaries.

    (u) DISCHARGE OF LIABILITIES. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to CILCORP and the CILCORP Subsidiaries, taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto of the CILCORP SEC Reports filed prior to the date hereof), or incurred in the ordinary course of business consistent with past practice.

    (v) STAFFING. Except as set forth in Sections 6.1(v) and 6.1(aa) of the CILCORP Disclosure Schedule, CILCORP shall not, and shall not permit any CILCORP Subsidiary to, make any increase in staffing levels over those in effect on the date hereof.

    (w) TAX-EXEMPT STATUS. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, take any action that would likely jeopardize the qualification of CILCORP's outstanding revenue bonds which qualify as of the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

    (x) CILCORP CERTIFICATE. As promptly as practicable after all conditions to Closing set forth in Section 8.1 hereof have been satisfied and the conditions set forth in Section 8.3(a), (b), (c) and (d) have been satisfied or waived, CILCORP shall deliver to AES the CILCORP Certificate (as defined in Section 6.2(d) hereof).

    (y) QST ENVIRONMENTAL INC.. CILCORP shall, and shall cause the CILCORP Subsidiaries to, use commercially reasonable efforts to pursue the sale of QST Environmental Inc. prior to the Closing on the most favorable commercial terms available.

    (z) WARN ACT. CILCORP shall (i) notify AES of all employees of CILCORP and the CILCORP Subsidiaries who suffer an "employment loss" (as defined in the WARN
Act) during the 90 day period prior to the Closing Date and (ii) provide, or cause the CILCORP Subsidiaries to provide, all written notices required by the WARN Act to all employees which AES designates.

    (aa) NEW LINES OF BUSINESS. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, enter into a new line of business or make any change in the line of business in which it engages as of the date of this Agreement, except that CILCORP may establish a new wholly-owned subsidiary to take over the operation and maintenance of a steam plant, as disclosed on Section 6.1(aa) of the CILCORP Disclosure Schedule, but shall not in connection therewith hire any personnel, except as disclosed in Section 6.1(aa) of the CILCORP Disclosure Schedule.

    (bb)  RIGHTS AGREEMENT.  Except for the amendments contemplated by Section
4.18 hereof or amendments approved in writing by AES or any AES Subsidiary, CILCORP will not, following the date hereof, amend the CILCORP Rights Agreement in any manner. In addition, CILCORP covenants and agrees that it will not redeem the Rights unless such redemption is consented to in writing by AES prior to such redemption.

    (cc) ILLINOIS COMMERCE COMMISSION CERTIFICATION. CILCORP shall use its commercially reasonable efforts to obtain from the Illinois Commerce Commission the certification addressed to the SEC pursuant to Section 33(a)(2) of PUHCA in the form of Exhibit A hereto or in a form otherwise reasonably satisfactory to AES (the "Illinois Certification").

    (dd) HEDGING. CILCORP shall not, and shall not permit any CILCORP Subsidiary to, buy or sell any energy futures or forward contracts or energy transportation futures or forward contracts, or options on any of the foregoing, other than for purposes of hedging contracts to buy or sell physical energy or energy transportation. In addition, in transacting business outside of the native load service territory of CILCO, CILCORP shall not, and shall not permit any CILCORP Subsidiary to, enter into any energy-related sales or purchase contracts that would create an unhedged position of more than $100,000 for any single contract, or $1,000,000 on a cumulative basis.

    Section 6.2 COVENANTS OF AES. AES covenants and agrees, as to itself and each of the AES Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent CILCORP shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable and which consent shall not be unreasonably withheld:

    (a)  COOPERATION, NOTIFICATION.  AES shall (i) promptly advise CILCORP of
(A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect and (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (ii) promptly provide CILCORP with copies of all filings made by AES or any AES Subsidiary with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (b) NO BREACH, ETC. AES shall not, and AES shall not permit any AES Subsidiary to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    (c) PUHCA APPLICATION. Subject to AES' determination not to seek an exemption under PUHCA Section 3(a)(5), as promptly as practicable following the date hereof, AES shall file with the SEC an application (the "PUHCA APPLICATION") pursuant to PUHCA for an exemption from the requirement that it register as a holding company under PUHCA Section 3(a)(5). AES shall promptly notify CILCORP upon issuance of the SEC Exemption Order (as defined in Section 8.3(e) hereof).

    (d) FINANCING. AES shall diligently pursue and use commercially reasonable efforts to arrange financing or obtain funds sufficient to pay the Aggregate Consideration Amount in the Merger (the "FINANCING"). The Financing may consist of (i) non-recourse borrowings and (ii) general corporate funding from the capital reserves, working capital and other sources of AES, in each case, in such proportions to the Aggregate Consideration Amount as AES shall determine in its sole discretion. AES covenants and agrees that if the proceeds from the sources specified in clauses (i) and (ii) of this Section 6.2(d) are less than the Aggregate Consideration Amount, AES shall use commercially reasonable efforts to sell a number of shares of AES Common Stock (the "AES COMMON STOCK SALE") so that the aggregate proceeds from clauses (i) and (ii) of this Section 6.2(d) and the AES Common Stock Sale shall be an amount equal to the Aggregate Consideration Amount. Notwithstanding the foregoing, AES shall have no obligation to undertake any action to arrange financing, obtain funds or sell AES Common Stock in the AES Common Stock Sale until CILCORP shall have delivered to AES a certificate signed by an executive officer of CILCORP to the effect that, to the best of such officer's knowledge as of the date of the delivery of such certificate, the conditions set forth in Section 8.1 hereof have been satisfied by CILCORP and the conditions set forth in Sections 8.3(a) (as of the date of such certificate), 8.3(b) (as of the date hereof and as of the date of such certificate), 8.3(c), 8.3(d) and 8.3(k) hereof have been satisfied by CILCORP or waived by AES, which certificate must be delivered by CILCORP within five business days of all such conditions being satisfied or waived, as the case may be (the "CILCORP CERTIFICATE") and AES shall have satisfied or waived the condition set forth in Section 8.3(e) hereof, and provided further, that in no event shall AES be required to arrange financing, obtain funds or sell AES Common Stock in the AES Common Stock Sale if there shall have occurred (or, in the case of clauses (i) through (iv) below, been threatened) (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on the extension of credit by banks or other lending institutions in the United States, (iv) a commencement of a war or armed hostilities or other national or international calamity involving the United States, (v) any significant disruption or material adverse change in the market for new issues of senior debt securities, credit facilities or common or preferred equity securities (or equity-linked securities) by a company having financial characteristics similar to those of AES, (vi) any significant disruption or material adverse change in the financial or capital markets in general which make it impracticable for a company having financial characteristics similar to those of AES to finance a transaction of the size and nature as that contemplated hereunder on commercially reasonable financing terms or (vii) in the case of any of the foregoing existing at the time of the proposed AES Common Stock Sale, a material acceleration or worsening thereof; and provided, further, that in no event shall AES be required to sell AES Common Stock in the AES Common Stock Sale if during any five trading days following the date of delivery of the CILCORP Certificate, there shall have occurred a decline of twenty percent or more in the average closing price of AES Common Stock from the average closing price over the five trading days preceding the date hereof. The sole remedy for failure to obtain the Financing shall be as provided in Section 9.1(b)(iv) hereof, except in the case of intentional and willful breach by AES of its obligations (as qualified herein) under this
Section 6.2(d).

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, CILCORP shall, and shall cause the CILCORP Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "REPRESENTATIVES") of AES reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments, records, budgets, forecasts and other information (including, but not limited to, Tax Returns) and, during such period, CILCORP shall, and shall cause the CILCORP Subsidiaries to, furnish promptly to AES (i) access to each report, schedule and other document filed or received by it or any of the CILCORP Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the

SEC, the FERC, the public utility commission of any state, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal or state regulatory agency or commission or other Governmental Authority, (ii) access to all information concerning CILCORP, the CILCORP Subsidiaries, directors, officers and stockholders, properties, facilities or operations owned, operated or otherwise controlled by CILCORP, or if not so owned, operated or controlled, which properties, facilities or operations that CILCORP may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by AES in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; (iii) such additional information relating to Taxes as AES shall from time to time reasonably request (or, where applicable, to cooperate with AES in collecting such information), including information relating to (a) Tax basis of the stock of the CILCORP Subsidiaries, (b) earnings and profits, (c) material Tax elections, (d) net operating loss carryovers and Tax credit carryovers, (e) intercompany transactions, (f) reconciliation of book and Tax items, (g) the rollout of any deferred Tax items and (h) ongoing audits (including copies of any Internal Revenue Service Forms 4564 or other similar information document requests) and (iv) office space and equipment at CILCORP's headquarters for the purposes of designing a transition plan in conjunction with CILCORP's Representatives. Subject to the following sentence, such information provided to AES may be shown to AES' investment bankers and financial advisors. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of July 8, 1998, between AES and CILCORP (the "CONFIDENTIALITY AGREEMENT"). Notwithstanding the foregoing, nothing herein shall require CILCORP to disclose system information that it is precluded from sharing with others pursuant to FERC Orders 888 and 889 (as amended) without simultaneous disclosure to all parties on its electronic bulletin board.

    Section 7.2  PROXY STATEMENT.

    (a) As soon as reasonably practicable after the date of this Agreement, CILCORP shall prepare and file with the SEC, and AES shall cooperate with CILCORP in such preparation and filing, a preliminary proxy statement or information statement relating to this Agreement and the transactions contemplated hereby and use its commercially reasonable efforts to furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with and approval of AES, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and, promptly after the completion of any SEC review or notification from the SEC that the preliminary proxy materials will not be subject to comment, cause a definitive proxy statement or information statement (the "PROXY STATEMENT") to be mailed to its stockholders. Subject to the fiduciary obligations of the Board of Directors under applicable law, CILCORP shall include in the Proxy Statement the recommendation of the Board of Directors of CILCORP that the stockholders of CILCORP approve and adopt this Agreement and the transactions contemplated hereby.

    (b) AES agrees that (i) it will provide CILCORP with all information concerning AES necessary or appropriate to be included in the Proxy Statement and (ii) at the meeting of CILCORP stockholders to be held in connection with the Merger and the other transactions contemplated hereby, it will vote, or cause to be voted, all of the Shares then owned by, or with respect to which proxies are held by it or any of the AES Subsidiaries, if any, in favor of the approval and adoption of this Agreement.

    (c) CILCORP and AES shall cooperate with one another in the preparation and filing of the Proxy Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Proxy Statement, and shall promptly supply the other parties with copies of all correspondence between such party (or its Representatives) and the SEC (or its staff) relating thereto. CILCORP and AES each agree to correct any information provided by it for use in the Proxy Statement which shall have become, or is, false or misleading.

    Section 7.3  REGULATORY APPROVALS AND OTHER MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

    (b) OTHER APPROVALS. Each party hereto shall cooperate with the others and use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate (i) the transactions contemplated hereby, including, without limitation, the SEC Exemption Order (as defined in Section 8.3(e) hereof), the AES Required Statutory Approvals, the CILCORP Required Statutory Approvals, the AES Required Consents and the CILCORP Required Consents (and any concurrent or related rate filings, if any), and (ii) if AES determines to proceed with the Second Merger and so notifies CILCORP, the Second Merger Statutory Approvals and the CILCORP Second Merger Required Consents. AES and CILCORP agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities; provided, however, that it is agreed that CILCORP shall have primary responsibility for the preparation and filing of any applications with or notifications to applicable state regulatory authorities for approval of the Merger. Each of AES and CILCORP shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

    Section 7.4 APPROVAL OF CILCORP STOCKHOLDERS. CILCORP shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "CILCORP MEETING") for the purpose of securing the CILCORP Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its Articles of Incorporation and By-Laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with AES with respect to each of the foregoing matters. Without limiting the generality of the foregoing, CILCORP agrees that its obligations pursuant to the first sentence of this Section 7.4 shall not be affected by the commencement, public proposal, public disclosure or communication to CILCORP of any Acquisition Proposal (as defined in Section 7.8(b) hereof).

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of CILCORP or any of the CILCORP Subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are, in whole or in part, (x) based on or arising out of the fact that such person is or was a director or officer of CILCORP or any CILCORP Subsidiary or (y) arising out of or pertaining to the transactions contemplated by this Agreement (the "INDEMNIFIED LIABILITIES"). In the event of any such loss, expense, claim, damage or liability (whether or not arising prior to the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by the Surviving Corporation, which counsel may also serve as counsel to the Surviving Corporation and which counsel shall be reasonably satisfactory to the Indemnified Parties (whose consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Illinois Act subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Illinois Act and the Articles of Incorporation or By-Laws of CILCORP shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party (the "INDEPENDENT COUNSEL"); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the written opinion of the Independent Counsel, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect existing policies of directors' and officers' liability insurance maintained by CILCORP; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a commercially reasonable cost to the Surviving Corporation for annual premiums for such directors' and officers' liability insurance, which existing premium costs are disclosed on
Section 7.5(b) of the CILCORP Disclosure Schedule; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Surviving Corporation shall maintain or obtain as much of such insurance for CILCORP as can be so maintained or obtained at a commercially reasonable cost for annual premiums for directors' and officers' liability insurance.

    (c) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing as of the date hereof in favor of any Indemnified Party, as provided in their respective Articles of Incorporation and By-Laws in effect on the date thereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

    Section 7.6 DISCLOSURE SCHEDULES. On or before the date hereof, (i) AES has delivered to CILCORP the AES Disclosure Schedule, accompanied by a certificate signed by an executive officer of AES stating the AES Disclosure Schedule has been delivered pursuant to this Section 7.6 and (ii) CILCORP has delivered to AES the CILCORP Disclosure Schedule, accompanied by a certificate signed by an executive officer of CILCORP stating the CILCORP Disclosure Schedule has been delivered pursuant to this Section 7.6. The AES Disclosure Schedule and the CILCORP Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(b) hereof or Section 8.3(b) hereof.

    Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, AES and CILCORP will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld and which decision regarding consent shall be made as soon as reasonably practicable).

    Section 7.8  NO SOLICITATIONS.

    (a) From and after the date hereof, (i) CILCORP will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined in Section 7.8(b) hereof) from any person, or engage in any discussion or negotiations relating thereto and (ii) neither the Board of Directors of CILCORP nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to AES, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) cause CILCORP or any CILCORP Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Acquisition Proposal; provided, however, that CILCORP may, at any time prior to receipt of CILCORP Stockholders' Approval (the "CILCORP APPLICABLE PERIOD"), (i) in response to an Acquisition Proposal which was not solicited by it or its Representatives and which did not otherwise result from a breach of this Section 7.8, if the Board of Directors of CILCORP
(x) reasonably believes in good faith, after consultation with its financial advisors, that an Acquisition Proposal may be a Superior Proposal (as defined in Section 7.8(b) hereof) and (y) determines in good faith, after consultation with its financial advisors and outside counsel, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to CILCORP's stockholders under applicable law, and subject to providing AES with prior written notice of its decision to take such action (the "CILCORP NOTICE") and compliance with Section 7.8(c) hereof, (1) furnish information with respect to CILCORP and the CILCORP Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (2) participate in discussions or negotiations regarding such Superior Proposal, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer (provided that, except in connection with a termination of this Agreement pursuant to clause (iii) of this proviso, neither CILCORP nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal), and/or (iii) in the event that during the CILCORP Applicable Period the Board of Directors of CILCORP reasonably believes in good faith, after consultation with its financial advisors and outside counsel, (x) that it has received an Acquisition Proposal that constitutes a Superior Proposal and (y) that failure to terminate this Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to CILCORP's stockholders under applicable law, by action of the Board of Directors of CILCORP (subject to this sentence and Section 9.1(d)(ii) hereof), terminate this Agreement (and, following the exercise of such termination right, withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, and approve or recommend any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CILCORP or any such CILCORP Subsidiary, other than the transactions contemplated by this Agreement), but only at a time that is during the CILCORP Applicable Period and is after the third business day following AES' receipt of written notice advising AES that the Board of Directors of CILCORP is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. CILCORP shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by CILCORP or its Representatives with respect to any of the foregoing.

    (b) As used herein, (i) "ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a "MATERIAL BUSINESS") that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of CILCORP and the CILCORP Subsidiaries, taken as a whole, or 15% or more of any class of voting securities of CILCORP or any CILCORP Subsidiary owning, operating or controlling a Material Business, any tender offer or exchange offer that it consummated would result in any person beneficially owing 15% or more of any class of voting securities of CILCORP or any such CILCORP Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CILCORP or any such CILCORP Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that no transaction permitted pursuant to Section 6.1(f) hereof shall be deemed an Acquisition Proposal for any purpose and (ii) a "SUPERIOR PROPOSAL" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CILCORP Common Stock then outstanding or all or substantially all the assets of CILCORP which the Board of Directors of CILCORP determines in its good faith judgment, after consultation with its financial advisors and outside counsel, to be more favorable to CILCORP's Stockholders (taking into account any changes to the financial terms of this Agreement proposed by AES in response to such proposal and all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of the proposal and the third party making such proposal and the conditions and the prospects for completion of such proposal, the strategic direction and benefits sought by CILCORP and any changes to this Agreement proposed by AES in response to such proposal) than the Merger and the other transactions contemplated by this Agreement.

    (c) CILCORP shall promptly advise AES orally and in writing of the receipt of any Acquisition Proposal or Superior Proposal and of the receipt of any inquiry with respect to or which CILCORP reasonably believes could lead to any Acquisition Proposal or Superior Proposal. CILCORP shall promptly advise AES orally and in writing of the identity of the person making any such Acquisition Proposal or Superior Proposal or inquiry and of the material terms of any such Acquisition Proposal or Superior Proposal and of any material changes thereto.

    Section 7.9 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    Section 7.10 BOARD OF DIRECTORS. At or prior to the Effective Time, CILCORP shall obtain the resignation as of the Effective Time of each director of CILCORP and, if so requested by AES, of any director or officer of any CILCORP Subsidiary or officer of CILCORP.

    Section 7.11 ILLINOIS RESPONSIBLE PROPERTY TRANSFER ACT. If, as a result of the transactions contemplated by this Agreement or as a result of any debt financing undertaken by AES or an affiliate of AES or a AES Subsidiary in order to complete the transactions contemplated by this Agreement, the requirements of the Illinois Responsible Property Transfer Act (the "Property Transfer Act") are triggered with respect to any of the real property owned or operated by CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture, CILCORP shall be responsible, at its own cost and expense, for compliance with all of the obligations of the Property Transfer Act, including, without limitation, the preparation of any disclosure document required to be provided to AES or any lender.

    Section 7.12 SIGNATURE AUTHORITY. Effective as of the Closing, at the request of AES, CILCORP shall prepare and deliver to AES a list of all persons with signature authority on the bank accounts of CILCORP and the CILCORP Subsidiaries and all persons with authority to bind CILCORP and any CILCORP Subsidiary to an agreement with an amount in excess of $100,000 or a term longer than one year. CILCORP shall revoke such authority of any person designated by AES, effective as of the morning of the Closing Date.

    Section 7.13 TERMINATION OF EXISTING TAX SHARING AGREEMENTS. CILCORP shall take or cause to be taken all actions necessary such that after the Closing Date, neither CILCORP nor any CILCORP Subsidiary shall have any further rights or liabilities under any agreement existing on or before the Closing Date which relates to the allocation or sharing of Taxes.

    Section 7.14 DEFERRED COMPENSATION PLANS. Prior to the Effective Time, CILCORP will take all actions necessary or appropriate to establish a so-called "rabbi trust" (in form and substance reasonably satisfactory to AES) which shall be used to fund the CILCO Executive Deferral Plan (the "EDP I PLAN"). Upon the establishment of the rabbi trust for the EDP I Plan, CILCORP shall transfer ownership of the CILCORP life insurance policies that currently are intended to fund the EDP I Plan to such trust. After the Effective Time, AES shall cause CILCO to remain the primary obligor of and to honor, in accordance with its terms, the EDP I Plan and the related rabbi trust. Nothing in this Section 7.14 shall require AES or CILCO to allow participants in such plan to defer compensation income that will be earned by the participants on or after the Effective Time.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVALS. The CILCORP Stockholders' Approval shall have been obtained.

    (b) NO INJUNCTIONS OR RESTRAINTS. No judgment, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition (collectively, "RESTRAINTS") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (c) STATUTORY APPROVALS. The AES Required Statutory Approvals and the CILCORP Required Statutory Approvals shall have been obtained, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a AES Material Adverse Effect or a CILCORP Material Adverse Effect, or which would be inconsistent with the agreements of the parties contained herein. The term "Final Order" shall mean action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (d) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

    Section 8.2 CONDITIONS TO OBLIGATION OF CILCORP TO EFFECT THE MERGER. The obligation of CILCORP to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

    (a) PERFORMANCE OF OBLIGATIONS OF AES. AES and Merger Sub each shall have performed in all material respects their respective agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by it at or prior to the Closing Date.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AES set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

    (c) CLOSING CERTIFICATES. CILCORP shall have received a certificate signed by an executive officer of AES, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) hereof and Section 8.2(b) hereof have been satisfied.

    Section 8.3 CONDITIONS TO OBLIGATION OF AES AND MERGER SUB TO EFFECT THE MERGER. The obligation of AES and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

    (a) PERFORMANCE OF OBLIGATIONS OF CILCORP. CILCORP (and/or appropriate CILCORP Subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing Date.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CILCORP set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

    (c) CILCORP MATERIAL ADVERSE EFFECT. Subject to Section 8.3(c) of the CILCORP Disclosure Schedule, no CILCORP Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a CILCORP Material Adverse Effect.

    (d) CILCORP REQUIRED CONSENTS. The CILCORP Required Consents shall have been obtained.

    (e) PUHCA EXEMPTION. The SEC shall have issued an order in form and substance reasonably satisfactory to AES (the "SEC EXEMPTION ORDER") granting AES an exemption from registration as a holding company under PUHCA pursuant to PUHCA Section 3(a)(5), and the SEC Exemption Order shall be in full force and effect on the Closing Date.

    (f) FINANCING. AES shall have the proceeds available pursuant to the Financing sufficient to pay the Aggregate Consideration Amount.

    (g) CLOSING CERTIFICATES. AES shall have received a certificate signed by an executive officer of CILCORP, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.3(a), (b), (c), (d) and (k) hereof have been satisfied.

    (h) AES REQUIRED CONSENTS. The AES Required Consents shall have been obtained.

    (i) NO INJUNCTIONS OR RESTRAINTS AS TO SECOND MERGER. No Restraints preventing the consummation of the Second Merger shall be in effect; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (j) TRIGGER OF CILCORP RIGHTS. No event has occurred or could occur pursuant to this Agreement or otherwise that would result in the triggering of any right or entitlement of CILCORP stockholders under the CILCORP Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans which, in the reasonable judgment of AES, would have or be reasonably likely to result in a CILCORP Material Adverse Effect or materially change the number of outstanding equity securities of CILCORP, and the CILCORP Rights shall not have become nonredeemable by the CILCORP Board of Directors.

    (k) ILLINOIS COMMERCE COMMISSION. (i) The Illinois Commerce Commission shall have issued the Illinois Certification and (ii) AES shall reasonably believe that any order of, approval by or result of any filing, proceeding or notice with the Illinois Commerce Commission required under the Illinois Public Utilities Act in connection with the Merger could not be expected to have an adverse effect on AES' ability to obtain the Financing or on AES, CILCORP or any of the CILCORP Subsidiaries after the Effective Time (the "AES REASONABLE BELIEF STANDARD").

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

    (a) without payment of a termination fee by mutual written consent of CILCORP and AES.

    (b)  by AES or CILCORP under any of the following circumstances:

    (i) without payment of a termination fee, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable.

    (ii) after the eighteen-month anniversary of the date of this Agreement without payment of a termination fee, by written notice to the other party, if the Merger shall not have been consummated on or before the eighteen-month anniversary of the date of this Agreement; provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated, and provided further, that if after the fifteen-month anniversary of the date hereof and prior to the eighteen-month anniversary, CILCORP shall have delivered to AES the CILCORP Certificate as provided in Section 6.2(d), then neither

AES nor CILCORP shall be entitled to terminate under this Section 9.1(b)(ii) until a period of 90 days shall have elapsed from the receipt of the CILCORP Certificate.

   (iii) by written notice to the other party, if the CILCORP Shareholders' Approval shall not have been obtained at the CILCORP Meeting, including any adjournments thereof. In the event this Agreement is terminated pursuant to this
Section 9.1(b)(iii) and at or within twelve months of the date of the CILCORP Meeting, CILCORP enters into any agreement with respect to an Alternative Transaction (as defined below), then within ten business days after the execution of such agreement, CILCORP shall immediately pay in cash to AES by wire transfer of same day funds a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "ACQUISITION TERMINATION FEE"). As used herein, "ALTERNATIVE TRANSACTION" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than AES or the AES Subsidiaries and other than CILCORP and the CILCORP Subsidiaries (a "THIRD PARTY") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding Shares of CILCORP or CILCO, as the case may be, whether from CILCORP or CILCO or pursuant to a tender offer or exchange offer or otherwise,
(ii) any acquisition or proposed acquisition of CILCORP or CILCO by a merger or other business combination (including any so-called "merger of equals" and whether or not CILCORP or CILCO is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, all or substantially all of the assets (including for this purpose the outstanding equity securities of CILCORP or CILCO, and any entity surviving any merger or combination including any of them) of CILCORP or CILCO.

    (iv) by written notice to the other party after the Financing Due Date (as defined below), if the financing condition set forth in Section 8.3(f) has not been satisfied but all conditions to Closing have been satisfied on or prior to such date. The "FINANCING DUE DATE" shall mean that date which is the 90th day after all conditions to Closing set forth in Article VIII have been satisfied other than Section 8.3(f), it being agreed that the 90 days shall not begin to run until all such conditions have been satisfied and AES has received a certificate signed by an executive officer of CILCORP attesting to the satisfaction by CILCORP of the conditions in Sections 8.1 and 8.3(a), (b), (c),
(d) and (k), which certificate shall be dated no earlier than the date on which the last of the conditions set forth in Article VIII has been satisfied. In the event that this Agreement is terminated pursuant to this Section 9.1(b)(iv), AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the product of (x) the Outstanding Shares and (y) $5.00 (the "FINANCING TERMINATION FEE").

    (c) by AES under any of the following circumstances:

    (i) by written notice to CILCORP, if (x) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of CILCORP hereunder, and such breach shall not have been remedied within thirty days after receipt by CILCORP of notice in writing from AES, specifying the nature of such breach and requesting that it be remedied; provided, however that CILCORP shall not be entitled to expend more than $10 million to cure any and all such breaches without the prior written approval of AES; or (y) the Board of Directors of CILCORP (A) shall withdraw or modify in any manner adverse to AES its approval of this Agreement and the transactions contemplated hereby or its recommendation to its stockholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of AES, (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); provided, however, that AES and CILCORP acknowledge and affirm that notwithstanding anything in this Section 9.1(c)(i) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger. In the event this Agreement is terminated pursuant to this Section 9.1(c)(i), CILCORP shall pay AES in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "CILCORP BREACH TERMINATION FEE").

    (ii) by written notice to CILCORP after the nine-month anniversary of the date hereof if the SEC Exemption Order shall not have been issued or irrevocably waived by AES prior to the time such notice is given. In the event this Agreement is terminated pursuant to this Section 9.1(c)(ii), then AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the product of
(x) the Outstanding Shares and (y) $1.00, together with an additional $0.00546448 per day for each day beginning on the later of (A) the day after the nine-month anniversary of the date hereof or (B) five days after the date of any order, approval or result, as the case may be, contemplated by clause (ii) of
Section 8.3(k) hereof, unless AES shall have notified CILCORP within such five-day period that the condition in clause (ii) of Section 8.3(k) hereof has not been satisfied, until the date of termination (up to a maximum of $3.00 under this clause (y)) (the "REGULATORY TERMINATION FEE"); provided, however, that the Regulatory Termination Fee shall not be payable to CILCORP if the failure to obtain the SEC Exemption Order by the nine-month anniversary of the date hereof has been caused by breach of this Agreement by CILCORP or by any action or omission by CILCORP after the date hereof unless taken at the direction of AES.

   (iii) without payment of a termination fee by AES or CILCORP by written notice to CILCORP after the one-year anniversary of the date hereof if any approvals or other actions of the Illinois Commerce Commission required under the Illinois Public Utilities Act have either not been issued, or if issued or taken, such order, approval or other actions shall not meet the AES Reasonable Belief Standard set forth in clause (ii) of Section 8.3(k) hereof, provided however that AES may terminate this Agreement (without payment of a termination fee by AES or CILCORP) by written notice to CILCORP after the eighth-month anniversary of the date hereof if AES does not reasonably believe that within the above-referenced one-year period the AES Reasonable Belief Standard set forth in the clause (ii) of Section 8.3 (k) hereof will be satisfied with respect to such approvals or other actions.

    (d)  by CILCORP under any of the following circumstances:

    (i) by written notice to AES, if there shall have been any material breach of any representation or warranty contained in Sections 5.1, 5.2 and 5.5 hereof, or any material breach of any covenant or agreement of AES hereunder, and such breach shall not have been remedied within thirty days after receipt by AES of notice in writing from CILCORP, specifying the nature of such breach and requesting that it be remedied. In the event this Agreement is terminated pursuant to this Section 9.1(d)(i), AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "AES BREACH TERMINATION FEE").

    (ii) in accordance with clause (iii) of the proviso to the first sentence of
Section 7.8(a) hereof, by written notice to AES; provided that, in order for the termination of this Agreement pursuant to this subparagraph (ii) to be deemed effective, CILCORP shall have complied with all provisions of Section 7.8 hereof. In the event this Agreement is terminated pursuant to this Section 9.1(d)(ii), CILCORP shall pay AES within ten days in cash by wire transfer of same day funds a termination fee in an amount equal to the Acquisition Termination Fee.

   (iii) by written notice to AES after the 18-month anniversary of the date hereof, if all conditions to Closing have been satisfied, other than the issuance of the SEC Exemption Order and CILCORP delivers to AES a certificate signed by an executive officer of CILCORP attesting to the satisfaction by CILCORP of the conditions in Sections 8.1 and 8.3(a), (b), (c), (d) and (k) (the "SECTION 9.1(D) CERTIFICATE") then within 10 business days of the receipt of the
Section 9.1(d) Certificate, AES shall pay to CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the Regulatory Termination Fee.

    (iv) without payment of a termination fee by AES or CILCORP, upon two business days' written notice to AES after the six-month anniversary of the date hereof if the Illinois Certification shall not have been issued or waived by AES prior to or within two business days after the time such notice is given.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CILCORP or AES pursuant to Section 9.1, there shall be no liability on the part of either CILCORP or AES or their respective officers or directors hereunder, except that Section 7.8, Section 9.1, Section 9.2 and
Section 9.3, the agreement contained in the last sentence of Section 7.1 and in
Section 10.6 shall survive the termination.

    Section 9.3  TERMINATION FEES; EXPENSES.

    (a) EXPENSES.The parties agree that the termination fees contained in
Article IX are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Agreement, if one party fails to promptly pay to the other any fee or expense due under Article IX, in addition to any amounts paid or payable pursuant to such Section, the party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    (b) LIMITATION OF FEES. Notwithstanding anything herein to the contrary, AES shall in no event be liable or required to pay to CILCORP more than one of
(A) the Regulatory Termination Fee, (B) the Financing Termination Fee or (C) the AES Breach Termination Fee.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the stockholders of CILCORP and prior to the Effective Time, but after such approval, no such amendment shall (a) alter or change the Per Share Amount under
Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of CILCORP Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of CILCORP or AES, without the further approval of CILCORP stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

    Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                            (i) If to AES or Merger Sub, to:

                                The AES Corporation
                                 1001 North 19th Street, 20th Floor
                                 Arlington, Virginia 22209
                                 Attention: General Counsel
                                 Telephone: 703-522-1315
                                 Facsimile: 703-528-4510

                            with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                                 1440 New York Avenue, N.W.
                                 Washington, DC 20005
                                 Attention: Michael P. Rogan, Esq.
                                         Marcia R. Nirenstein,Esq.
                                 Telephone: 202-371-7000
                                 Facsimile: 202-393-5760

                               and

                            (ii) if to CILCORP, to:

                                 CILCORP Inc

                                 300 Hamilton Boulevard, Suite 300
                                Peoria, Illinois 61602
                                Attention: John G. Sahn, Esq.
                                Telephone: 309-675-8822
                                Facsimile: 309-675-8888
                                with a copy to:

                                 Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                                New York, New York 10004
                                Attention: Stephen R. Rusmisel, Esq.
                                Telephone: 212-858-1000
                                Facsimile: 212-858-1500

    Section 10.3 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Illinois Act.

    Section 10.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.5 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.6 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or any New York state court in the County of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the County of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court sitting in the County of New York.

    Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.8 FURTHER ASSURANCES. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

    Section 10.9 WAIVER OF JURY TRIAL. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

    Section 10.10 CERTAIN DEFINITIONS. The term "AFFILIATE," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. The term "CONTROL" (including, with its correlative meanings, "controlled by" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    IN WITNESS WHEREOF, AES, CILCORP and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.

                                THE AES CORPORATION

                                By:  /s/ THOMAS A. TRIBONE
                                     ---------------------------
                                     Name: Thomas A. Tribone
                                     Title: EXECUTIVE VICE PRESIDENT

                                CILCORP Inc.

                                By:  /s/ ROBERT O. VIETS
                                     ---------------------------
                                     Name: Robert O. Viets
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                                MIDWEST ENERGY, INC.

                                By:  /s/ THOMAS A. TRIBONE
                                     ---------------------------
                                     Name: Thomas A. Tribone
                                     Title: EXECUTIVE VICE PRESIDENT

                                                                         ANNEX B

                      OPINION OF SALOMON SMITH BARNEY INC.

SALOMON SMITH BARNEY

A Member of Travelers Group

November 22, 1998

Board of Directors

CILCORP, Inc.

300 Hamilton Blvd.

Suite 300

Peoria, IL 61602

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value ("Company Common Stock"), of CILCORP, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with and into a wholly owned subsidiary ("Merger Sub") of AES Corporation ("Parent"), pursuant to an Agreement and Plan of Merger (the "Agreement"), dated as of November 22, 1998, by and among the Company, parent and Merger Sub.

As more specifically set forth in the Agreement and subject to the terms and conditions thereof, upon the effectiveness of the Merger, each issued and outstanding share of the Company Common Stock (other than shares owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of Parent or the Company and any shares whose holders exercise their dissenters' rights pursuant to the Agreement and applicable law), together with all associated purchase rights, will be converted into and represent the right to receive cash in the amount of $65 (the "Merger Consideration"), without interest, and the surviving corporation will be a wholly owned subsidiary of Parent.

In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. In connection with our engagement we were not requested to, and did not, solicit third party indications of interests in respect of the acquisition of all or a part of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have to assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company, we have been advised by the management of the Company that such forecasts have been reasonably prepared on bases reflecting its best currently available estimates and judgments, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company.

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, directed only to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Company Common Stock in connection with the Merger and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Agreement or the Merger.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon initial delivery of this fairness opinion and the remainder of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and Parent for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent in the ordinary course of their businesses.

This opinion is intended solely for the benefit and use of the Board of Directors of the Company in considering the transaction to which it relates and may not be used for any purpose or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

SALOMON SMITH BARNEY

                                                                         ANNEX C

                       ILLINOIS BUSINESS CORPORATION ACT
                         DISSENTERS' RIGHTS PROVISIONS
                        SECTION 11.65.--RIGHT TO DISSENT

Section. 11.65. Right to dissent.

(a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

    (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 [805 ILCS 5/11.20] or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

    (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

    (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

        (i) alters or abolishes a preferential right of such shares;

        (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

       (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

    (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
        Section 11.70 [805 ILCS 5/11.70] or as may be otherwise provided in the articles, by-laws or resolution.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

(c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

                      SECTION 11.70--PROCEDURE TO DISSENT

Section. 11.70. Procedure to Dissent.

(a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

(c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than

    16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection
    (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

    (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

    (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

(j) As used in this Section:

    (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

    (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                  CILCORP INC.
                         300 HAMILTON BLVD., SUITE 300
                             PEORIA, ILLINOIS 61602

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints R. O. Viets and J. G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1999 Special Meeting of Shareholders of CILCORP Inc. (the "Special Meeting") to be held May 20, 1999, or at any adjournment thereof, upon the items set forth in the notice of meeting and proxy statement relating thereto and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM NO. 1

IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

THE ACCOMPANYING PROXY STATEMENT INCLUDES A SUMMARY OF THE TERMS OF THE MERGER AGREEMENT AND CERTAIN RELATED INFORMATION. WE ENCOURAGE YOU TO READ THIS DOCUMENT CAREFULLY.

       IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ITEM NO. 1
                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Item No. 1--To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") among CILCORP Inc., The AES Corporation, a Delaware corporation ("AES"), and Midwest Energy, Inc., an Illinois corporation and a wholly-owned subsidiary of AES which has been specially created for the transactions contemplated by the Merger Agreement ("Midwest"). Pursuant to the Merger Agreement, Midwest will be merged with and into CILCORP (the "Merger"), and CILCORP will become a wholly-owned subsidiary of AES.

       FOR               AGAINST             ABSTAIN

       / /                 / /                 / /

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW. EACH JOINT OWNER SHOULD ALSO SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, CORPORATE OFFICER OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

DATE: ____________________________________________________________________, 1999
________________________________________________________________________________
SIGNATURE(S)

________________________________________________________________________________

      -  REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY
                                  ENVELOPE.  -